=============================================================================


                                LOAN AGREEMENT

                                   between

                     SL GREEN OPERATING PARTNERSHIP, L.P.

                                     and

                               SLG GRAYBAR LLC

                                     and

                              SLG GRAYBAR 2 LLC

                                     and

                          NEW GREEN 1140 REALTY LLC

                                     and

                              SLG 17 BATTERY LLC


                                     and

                            SL GREEN REALTY CORP.

                                     and

                        LEHMAN BROTHERS HOLDINGS INC.
                       D/B/A LEHMAN CAPITAL, A DIVISION
                      OF LEHMAN BROTHERS HOLDINGS INC.,
     Individually as a Co-Lender and as Agent for one or more Co-Lenders and as Syndication Agent

                          Dated as of March 20, 1998

                               $275,000,000.00

=============================================================================


                              TABLE OF CONTENTS

                                                                         PAGE

SECTION 1.     DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.01   Definitions     . . . . . . . . . . . . . . . . . . . . 1
                    -----------

SECTION 2.     AMOUNT AND TERMS OF FACILITY.  . . . . . . . . . . . . . .  25
     Section 2.01   Advances  . . . . . . . . . . . . . . . . . . . . . .  25
                    --------
     Section 2.02   Notice of Borrowing.  . . . . . . . . . . . . . . . .  26
                    -------------------
     Section 2.03   Disbursement of Funds.  . . . . . . . . . . . . . . .  26
                    ---------------------
     Section 2.04   The Note  . . . . . . . . . . . . . . . . . . . . . .  27
                    --------
     Section 2.05   Interest. . . . . . . . . . . . . . . . . . . . . . .  27
                    --------
     Section 2.06   Intentionally Deleted.  . . . . . . . . . . . . . . .  28
                    ---------------------
     Section 2.07   Intentionally Deleted.  . . . . . . . . . . . . . . .  28
                    ---------------------
     Section 2.08   Intentionally Deleted.  . . . . . . . . . . . . . . .  28
                    ---------------------
     Section 2.09   Extension of Maturity Date.   . . . . . . . . . . . .  28
                    --------------------------
     Section 2.10.  Principal Payments. . . . . . . . . . . . . . . . . .  29
                    ------------------
     Section 2.11   Voluntary Prepayments.  . . . . . . . . . . . . . . .  29
                    ---------------------
     Section 2.12   Intentionally Deleted.  . . . . . . . . . . . . . . .  29
                    ---------------------
     Section 2.13   Application of Payments and Prepayments.  . . . . . .  29
                    ---------------------------------------
     Section 2.14   Method and Place of Payment.  . . . . . . . . . . . .  29
                    --------------------------
     Section 2.15   Intentionally Deleted.  . . . . . . . . . . . . . . .  30
                    ---------------------
     Section 2.16   Interest Rate Unascertainable, Increased Costs,
                    -----------------------------------------------
                    Illegality. . . . . . . . . . . . . . . . . . . . . .  30
                    ----------
     Section 2.17   Funding Losses. . . . . . . . . . . . . . . . . . . .  32
                    --------------
     Section 2.18   Increased Capital.  . . . . . . . . . . . . . . . . .  32
                    -----------------
     Section 2.19   Taxes.  . . . . . . . . . . . . . . . . . . . . . . .  33
                    -----
     Section 2.20   Use of Proceeds and Limitations on Advances.    . . .  34
                    -------------------------------------------
     Section 2.21   Addition of 321 West 44/th/ Street  . . . . . . . . .  35
                    ----------------------------------
     Section 2.22   Intentionally Deleted . . . . . . . . . . . . . . . .  37
                    ---------------------
     Section 2.23   Intentionally Deleted.  . . . . . . . . . . . . . . .  37
                    ---------------------
     Section 2.24   Decision Making by Agent  . . . . . . . . . . . . . .  37
                    ------------------------
     Section 2.25   Additional Assets . . . . . . . . . . . . . . . . . .  38
                    -----------------
     Section 2.26   Pro Rata Interests  . . . . . . . . . . . . . . . . .  38
                    ------------------

SECTION 3.     CONDITIONS PRECEDENT.  . . . . . . . . . . . . . . . . . .  39
     Section 3.01   Conditions Precedent to Initial Advance . . . . . . .  39
                    ---------------------------------------
     Section 3.02   Conditions Precedent to All Advances of the Loan. . .  44
                    ------------------------------------------------
     Section 3.03   Acceptance of Borrowings. . . . . . . . . . . . . . .  46
                    ------------------------
     Section 3.04   Sufficient Counterparts.  . . . . . . . . . . . . . .  46
                    -----------------------

SECTION 4.     REPRESENTATIONS AND WARRANTIES.  . . . . . . . . . . . . .  46
     Section 4.01   Organizational Status.  . . . . . . . . . . . . . . .  46
                    ---------------------
     Section 4.02   Power and Authority.  . . . . . . . . . . . . . . . .  46
                    -------------------
     Section 4.03   No Violation. . . . . . . . . . . . . . . . . . . . .  47
                    ------------
     Section 4.04   Litigation. . . . . . . . . . . . . . . . . . . . . .  47
                    ----------
     Section 4.05   Financial Statements: Financial Condition; etc. . . .  47
                    ----------------------------------------------
     Section 4.06   Solvency. . . . . . . . . . . . . . . . . . . . . . .  47
                    --------
     Section 4.07   Material Adverse Change.  . . . . . . . . . . . . . .  48
                    -----------------------
     Section 4.08   Use of Proceeds; Margin Regulations.  . . . . . . . .  48
                    -----------------------------------
     Section 4.09   Governmental Approvals. . . . . . . . . . . . . . . .  48
                    ----------------------
     Section 4.10   Completed Repairs.  . . . . . . . . . . . . . . . . .  48
                    -----------------
     Section 4.11   Tax Returns and Payments. . . . . . . . . . . . . . .  48
                    ------------------------
     Section 4.12   ERISA.  . . . . . . . . . . . . . . . . . . . . . . .  48
                    -----
     Section 4.13   Closing Date Transactions.  . . . . . . . . . . . . .  49
                    -------------------------
     Section 4.14   Representations and Warranties in Loan Documents. . .  49
                    ------------------------------------------------
     Section 4.15   True and Complete Disclosure. . . . . . . . . . . . .  49
                    ----------------------------
     Section 4.16   Ownership of Real Property Assets; Existing Security
                    ----------------------------------------------------
                    Instruments . . . . . . . . . . . . . . . . . . . . .  50
                    -----------
     Section 4.17   No Default. . . . . . . . . . . . . . . . . . . . . .  50
                    ----------
     Section 4.18   Licenses, etc.  . . . . . . . . . . . . . . . . . . .  50
                    -------------
     Section 4.19   Compliance With Law.  . . . . . . . . . . . . . . . .  51
                    -------------------
     Section 4.20   Brokers . . . . . . . . . . . . . . . . . . . . . . .  51
                    -------
     Section 4.21   Judgments . . . . . . . . . . . . . . . . . . . . . .  51
                    ---------
     Section 4.22   Property Manager  . . . . . . . . . . . . . . . . . .  51
                    ----------------
     Section 4.23   Assets of the REIT  . . . . . . . . . . . . . . . . .  51
                    ------------------
     Section 4.24   REIT Status . . . . . . . . . . . . . . . . . . . . .  52
                    -----------
     Section 4.25   Operations  . . . . . . . . . . . . . . . . . . . . .  52
                    ----------
     Section 4.26   Stock . . . . . . . . . . . . . . . . . . . . . . . .  52
                    -----
     Section 4.27   Ground Leases . . . . . . . . . . . . . . . . . . . .  52
                    -------------
     Section 4.28   Guarantors  . . . . . . . . . . . . . . . . . . . . .  52
                    ----------
     Section 4.29   Status of Property  . . . . . . . . . . . . . . . . .  52
                    ------------------
     Section 4.30   Survival  . . . . . . . . . . . . . . . . . . . . . .  55
                    --------

SECTION 5.     AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . .  55
     Section 5.01   Financial Reports . . . . . . . . . . . . . . . . . .  55
                    -----------------
     Section 5.02   Books, Records and Inspections  . . . . . . . . . . .  58
                    ------------------------------
     Section 5.03   Maintenance of Insurance. . . . . . . . . . . . . . .  58
                    ------------------------
     Section 5.04   Taxes . . . . . . . . . . . . . . . . . . . . . . . .  62
                    -----
     Section 5.05   Corporate Franchises; Conduct of Business . . . . . .  62
                    -----------------------------------------
     Section 5.06   Compliance with Law.  . . . . . . . . . . . . . . . .  63
                    -------------------
     Section 5.07   Performance of Obligations. . . . . . . . . . . . . .  63
                    --------------------------
     Section 5.08   Stock . . . . . . . . . . . . . . . . . . . . . . . .  63
                    -----
     Section 5.09   Change in Rating  . . . . . . . . . . . . . . . . . .  63
                    ----------------
     Section 5.10   Maintenance of Properties.  . . . . . . . . . . . . .  63
                    -------------------------
     Section 5.11   Compliance with ERISA.  . . . . . . . . . . . . . . .  63
                    ---------------------
     Section 5.12   Settlement/Judgment Notice  . . . . . . . . . . . . .  65
                    --------------------------
     Section 5.13   Acceleration Notice . . . . . . . . . . . . . . . . .  65
                    -------------------
     Section 5.14   Intentionally Deleted.  . . . . . . . . . . . . . . .  65
                    ---------------------
     Section 5.15   Intentionally Deleted.  . . . . . . . . . . . . . . .  65
                    ---------------------
     Section 5.16   Intentionally Deleted.  . . . . . . . . . . . . . . .  65
                    ---------------------
     Section 5.17   Intentionally Deleted.  . . . . . . . . . . . . . . .  65
                    ---------------------
     Section 5.18   Intentionally Deleted.  . . . . . . . . . . . . . . .  65
                    ---------------------
     Section 5.19   Intentionally Deleted.  . . . . . . . . . . . . . . .  65
                    ---------------------
     Section 5.20   Intentionally Deleted . . . . . . . . . . . . . . . .  65
                    ---------------------
     Section 5.21   Manager . . . . . . . . . . . . . . . . . . . . . . .  65
                    -------
     Section 5.22   Further Assurances  . . . . . . . . . . . . . . . . .  65
                    ------------------
     Section 5.23   REIT Status . . . . . . . . . . . . . . . . . . . . .  66
                    -----------
     Section 5.24   Additional Covenants  . . . . . . . . . . . . . . . .  66
                    --------------------
     Section 5.25   Intentionally Deleted.  . . . . . . . . . . . . . . .  66
                    ---------------------
     Section 5.26   Keep Well Covenants.  . . . . . . . . . . . . . . . .  66
                    -------------------
     Section 5.27   Existing Environmental Conditions, Required Repairs and
                    -------------------------------------------------------
                    Preparation of Environmental Reports  . . . . . . . .  66
                    ------------------------------------
     Section 5.28   Intentionally Deleted.  . . . . . . . . . . . . . . .  67
                    ---------------------
     Section 5.29   Compliance with Terms of Leaseholds . . . . . . . . .  67
                    -----------------------------------
     Section 5.30   Equity or Debt Offerings  . . . . . . . . . . . . . .  67
                    ------------------------
     Section 5.31   Notice of Certain Events  . . . . . . . . . . . . . .  68
                    ------------------------
     Section 5.32   17 Battery Place Condominium  . . . . . . . . . . . .  68
                    ----------------------------

SECTION 6.     NEGATIVE COVENANTS.  . . . . . . . . . . . . . . . . . . .  68
     Section 6.01   Bar Building and 17 Battery Place.  . . . . . . . . .  68
                    ---------------------------------
     Section 6.02   Intentionally Deleted . . . . . . . . . . . . . . . .  68
                    ---------------------
     Section 6.03   Liens.  . . . . . . . . . . . . . . . . . . . . . . .  68
                    -----
     Section 6.04   Restriction on Fundamental Changes. . . . . . . . . .  69
                    ----------------------------------
     Section 6.05   Transactions with Affiliates. . . . . . . . . . . . .  69
                    ----------------------------
     Section 6.06   Plans.  . . . . . . . . . . . . . . . . . . . . . . .  69
                    -----
     Section 6.07   Distributions . . . . . . . . . . . . . . . . . . . .  70
                    -------------
     Section 6.08   Tenant Concentration  . . . . . . . . . . . . . . . .  70
                    --------------------
     Section 6.09   Restriction on Indebtedness . . . . . . . . . . . . .  70
                    ---------------------------
     Section 6.10   Real Property Assets  . . . . . . . . . . . . . . . .  70
                    --------------------
     Section 6.11   Intentionally Deleted.  . . . . . . . . . . . . . . .  71
                    ---------------------
     Section 6.12   Organizational Documents  . . . . . . . . . . . . . .  71
                    ------------------------
     Section 6.13   Intentionally Deleted . . . . . . . . . . . . . . . .  71
                    ---------------------
     Section 6.14   Intentionally Deleted . . . . . . . . . . . . . . . .  71
                    ---------------------
     Section 6.15   Restrictions on Investments . . . . . . . . . . . . .  71
                    ---------------------------

SECTION 7.     EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . .  72
     Section 7.01   Events of Default.  . . . . . . . . . . . . . . . . .  72
                    -----------------
     Section 7.02   Rights and Remedies.  . . . . . . . . . . . . . . . .  75
                    -------------------

SECTION 8.     INTENTIONALLY DELETED  . . . . . . . . . . . . . . . . . .  76

SECTION 9.     MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . .  76

     Section 9.01   Payment of Agent's and Syndication Agent's Expenses,
                    ----------------------------------------------------
                    Indemnity, etc  . . . . . . . . . . . . . . . . . . .  76
                    --------------
     Section 9.02   Notices.  . . . . . . . . . . . . . . . . . . . . . .  77
                    -------
     Section 9.03   Successors and Assigns  . . . . . . . . . . . . . . .  79
                    ----------------------
     Section 9.04   Amendments and Waivers. . . . . . . . . . . . . . . .  79
                    ----------------------
     Section 9.05   No Waiver; Remedies Cumulative. . . . . . . . . . . .  80
                    ------------------------------
     Section 9.06   Governing Law; Submission to Jurisdiction.  . . . . .  80
                    -----------------------------------------
     Section 9.07   Confidentiality Disclosure of Information.  . . . . .  80
                    -----------------------------------------
     Section 9.08.  Recourse  . . . . . . . . . . . . . . . . . . . . . .  81
                    --------
     Section 9.09.  Sale of Loan, Co-Lenders, Participations and
                    --------------------------------------------
                    Servicing . . . . . . . . . . . . . . . . . . . . . .  81
                    ---------
     Section 9.10   Borrower's and the REIT's Assignment. . . . . . . . .  84
                    ------------------------------------
     Section 9.11   Counterparts. . . . . . . . . . . . . . . . . . . . .  84
                    ------------
     Section 9.12   Effectiveness.  . . . . . . . . . . . . . . . . . . .  84
                    -------------
     Section 9.13   Headings Descriptive. . . . . . . . . . . . . . . . .  84
                    --------------------
     Section 9.14   Marshaling; Recapture.  . . . . . . . . . . . . . . .  84
                    ---------------------
     Section 9.15   Severability. . . . . . . . . . . . . . . . . . . . .  85
                    ------------
     Section 9.16   Survival. . . . . . . . . . . . . . . . . . . . . . .  85
                    --------
     Section 9.17   Domicile of Loan Portions.  . . . . . . . . . . . . .  85
                    -------------------------
     Section 9.18   Intentionally Deleted.  . . . . . . . . . . . . . . .  85
                    ---------------------
     Section 9.19   Calculations; Computations  . . . . . . . . . . . . .  85
                    --------------------------
     Section 9.20   WAIVER OF TRIAL BY JURY . . . . . . . . . . . . . . .  85
                    -----------------------
     Section 9.21   No Joint Venture  . . . . . . . . . . . . . . . . . .  85
                    ----------------
     Section 9.22   Estoppel Certificates.  . . . . . . . . . . . . . . .  85
                    ---------------------
     Section 9.23   No Other Agreements.  . . . . . . . . . . . . . . . .  86
                    -------------------
     Section 9.24   Controlling Document. . . . . . . . . . . . . . . . .  86
                    --------------------
     Section 9.25   No Benefit to Third Parties.  . . . . . . . . . . . .  86
                    ---------------------------
     Section 9.26   Joint and Several.  . . . . . . . . . . . . . . . . .  87
                    -----------------

                                  SCHEDULES

Schedule 1          Mortgaged Assets
Schedule 2          List of Real Property Assets
Schedule 3          Loan Parties, Operating Entities and Subsidiaries
Schedule 4          Required Estoppel Certificates
Schedule 5          Litigation
Schedule 6          Employee Benefit Plans
Schedule 7          Intentionally Deleted
Schedule 8          REIT Assets
Schedule 9A         REIT Business Operations
Schedule 9B         Borrower Business Operations
Schedule 10         Ground Leases
Schedule 11         Mortgage Assets
Schedule 12         Exception to Representations and Warranties
Schedule 13         Permitted Investments
Schedule 14         Guarantors
Schedule 15         Management Agreements
Schedule 16         Post-Closing Repairs
Schedule 17         Existing Mortgage Debt
Schedule 18         Graybar Leases


                                   EXHIBITS

Exhibit A      Notice of Borrowing
Exhibit B      The Note
Exhibit C      Intentionally Deleted
Exhibit D      Intentionally Deleted
Exhibit E      Voluntary Prepayment Notice
Exhibit F      Assignment of Management Agreement
               and Subordination of Management Fees
Exhibit G      Ground Lease Estoppel
Exhibit H      Compliance Certificate
Exhibit I      The Guaranty

          THIS LOAN AGREEMENT, dated as of March ____, 1998 is made among SL GREEN OPERATING PARTNERSHIP, L.P. (the "Partnership"), SLG GRAYBAR LLC, SLG GRAYBAR 2 LLC, NEW GREEN 1140 REALTY LLC, and SLG 17 BATTERY LLC (collectively, the "Borrower"), SL GREEN REALTY CORP. (the "REIT") and LEHMAN BROTHERS HOLDINGS INC., D/B/A LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, ("Lehman") individually as a Co-Lender ("Lender") and as Agent for one or more Co-Lenders ("Agent") and as Syndication Agent ("Syndication Agent").

          SECTION 1.     DEFINITIONS.

          Section 1.01   Definitions.  As used herein, the following terms
                         -----------
shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

          "Acquisition Properties" shall mean, individually and collectively,
           ----------------------
as the context may require, The Graybar Building, 1466 Broadway and 321 West 44th Street; all of which are located in the City of New York and State of New York.

          "Adjusted NOI" shall mean for any Real Property Asset, the product
           ------------
of (i) Net Operating Income for the three (3) month period immediately preceding the date of determination, multiplied by (ii) four (4); for the purposes of this definition, the Adjusted NOI for the Bar Building shall mean, until and unless Borrower shall own the fee simple and leasehold title to the Bar Building, the product of (a) the lesser of (1) the actual cash received and applied to interest then due to Borrower under the Bar Building Loan Documents during the three (3) month period immediately preceding the date of determination on account of the interest becoming payable during such period, less Minimum Capital Expenditures Reserves and Minimum Management Fees for such period and (2) the Net Operating Income of the Bar Building for such period, less Minium Capital Expenditures Reserves and Minimum Management Fees for such period multiplied by (b) four (4).

          "Advance" shall mean each advance of the principal balance of the
           -------
Loan.

          "Affiliate" shall mean, with reference to a specified Person, any
           ---------
Person that directly or indirectly through one or more intermediaries Controls or is Controlled by or is under common Control with the specified Person and any Subsidiaries (including Consolidated Subsidiaries) of such specified Person.

          "Agent" shall have the meaning provided in the opening paragraph
           -----
of this Agreement and in Section 9.09(e).

          "Agreement" shall mean this Loan Agreement as the same may from
           ---------
time to time hereafter be modified, supplemented or amended.

          "Agreement of Sale" means that certain Amended and Restated
           -----------------
Agreement of Sale dated as of June 23, 1997 between 17 Battery Upper Partners and SLG 17 Battery LLC.

          "Annual Operating Budget" shall have the meaning provided in
           -----------------------
Section 5.01.

          "Applicable Laws"  shall mean all existing and future federal,
           ---------------
state and local laws, statutes, orders, ordinances, rules, and regulations or orders, writs, injunctions or decrees of any court affecting Borrower, any Loan Party or any Real Property Asset, or the use thereof including, but not limited to, all zoning, fire safety and building codes, the Americans with Disabilities Act, and all Environmental Laws (as defined in the Environmental Indemnity).

          "Appraisal" shall mean an appraisal prepared in accordance with the
           ---------
requirements of FIRREA, prepared by an independent third party appraiser holding an MAI designation, who is state licensed or state certified in the State of New York, who meets the requirements of FIRREA and who has at least ten (10) years real estate experience appraising properties of a similar nature and type as 110 E. 42/nd/ Street and who is otherwise reasonably satisfactory to the Agent.

          "Appraisal Period" shall mean, with respect to 110 E.42/nd/ Street,
           ----------------
each eighteen (18) month period commencing on the date of the Appraisal of 110 E.42/nd/ Street that was delivered to Agent prior to Closing and each Appraisal of 110 E. 42/nd/ Street delivered thereafter to Agent pursuant to clause (iii) of the definition of Total Mortgaged Asset Value.

          "Assets" of any Person means all assets of such Person that would,
           ------
in accordance with GAAP, be classified as assets of a company conducting a business the same as or similar to that of such Person, including without limitation, all Real Property Assets and Permitted Investments.

          "Assignment and Assumption" shall have the meaning provided in
           -------------------------
Section 9.09.

          "Assignment of Leases and Rents" shall mean that certain blanket
           ------------------------------
first-priority present assignment of even date herewith giv-Lender and Syndication Agent of all present and future leases of all or any part of the Mortgaged Assets and all renewals thereof and all rents, additional rents, revenues, issues and profits derived from the Mortgaged Assets.

          "Bankruptcy Code" shall mean Title 11 of the United States Code
           ---------------
entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable applicable foreign laws relating to bankruptcy, insolvency or creditors' rights.

          "Bar Building" shall mean those certain Real Property Assets
           ------------
located at 36 West 44/th/ Street, New York, New York and 35 West 43/rd/ Street, New York, New York.

          "Bar Building Asset" shall mean the Bar Building and the Bar
           ------------------
Building Loan Documents .

          "Bar Building Event of Default" shall mean a "Forbearance
           -----------------------------
Termination  Default",  as  such  term    is  defined  under  the  Settlement
Agreement.

          "Bar Building Loan Documents" shall mean the Bar Building Notes,
           ----------------------------
the Bar  Building Mortgages,  the Settlement Agreement,  the Cash  Management
Agreement, the Transfer and Escrow Agreement, the Bar Building Management Agreement and any other documents or instruments evidencing, recurring, or guaranteeing the Bar Building Notes or perfecting Borrower's Lien on the Bar Building.

          "Bar Building Management Agreement" shall mean that certain
           ---------------------------------
management agreement dated June 2, 1996 between the Bar Building Mortgagor and SL Green Management Corp. with respect to the Bar Building.

          "Bar Building Mortgages" shall mean the mortgages securing the Bar
           ----------------------
Building Notes and encumbering the Bar Building, as more fully described therein.

          "Bar Building Mortgagor" shall mean, collectively, Bar Building
           ----------------------
Associates Joint Venture, a New York joint venture with respect to the fee interest in 36 West 44th Street, New York, New York and Lawplaza, Inc., a New York corporation with respect to the leasehold estate in 35 West 43rd Street, New York, New York, together with their respective successors and assigns.

          "Bar Building Notes" shall mean those two certain mortgage notes
           ------------------
in the principal amount of $15,000,000.00 and $3,000,000.00, respectively, and more particularly described on Schedule 11 attached hereto, as the same may be modified, amended or supplemented.

          "Base Rate" shall mean, on any particular date, a rate per annum
           ---------
equal to the rate of interest publicly announced by Agent as its prime rate in effect on such day, with any change in said rate to be effective as of the date of such change; however, if Lehman is the Agent or if any successor agent does not announce its rate or ceases to announce a primet on such day, with any change in the Base Rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate; provided, however, that if more than one prime rate is published in The Wall Street Journal for a day, the average of the prime rates shall be used; provided, further, however, that the prime rate (or the average of the prime rates) will be rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%.

          In the event that The Wall Street Journal should cease or temporarily interrupt publication, then the Base Rate shall mean the daily average prime rate published in another business newspaper, or business section of a newspaper, of national standing chosen by Agent. If The Wall Street Journal resumes publication, the substitute index will immediately be replaced by the prime rate published in The Wall Street Journal.

          In the event that a prime rate is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Agent shall select a comparable interest rate index which is readily available to Borrower and verifiable by Borrower but is beyond the control of Agent or any Co-Lender. Agent shall give Borrower prompt written notice of its choice of a substitute index and when the change became effective.

          Such substitute index will also be rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%.

          The determination of the Base Rate by Agent shall be conclusive absent manifest error.

          "Base Rate Margin" means the applicable percentage per annum set
           ----------------
forth in the column "Base Rate Margin" determined by cross indexing the column corresponding to the principal balance of the Loan and the row corresponding to the applicable time period in the matrix set forth below:

                               BASE RATE MARGIN
                               ----------------

                              Outstanding Principal Balance of the Loan
                                           $240,000,000
                                              or more
                           Less than       but less than       $260,000,000
        Time Period       $240,000,000     $260,000,000           or more
-----------------------------------------------------------------------------
March 18, 1998                  .5%                 .8%             1.05%
to June 17, 1998
June 18, 1998 to                .8%               1.05%             1.3%
September 17,1998
After                          1.3%               1.55%             1.8%
 September 17, 1998

          The Base Rate Margin shall be determined by reference to the matrix above, and any change in the Base Margin Rate shall be effective immediately upon the date of a change in the outstanding principal balance of the Loan or the applicable period as set forth in the matrix above.

          "Base Rate Portion" shall mean the portion of the Loan made and/or
           -----------------
being maintained at a rate of interest based upon the Base Rate.

          "Best" shall mean A.M. Best Company, Inc.
           ----

          "Book Value" shall mean, with respect to any asset of any Person,
           ----------
the net book value of such assets that is reflected on such Person's consolidated financial statements, including any deduction, adjustment or allowance made at any time for depreciation, amortization, or otherwise as calculated and prepared in accordance with GAAP.

          "Borrower" shall have the meaning provided in the first paragraph
           --------
of this Agreement and any successor Borrower expressly permitted hereunder.

          "Borrowing" shall mean a borrowing of one Type of Advance from
           ---------
Agent and the Co-Lenders on a given date (or resulting from conversions or continuations on a given date), having in the case of Eurodollar Portions the same Interest Period.

          "Business Day" shall mean (i) for all purposes other than as
           ------------
covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which Agent, or any Co-Lender or banking institutions are authorized or required by law or other government actions to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Portions, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks for U.S. dollar deposits in the relevant interbank Eurodollar market.

          "Capital Expenditures" shall mean, for any Person, for any period,
           --------------------
all expenditures made by such Person during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have a useful life of more than one year.

          "Capitalized Lease" as to any Person shall mean (i) any lease of
           -----------------
property, real or personal, the obligations under which are capitalized on the consolidated balance sheet of such Person and its Subsidiaries, and (ii) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

          "Capitalized Lease Obligations" as to any Person shall mean all
           -----------------------------
obligations of such Person and its Subsidiaries under or in respect of Capitalized Leases.

          "Cash Equivalents" shall mean any of the following, to the extent
           ----------------
owned by a Person free and clear of all Liens: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) Federally insured certificates of deposit of or time deposits with any commercial bank that is a Co-Lender or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Services.

          "Cash Management Agreement" shall mean that certain Management
           -------------------------
Agreement dated June 28, 1996 between the Bar Building Mortgagor, SL Green Management Corp. and The Travelers Insurance Company as assigned by various mesne assignments to Borrower, as the same may be modified, amended or supplemented from time to time.

          "Change in Law" shall have the meaning provided in Section 2.19(c).
           -------------

          "Closing Date" shall mean the date of this Agreement.
           ------------

          "Code" shall mean the Internal Revenue Code of 1986, as amended
           ----
from time to time, and any successor statute, together with all final rules and regulations from time to time promulgated thereunder.

          "Co-Lender" shall mean any entity or entities to which Lender sells
           ---------
with novation all or any part of its right, title and interest in, to and under the Loan, and any successors or assigns of Lender or any Co-Lender pursuant to Section 9.09.

          "Commitment" shall mean each Co-Lender's obligations under the Loan
           ----------
Documents to make Advances.

          "Common OP Units" shall mean all limited partnership interests in
           ---------------
the Borrower other than Preferred OP Units.

          "Compliance Certificate" shall have the meaning set forth in
           ----------------------
Section 5.01(b)(ii).

          "Consolidated Subsidiaries" shall mean those Persons (including
           -------------------------
Borrower) set forth on Schedule 3 hereof, and any other Persons required to be consolidated with Borrower or the REIT under GAAP in Borrower's or the REIT's consolidated financial statements, and only for so long as (i) such Persons continue to be required to be consolidated with Borrower or the REIT under GAAP in Borrower's or the REIT's consolidated financial statements or
(ii) none of the events described in Section 7.01(e) have occurred with respect to any such Persons.

          "Contingent Obligation" as to any Person shall mean any obligation
           ---------------------
of such Person guaranteeing or intended to guarantee any Indebtedness, leases (including Capitalized Leases) dividends or other obligations ("primary
                                                                -------
obligations") of any other Person (the "primary obligor") in any manner,
-----------                             ---------------
whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,(ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, solvency or other financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof: provided, however, that the term Contingent Obligation
                    --------  -------
shall not include endorsements of instruments for deposit or collection in the ordinary course of business or obligations of such Person which would not be required to be disclosed under GAAP as liabilities or footnoted on such Person's financial statement. The amount of any accrued or accruable Contingent Obligation shall be determined in accordance with GAAP.

          "Contract Rate" shall mean the rate or rates of interest (which
           -------------
rate shall include the applicable margin added thereto pursuant to the terms of this Agreement) per annum provided for in this Agreement which are applicable to the Loan from time to time so long as no Event of Default has occurred and is continuing. If more than one rate of interest is applicable to the Loan, then, unless the context indicates that the Contract Rate is to be determined for each Loan Portion, the Contract Rate shall be the average of such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%) with such average to be weighted according to the relative size of the Loan Portions to which such different rates are applicable. The determination of the Contract Rate by Agent shall be conclusive absent manifest error.

          "Control" shall mean in (a) in the case of a corporation,
           -------
ownership, directly or through ownership of other entities, of at least ten percent (10%) of all the voting stock (exclusive of stock which is voting only as required by applicable law or in the event of nonpayment of dividends and pays dividends only on a nonparticipating basis at a fixed or floating rate), and (b) in the case of any other entity, ownership, directly or through ownership of other entities, of at least ten percent (10%) of all of the beneficial equity interests therein (calculated by a method that excludes from equity interests, ownership interests that are nonvoting (except as required by applicable law or in the event of nonpayment of dividends or distributions) and pay dividends or distributions only on a non-participating basis at a fixed or floating rate) or, in any case, (c) the power directly or indirectly, to direct or control, or cause the direction of, the management policies of another Person, whether through the ownership of voting securities, general partnership interests, common directors, trustees, officers by contract or otherwise. The terms "controlled" and "controlling" shall have meanings correlative to the foregoing definition of "Control."

          "Current Co-Lender"shall mean each of the Co-Lenders which is not
           -----------------
a Defaulting Co-Lender.

          "Default" shall mean any event, act or condition which shall have
           -------
occurred and which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

          "Default Rate" shall mean for each Loan Portion the lesser of (a)
           ------------
the Maximum Legal Rate or (b) the greater of (i) the rate per annum determined by adding four percent (4%) per annum to (A) the Contract Rate applicable to each Loan Portion immediately prior to a Default until the expiration of the applicable Interest Periods, or (B) the sum of the Eurodollar Rate Margin and the Eurodollar Rate as the same shall adjust each month, thereafter, or (ii) in the event Base Rate is being used pursuant to
Section 2.16 hereof, the rate per annum determined by adding four percent (4%) per annum to the Base Rate as from time to time in effect.

          "Defaulting Co-Lender" shall have the meaning ascribed to it in
           --------------------
Section 9.09(d).

          "Distribution" shall mean any dividends (other than dividends
           ------------
payable solely in equities), distributions, return of capital to any stockholders, general or limited partners or members, distributions or delivery of property or cash to stockholders, general or limited partners or members, or any redemption, retirement, purchase or other acquisition, directly or indirectly, of any shares of any class of capital stock now or hereafter outstanding (or any options or warrants issued with respect to capital stock) general or limited partnership interest, or, without duplication, the setting aside of any funds for the foregoing; provided, however, that the foregoing definition shall not be deemed to include payments of any of the foregoing interests made in the form of salaries, bonuses, wages or similar employee compensation.

          "Dollars" and the symbol "$" each mean the lawful money of the
           -------                  -
United States of America.

          "Domestic Lending Office" shall mean the office set forth in
           -----------------------
Section 9.02 for Agent and the Co-Lenders, or such other office as may be designated from time to time by written notice to Borrower.

          "Employee Benefit Plan" shall mean an employee benefit plan within
           ---------------------
the meaning of Section 3(3) of ERISA.

          "Environmental Indemnity" shall mean that certain environmental
           -----------------------
indemnity agreement dated the date hereof given by Borrower and the REIT to the Agent, individually as a Co-Lender and as Agent, and Lehman as Syndication Agent and Co-Lender, as the same may be supplemented or amended from time to time.

          "Environmental Laws"shall have the meaning provided in the
           ------------------
Environmental Indemnity.

          "Environmental Reports" shall mean written environmental site
           ---------------------
assessments, prepared by independent qualified environmental professionals reasonably acceptable to Agent, for each Real Property Asset, containing the following: (1) a Phase I environmental site assessment analyzing the presence of environmental contaminants, polychlorinated biphenyls or storage tanks and other Hazardous Substances at each of the Real Property Assets, the risk of contamination from off-site Hazardous Substances and compliance with Environmental Laws, such assessments shall be conducted in accordance with ASTM Standard E 1527-93, or any successor thereto published by ASTM, with respect to each of the Real Property Assets, (ii) an asbestos survey of each of the Real Property Assets, which shall include random sampling of materials and air quality testing, (iii) if any of the Real Property Assets is used for residential housing, an assessment of the presence of lead-based paint, lead in water and radon in the improvements (other than units that are not owned or leased by Borrower, the REIT, any other Loan Party or any Affiliate thereof), and (iv) such further site assessments Agent may reasonably require or request due to the results obtained in (i), (ii) or (iii) hereof.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time and any successor statute, together with all final rules and regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any provisions of ERISA substituted therefor.

          "ERISA Controlled Group" means any corporation or entity or trade
           ----------------------
or business or person that is a member of any group described in Section 414(b), (c), (m) or (o) of the Code of which Borrower, the REIT or any Guarantor is a member.

          "Eurocurrency Reserve Requirements" shall mean, with respect to
           ---------------------------------
each day during an Interest Period for Eurodollar Portions, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board or other governmental authority or agency having jurisdiction with respect thereto for determining the maximum reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate" shall mean, for any Interest Period, the
           --------------------
rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to one month which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) two (2) Business Days prior to the first day of such Interest Period. The determination of the Eurodollar Base Rate by Agent shall be conclusive absent manifest error.

          "Eurodollar Lending Office" shall mean the office of Agent (or any
           -------------------------
Co-Lender) designated as such by Agent from time to time by written notice to Borrower.

          "Eurodollar Portions" shall mean each portion of the Loan made
           -------------------
and/or being maintained at a rate of interest calculated by reference to the Eurodollar Rate.

          "Eurodollar Rate" shall mean a rate per annum equal to the
           ---------------
Eurodollar Base Rate, or, if any Co-Lender is subject to Eurocurrency Reserve Requirements, whether or not such reserves are actually incurred or maintained, the average of the Eurodollar Base Rate and the Adjusted
Eurodollar Base Rate (defined below), with such average to be weighted according to the percentage of the Eurodollar Portion subject to such Co-Lender's interest in the Loan and the balance of such Eurodollar Portion. The Adjusted Eurodollar Base Rate shall mean a rate per annum, determined for each day during an Interest Period in accordance with the following formula (rounded upwards to the nearest whole multiple of l/16th of one percent):

                              Eurodollar Base Rate
               ---------------------------------------------
                   1.00 - Eurocurrency Reserve Requirements

          "Eurodollar Rate Margin"  means the applicable percentage per annum
           ----------------------
set forth in the column "Eurodollar Rate Margin" determined by cross indexing the column corresponding to the then outstanding principal balance of the Loan and the row corresponding to the applicable time period in the matrix set forth below:

                    EURODOLLAR RATE MARGIN
                    ----------------------

                                                                        Outstanding Principal Balance of the Loan
           Time Period           Less than $240,000,000           $240,000,000 or more but less    $260,000,000 or more
                                                                  than $260,000,000
   March __, 1998 to June ____,                 1.7%                             2.0%                            2.25%
               1998
 June ___, 1998 to September ___,               2.0%                            2.25%                             2.5%
               1998
    After September ___, 1998                   2.5%                            2.75%                             3.0%


          The Eurodollar Rate Margin for the Eurodollar Rate Portions shall be determined by reference to the matrix above, and any change in the Eurodollar Rate Margin shall be effective immediately upon the date of a change in the outstanding principal balance of the Loan or the applicable time period as set forth the matrix above.

          "Event of Default" shall have the meaning provided in Section 7.
           ----------------

          "Existing Mortgage Debt" shall mean those certain existing
           ----------------------
mortgages, as more particularly described on Schedule 17 attached hereto as the same may be modified, amended or supplemented, which Existing Mortgage Debt encumbers 673 First Avenue, 50 West 23/rd/ Street, 470 Park Avenue South and 29 West 35th Street.

          "Extension Fee" shall mean a non-refundable fee equal to 0.375% of
           -------------
the amount outstanding under the Loan.

          "Facility Amount" shall initially mean U.S. $275,000,000.00, as
           ---------------
such amount may be reduced pursuant to Section 2.11 or otherwise pursuant to the terms and conditions of this Agreement.

          "Federal Reserve Board" shall mean the Board of Governors of the
           ---------------------
Federal Reserve System as constituted from time to time, or any successor thereto in function.

          "Fees" shall mean all amounts payable pursuant to Sections 2.09,
           ----
2.15, 2.17 and 9.01.

          "Fee Letter" shall mean that certain letter agreement between
           ----------
Borrower, the REIT and Lehman dated the date hereof.

          "Financial Covenants" shall mean Sections 6.07, 6.08 and 6.09.
           -------------------

          "FIRREA" means the Financial Institutions Reform, Recovery and
           ------
Enforcement Act of 1989, as amended from time to time.

          "Funding Costs" shall have the meaning provided in Section 2.17.
           -------------

          "Funds from Operations" shall mean consolidated net income (loss)
           ---------------------
before extraordinary items, computed in accordance with GAAP, plus, to the extent deducted in determining net income (loss) and without duplication, (i) gains (or losses) from debt restructuring and sales of property (or adjustments to basis of properties or other assets), (ii) non-recurring charges, (iii) provisions for losses, (iv) real estate related depreciation, amortization and other non-cash charges (excluding amortization of financing costs), and (v) amortization of organizational expenses minus, to the extent included in net income (loss) and without duplication, (a) non-recurring income and (b) equity income (loss) from unconsolidated partnerships and joint ventures less the proportionate share of funds from operations of such partnerships and joint ventures, which adjustments shall be calculated on a consistent basis.

          "Furnished Information" shall have the meaning provided in Section
           ---------------------
4.15.

          "GAAP" shall mean United States generally accepted accounting
           ----
principles on the date hereof and as in effect from time to time during the term of this Agreement, and consistent with those utilized in the preparation of the financial statements referred to in Section 4.05.

          "Graybar Building" shall mean that real property located at 420
           ----------------
Lexington Avenue, New York, New York.

          "Graybar Leases" shall mean all those ground leases, as the same
           --------------
may be assigned and/or amended, affecting the Graybar Building as further described on Schedule 18

          "Graybar Operating Lease" shall mean that certain Operating
           -----------------------
Sublease dated June 1, 1964 between Precision Dynamics Corporation (now New York Graybar Lease L.P.), as sub-sublandlord, and Harry D. Helmsley d/b/a/ Graybar Building Company as sub-subtenant, as sub-subtenant's interest has been assigned to SLG Graybar LLC

          "Ground Lease" shall mean those ground leases described on Schedule
           ------------
10 and any other ground lease that complies with the provisions set forth  in
Section 4.27.

          "Ground Lease Estoppel" shall have the meaning provided in Section
           ---------------------
3.01(a)(xi).

          "Guarantor" shall mean the Loan Parties identified on Schedule 14
           ---------
and each owner, other than the Borrower and the REIT, of a Mortgaged Asset.

          "Guaranty" shall mean a Guaranty of Payment in substantially in
           --------
form as attached hereto as Exhibit "I".
                           ----------

          "Hazardous Substances" shall have the meaning provided in the
           --------------------
Environmental Indemnity.

          "Improvements" shall mean any building, structure, fixture,
           ------------
addition,  enlargement,  extension,  modification,   repair,  replacement  or
improvement now or hereafter located or erected on any Real Property Asset.

          "Increased Capital Costs" shall have the meaning provided in
           -----------------------
Section 2.18.

          "Indebtedness" of any Person shall mean, without duplication, (i)
           ------------
all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (iii) the outstanding undrawn amount of all letters of credit issued for the account of such Person and, without duplication, all un-reimbursed amounts drawn thereunder, (iv) all indebtedness of any other person or entity secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed, (v) all Contingent Obligations of such Person,
(vi) all Unfunded Benefit Liabilities of such Person, (vii) all payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements,
(viii) all indebtedness and liabilities of such Person secured by any Lien or mortgage on any property of such Person, whether or not the same would be classified as a liability on a balance sheet, (ix) the liability of such Person in respect of banker's acceptances and the estimated liability under any participating mortgage, convertible mortgage or similar arrangement, (x) the aggregate principal amount of rentals or other consideration payable by such Person in accordance with GAAP over the remaining unexpired term of all Capitalized Leases of such Person, (xi) all judgments or decrees by a court or courts or competent jurisdiction entered against such Person, (xii) all indebtedness, payment obligations, contingent obligations, etc. of any partnership in which such Person holds a general partnership interest, provided that if such indebtedness is non-recourse, only the portion of such indebtedness equal to such Person's percentage ownership interest in such partnership shall be included in this definition, (xiii) all convertible debt and subordinated debt owed by such Person, (xiv) all Preferred OP Units (if any) and preferred stock issued by such Person that, in either case, are redeemable for cash on a mandatory basis, a cash equivalent, a note receivable or similar instrument or are convertible on a mandatory basis to Indebtedness as defined herein (other than Indebtedness described in clauses
(iii), (vi), (x), (xi) or (xiv) of this definition), and (xv) all obligations, liabilities, reserves and any other items which are listed as a liability on a balance sheet of such Person determined on a consolidated basis in accordance with GAAP, but excluding (A) all general contingency reserves and reserves for deferred income taxes and investment credit and (B) all customary trade payables and accrued expenses not more than sixty (60) days past due and (C) any indebtedness of such Person evidenced by a note or notes that is secured by a pledge of cash or Cash Equivalents with a value equal to or greater than the amount of the related indebtedness and which generates cash flow sufficient to pay all sums due on such indebtedness when the same are due and payable.

          "Indemnitee" shall have the meaning provided in Section 9.01(c).
           ----------

          "Initial Advance" shall mean that certain Advance on the date
           ---------------
hereof in the principal amount of $225,459,896.05; which Initial Advance shall be comprised of $107,613,915.30 in outstanding indebtedness under the Interim Loan Agreement, as the Interim Loan Agreement is amended and restated in its entirety pursuant to the provisions hereof, and $117,845,980.75 in new indebtedness.

          "Intercreditor Agreement" shall have the meaning provided in
           -----------------------
Section 9.04.

          "Interest Period" shall mean for any Eurodollar Portion, a one
           ---------------
month period commencing on the date of the making of any Advance (including the date of any conversion from the Base Rate Portion) and each Interest Period occurring thereafter in respect of such Eurodollar Portion shall commence on the date next succeeding the date on which the next preceding Interest Period expires. If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day. If any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month. No Interest Period in respect of any Eurodollar Portion shall extend beyond the Maturity Date.

          "Interim Loan Agreement" shall mean that certain Loan Agreement
           ----------------------
dated as of August 20, 1997, as amended by that certain First Modification of Loan Agreement and Collateral Account Agreement dated as of September 15, 1997, each between the Partnership, New Green 1140 Realty LLC ("1140 LLC"), the REIT and Agent and as further amended by Letter Agreements dated September 20, 1997, September 29, 1997, and October 20, 1997, between the Partnership, the REIT, 1140 LLC and Agent, and that certain Second Modification of Loan Agreement and Collateral Account Agreement dated December 17, 1997, between the Partnership, the REIT, 1140 LLC, 50W23 LLC and Agent, and as further amended by that certain Third Modification of Loan Agreement and Collateral Account Agreement dated as of December 29, 1997, between the Partnership, the REIT, 50W23 LLC and Agent and that certain Fourth Modification of Loan Agreement and Collateral Account Agreement dated as of January 13, 1998, between the Partnership, the REIT, 50W23 LLC and Agent.

          "Investment Grade Tenant"  shall mean any te- or better as assigned
           -----------------------
by S&P or Baa3 or better as assigned by Moody's.

          "Leases" shall mean all leases and other agreements, whether or not
           ------
in writing, to which an owner of a Real Property Asset is a party or by which such owner is bound, pursuant to which a Person is permitted to use, enjoy or occupy all or any portion of any Real Property Asset, whether heretofore or hereafter entered into.

          "Lien" shall mean any mortgage, deed of trust, pledge,
           ----
hypothecation, collateral assignment, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing, inchoate liens arising under ERISA to secure the Contingent Liabilities of Borrower, the REIT, or any Loan Party, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign in connection with the creation of a security interest.

          "Loan" shall mean, in the aggregate, the then outstanding and
           ----
unpaid Advances made to Borrower under this Agreement and the Note pursuant to the terms hereof, the aggregate outstanding principal amount of which shall not exceed at any time the Facility Amount.

          "Loan Documents" shall mean this Agreement, the Note, the Security
           --------------
Instruments, the Environmental Indemnity, the Assignment of Leases and Rents, the Subordination of Management Agreement, the Ground Lease Estoppel, the Pledge Agreement, each estoppel certificate, each UCC Financing Statement filed in connection herewith, subordination, attornment and non-disturbance agreements, the Intercreditor Agreement and any other documents or instruments evidencing, securing or guaranteeing the Loan.

          "Loan Party" shall mean, individually and collectively, as the
           ----------
context requires, Borrower, the REIT, each Guarantor, and the general partners of Borrower if Borrower is a limited partnership, and the managing members of Borrower if Borrower is a limited liability company.

          "Loan Portion" shall mean the Base Rate Portion and each Eurodollar
           ------------
Portion of the Loan.

          "Majority Co-Lenders" shall have the meaning provided in the
           -------------------
Intercreditor Agreement, provided that prior to Syndication, it shall mean the Lender. With respect to the provisions of this Agreement requiring the consent, approval, disapproval or determination of the Majority Co-Lenders, each Current Co-Lender's Pro Rata Interest shall be used as the means of calculating the Majority Co-Lenders and the term "Majority Co-Lenders" shall mean those Current Co-Lenders whose Pro Rata Interests, at any time, in the aggregate, is equal to or greater than the percentage prescribed in Intercreditor Agreement based solely on the aggregate owned by all Current Co-Lenders; the Pro Rata Interests in the Loan of Defaulting Co-Lenders shall not be taken into account in the calculation of the Majority Co-Lenders.

          "Management Agreements" shall mean those management agreements
           ---------------------
described on Schedule 15, and any subsequent management agreements entered into pursuant to Section 5.21.

          "Manager" shall mean SL Green Management LLC or another wholly
           -------
owned Affiliate or Subsidiary of Borrower.

          "Margin Stock" shall have the meaning provided such term in
           ------------
Regulation U and Regulation G of the Federal Reserve Board.

          "Material Adverse Effect" shall mean any condition which has a
           -----------------------
material adverse effect upon (i) the business, operations, properties, assets or condition (financial or otherwise) of Borrower or the REIT or any of the Loan Parties, taken as a whole, or (ii) the ability of Borrower or the REIT or the Loan Parties to perform, or of Agent, or any Co-Lender to enforce, any of the Obligations.

          "Maturity Date" shall mean March 17, 1999, as such date may be
           -------------
extended pursuant to Section 2.09(b) or such earlier date on which the principal balance of the Loan and all other sums due in connection with the Loan shall be due as a result of the acceleration of the Loan.

          "Maximum Legal Rate" shall mean the maximum nonusurious interest
           ------------------
rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

          "Minimum Capital Expenditure Reserves" shall mean, for any Real
           ------------------------------------
Property Asset, $0.40 per net rentable square foot of such Real Property Asset per annum, or, for any shorter period, such amount multiplied by a fraction the numerator of which is the length of the applicable period in months (or portions thereof) and the denominator of which is 12.

          "Minimum Leasing Commission Reserves" shall mean for any Real
           -----------------------------------
Property Asset, $0.51 per net rentable square foot of such Real Property Asset per annum, or, for any shorter period, such amount multiplied by a fraction the numerator of which is the length of the applicable period in months (or portions thereof) and the denominator of which is 12.

          "Minimum Management Fees" shall mean three percent (3%) of Rents
           -----------------------
from the related Real Property Asset for the three (3) month period immediately preceding the calculation.

          "Minimum Reserves" shall mean the sum of Minimum Capital
           ----------------
Expenditure Reserves, Minimum Tenant Improvement Reserves and Minimum Leasing Commission Reserves.

          "Minimum Tenant Improvement Reserves" shall mean for any Real
           -----------------------------------
Property Asset, $1.78 per net rentable square foot of such Real Property Asset per annum, or, for any shorter period, such amount multiplied by a fraction the numerator of which is the length of the applicable period in months (or portions thereof) and the denominator of which is 12.

          "Moody's" shall mean Moody's Investor Service, Inc.
           -------

          "Mortgaged Assets" shall mean the real property listed on Schedule
           ----------------
1 attached hereto and made a part hereof. Borrower's interest in the Graybar Building, including, without limitation, Borrower's interest (if any) in the Graybar Leases, if any, and the Graybar Operating Lease, shall be deemed a Mortgaged Assets notwithstanding the fact that they are not encumbered by the Lien of the Security Instrument.

          "Multiemployer Plan" shall mean a Plan which is a "multiemployer
           ------------------
plan" as defined in Section 4001(a)(3) of ERISA.

          "Net Operating Income"  shall mean, with respect to any Real
           --------------------
Property Asset, for the period of determination, the Rents derived from the customary operation of such Real Property Asset, less Operating Expenses attributable to such Real Property Asset, and shall include only the sum of
(i) the Rents received or expected to be received, and earned in accordance with GAAP, pursuant to Leases in place under which the tenant is in occupancy of the premises demised thereunder (unless such tenant has not taken occupancy due to tenant improvement work or tenant build-out that is not the subject of dispute and is not yet completed) on the date of such calculation and under which Tenant is on a full rent paying basis and is not more than thirty (30) days delinquent in such rent payments, plus (ii) other income actually received and earned in accordance with GAAP with respect to such Real Property Asset, plus (iii) rent loss or business interruption insurance proceeds received or expected to be received during or relating to such period due to a casualty that has occurred prior to the date of calculation plus (iv) parking or other income, less Operating Expenses actually paid or payable on an accrual basis in accordance with GAAP attributable to such Real Property Asset during such period, as set forth on operating statements and schedules reasonably satisfactory to Agent. Net Operating Income shall be calculated in accordance with customary accounting principles applicable to real estate. Notwithstanding the foregoing, Net Operating Income shall not include (i) any condemnation or insurance proceeds (excluding rent loss or business interruption insurance proceeds as described above), (ii) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any portion of the Real Property Asset for which it is to be determined, (iii) amounts received from tenants as security deposits unless actually applied toward the payment of rent or additional rent in accordance with the terms of such tenant's lease, (iv) interest income and
(v) any type of income otherwise included in Net Operating Income but paid directly by any tenant to a Person other than Borrower or a Loan Party or its agents or representatives.

          "Net Worth" shall mean, with respect to a Person, consolidated net
           ---------
worth as calculated in accordance with GAAP.

          "New Manager" shall have the meaning provided in Section 5.21.
           -----------

          "Note" shall have the meaning provided in Section 2.04.
           ----

          "Notice of Borrowing" shall have the meaning provided in Section
           -------------------
2.02.

          "Obligations" shall mean all payment, performance and other
           -----------
obligations, liabilities and indebtedness of every nature of (i) Borrower and the REIT from time to time owing to Agent or any Co-Lender under or in connection with this Agreement or any other Loan Document, or (ii) the REIT and the other Loan Parties under or in connection with the Guaranty or any other Loan Documents.

          "110 E. 42nd Street" shall mean that certain Real Property Asset
           ------------------
located at 110 E. 42nd Street, New York, New York.

          "Operating Entities" shall mean those partnership or limited
           ------------------
liability companies set forth on Schedule 3, as such Schedule may be amended or supplemented from time to time, and any partnership or limited liability company, in which the Borrower or the REIT, own singly or together, a majority or all of the economic interest therein and either the Borrower or the REIT, either directly or indirectly, is the sole managing general partner or sole managing member.

          "Operating Expenses" shall mean, with respect to any Real Property
           ------------------
Asset, for any given period (and shall include the pro rata portion for such period of all such expenses attributable to, but not paid during, such period), all out-of-pocket expenses to be paid or payable, as determined in accordance with GAAP, by Borrower, the REIT or the applicable Loan Party during that period in connection with the operation of such Real Property Asset for which it is to be determined, including without limitation and without duplication:

          (i) expenses for cleaning, repair, maintenance, decoration and painting of the such Real Property Asset (including, without limitation, parking lots and roadways), net of any insurance proceeds in respect of any of the foregoing;

          (ii) wages (including overtime payments), benefits, payroll taxes and all other related expenses for Borrower's, the REIT's or other Loan Party's on-site personnel, up to and including (but not above) the level of the on-site manager, engaged in the repair, operation and maintenance of such Real Property Asset and service to tenants and on-site personnel engaged in audit and accounting functions performed by Borrower, the REIT or the applicable Loan Party;

          (iii) management fees pursuant to the Management Agreement, but in no event less than the Minimum Management Fees. Such fees shall include all fees for management services whether such services are performed at such Real Property Asset or off-site;

          (iv) the cost of all electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, utility or similar item and the cost of building and cleaning supplies;

          (v) the cost of any leasing commissions and tenant concessions or improvements payable by Borrower, the REIT or any Loan Party pursuant to any leases which are in effect for such Real Property Asset at the commencement of that period as such costs are recognized in accordance with GAAP, but in no event less than the Minimum Leasing Commission Reserves and Minimum Tenant Improvement Reserves with respect to such period, respectively;

          (vi) rent, liability, casualty, fidelity, errors and omissions, liability, workmen's compensation and other insurance premiums;

          (vii)     legal,  accounting   and  other  professional   fees  and
     expenses;

          (viii) the cost of all equipment to be used in the ordinary course of business, which is not capitalized in accordance with GAAP.

          (ix) real estate, personal property and other taxes;

          (x)  advertising and other marketing costs and expenses;

          (xi) the Minimum Capital Expenditure Reserves;

          (xii) casualty losses to the extent not reimbursed by an independent third party; and

          (xiii) if applicable, all common area charges, maintenance charges and other assessments or charges under any condominium regime.

     Notwithstanding the foregoing, Operating Expenses shall not include (i) depreciation or amortization or any other non-cash item of expense; (ii) interest, principal, fees, costs and expense reimbursements of Agent and the Co-Lenders in administering the Loan; or (iii) any expenditure (other than leasing commissions, tenant improvement costs and replacement reserves as described above) which is properly treatable as a capital item under GAAP.

          "OP Units" shall mean the Common OP Units and the Preferred OP
           --------
Units.

          "Other Assets" shall mean all Assets of a Person that are not Real
           ------------
Property Assets.

          "Participant" shall have the meaning provided in Section 9.09(i).
           -----------

          "PBGC" shall mean the Pension Benefit Guaranty Corporation
           ----
established under ERISA, or any successor thereto.

          "Permitted Investments" shall mean, at any time, (a) fee simple or
           ---------------------
leasehold interests (which comply with the requirements of Section 4.27) owned entirely by the Borrower in real property located in the borough of Manhattan, City of New York, New York and improved by fully operational Class B or better office buildings, provided however, that fifteen percent (15%) of the Total Value of such Assets may be real property located outside of the borough of Manhattan, and (b) all of the categories of investments, as limited individually as a percentage of the Total Value of all of Borrower's consolidated Assets in the table below, which, when combined, shall be not in excess of the lesser of (i) thirty percent (30%) of Borrower's Net Worth as of the date of calculation, and (ii) fifteen percent (15%) of the Total Value of all of Borrower's consolidated Assets as of the date of calculation:


                                         Permitted Investment
                                                                                                           Maximum percentage of
                                                                                                             Total Value of
                                                                                                               Borrower's

Mortgages, deeds of trust, deeds to secure debt or similar instruments or receivables that are a
Lien on real property which are improved by fully operational Class B or better office buildings and               15%
secure indebtedness evidenced by a note or bond (excluding the Bar Building Mortgages)

Partnerships or limited liability companies in which the Borrower owns a majority of the economic interest and the Borrower, either directly or indirectly, is the sole managing general partner or
the sole managing member and which partnership or limited liability company primarily owns real                    15%
properties which are improved by fully operational Class B or better office buildings, and further, that the Borrower or a Subsidiary thereof  is both the managing agent and leasing agent of such properties.

Partnerships or limited liability companies in which the Borrower either (a) owns less than a majority of the economic interest and/or (b) is the not the sole managing general partner and/or (c)
is not the sole managing member, but is the both the managing and leasing agent (either directly or                10%
indirectly)  and which partnership or limited liability company primarily owns real properties which are improved by fully operational Class B or better office buildings


     For purposes of calculating the foregoing: (A) the amount of each Permitted Investment will be deemed to be the Book Value of such Asset; and
(B) partnerships and limited liability companies for purposes of determining Permitted Investments shall not include partnerships and limited liability companies that are wholly owned and controlled by the Partnership, either directly or indirectly. Undeveloped land and land that is then being developed are also not Permitted Investments. In addition, Permitted
Investments which relate to investments in (1) direct fee or leasehold interests on, (2) mortgages or other security instruments on, or (3)
interests in entities owning, real property not located in the borough of Manhattan, City of New York, New York, shall not in the aggregate exceed, without duplication, fifteen percent (15%) of the Total Value of Borrower's consolidated Assets. Notwithstanding the foregoing, the Borrower's investment in (x) the 17 Battery Place Mortgage shall be deemed a Permitted Investment, and (y) SLG 17 Battery LLC's tenancy-in-common interest in 17 Battery Place, as more fully described in Schedule 13, shall be deemed a Permitted Investment, notwithstanding that in each case it may otherwise breach the limitations set forth above with respect to the maximum percentage of Borrower's Net Worth and Total Value of Borrower's consolidated Assets; provided, however, that the Permitted Investment limitations set forth above shall be deemed to have been utilized due to the 17 Battery Place Mortgage and tenancy-in-common interest, and any further investments in mortgages and partnership interests, shall be subject to the Permitted Investment limitations after consideration of the inclusion of the 17 Battery Place Mortgage and tenancy-in-common interests. Any modification, waiver or amendment of the limitations on Permitted Investments set forth above shall be subject to the consent or approval of the Majority Co-Lenders.

          "Permitted Liens" shall have the meaning provided in Section 6.03.
           ---------------

          "Person" shall mean and include any individual, partnership, joint
           ------
venture, firm, corporation, limited liability company, association, company, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

          "Plan" means any employee benefit plan subject to the provisions
           ----
of Title IV of ERISA or which is subject to the provisions of Section 412 of the Code or Section 302 of ERISA, for which Borrower, any other Loan Party or any member of either of their ERISA Controlled Group has any obligation or liability, or potential obligation or liability, whether direct or indirect.

          "Plan Asset Entity" shall mean any "employee benefit plan" as
           -----------------
defined in ERISA, any "plan" as defined in Section 4975 of the Code, and any entity any portion or all of the assets of which are deemed pursuant to United States Department of Labor Regulation Section 2510.3-101 or otherwise pursuant to ERISA or the Code to be, for any purpose of ERISA or Section 4975 of the Code, assets of any such "employee benefit plan" or "plan" which invests in such entity.

          "Pledge Agreement" shall mean that certain Pledge Agreement dated
           ----------------
the date hereof given by the Partnership to Agent as a Co-Lender and Syndication Agent.

          "Policies" shall have the meaning provided in Section 5.03(c).
           --------

          "Post-Closing Repairs" shall have the meaning provided in Section
           --------------------
5.27(b).

          "Preferred OP Units" shall mean those limited partnership interests
           ------------------
(if any) in the Partnership having a priority or preferred status (relative to all other limited partnership interests in the Partnership) with respect to distributions or returns of the holders of such units.

          "Pro Rata Interest" shall mean the proportionate share of each Co
           -----------------
Lender in the Loan, this Agreement, the other Loan Documents and the obligations to make Advances pursuant to the terms of this Agreement. Notwithstanding the foregoing, with respect to any approvals, consents or determinations that are to be made by the Majority Co-Lenders, Pro Rata Interest shall mean, with respect to each Current Co-Lender, a percentage equal to the amount of the Loan owned by such Current Co-Lender divided by the aggregate amount of the Loan owned by all of the Current Co-Lenders, multiplied by 100.

          "Purchase Price" shall mean, with respect to any Real Property
           --------------
Asset, the actual purchase price paid for the Real Property Asset, including the actual outstanding principal balance of any mortgage liens to which title was taken subject or were granted to an independent third party lender or to the seller to finance the purchase of such Real Property Asset only, but excluding all closing costs, (e.g., transfer taxes, mortgage taxes, title insurance premiums) and excluding all closing adjustments.

          "Qualifying Insurer" shall have the meaning provided in Section
           ------------------
5.03(c).

          "Quarter" shall mean a period of ninety (90) days.
           -------

          "Rating Agencies" shall mean both Standard & Poor's Rating Services
           ---------------
and Moody's Investor Service, Inc. If either of such agencies discontinue its rating of Borrower or the REIT or its ratings of real estate investment trusts generally, Agent and the Majority Co-Lenders shall, within six (6) months of such discontinuance, agree upon another nationally recognized statistical ratings agency that assigns a rating to Borrower and the REIT ("Substitute Rating Agency"), and the term Rating Agencies shall include such Substitute Rating Agency. During any time that only one Rating Agency is assigning a rating to Borrower and the REIT, that agency's rating shall be used for all calculations under this Agreement.

          "REIT" shall have the meaning set forth in the opening paragraph
           ----
of this Agreement.

          "Real Property Assets" shall mean the real property set forth on
           --------------------
Schedules 2A and 2B, as such Schedules may be amended or supplemented from time to time, and all real property owned, directly or indirectly, wholly or partly, by Borrower, the REIT, any Operating Entity or any other Loan Party (including, without limitation, all Mortgaged Assets), subject to the conditions of Sections 6.10.

          "Recourse Indebtedness" of any Person means all Indebtedness of
           ---------------------
such Person and its Subsidiaries for which recourse for payment may be made against such Person for the obligations secured thereunder. For purposes of this definition, if only a portion of such Indebtedness is recourse to such Person the entire amount of such Indebtedness shall be deemed to be Recourse Indebtedness.

          "Register" shall have the meaning provided in Section 9.09.
           --------

          "Regulation D" shall mean Regulation D of the Federal Reserve Board
           ------------
as from time to time in effect and any successor to all or any portion thereof.

          "Rents" shall mean all income, rents,  additional rents, revenues,
           -----
issues and profits (including all oil and gas or other mineral royalties and bonuses) and all pass-throughs and tenant's required contributions for taxes, insurance, maintenance costs, utilities, tenant improvements, leasing commissions, capital expenditures and other items accrued to Borrower or any Loan Party from the Real Property Assets (other than tenant security deposits).

          "Reportable Event" has the meaning set forth in Section 4043(c)(3),
           ----------------
(5), (6) or (13) of ERISA (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations).

          "Responsible Officer" means the Chairman of the Board, President,
           -------------------
the Chief Operating Officer, the Chief Financial Officer, the Chief Executive Officer, the Executive Vice President or the Senior Vice President-Finance of the REIT.

          "Restoration" shall have the meaning provided in Section 5.03(h).
           -----------

          "S&P" shall mean Standard & Poor's Rating Services.
           ---

          "Scheduled Payment Date" shall mean the first Business Day of each
           ----------------------
calendar month.

          "Security Instrument" shall mean that certain duly recorded blanket
           -------------------
mortgage, mortgage deed, deed of trust, trust deed, security deed, deed to secure debt or other real estate security instrument of even date herewith given by Borrower and the REIT to Agent as Co-Lender and Syndication Agent, constituting a valid first mortgage lien on the good and marketable fee simple absolute and leasehold title, as applicable, to the Mortgaged Assets, subject to no other liens or encumbrances other than those as shall be approved by Agent and its counsel.

          "17 Battery Place" shall mean that certain Real Property Asset
           ----------------
located at 17 Battery Place, New York, New York.

          "17 Battery Place Cash Collateral Agreement" means that certain
           ------------------------------------------
Cash Collateral Agreement dated December 19, 1997 between 17 Battery Upper Partners and SLG 17 Battery LLC.

          "17 Battery Place Mortgage" means that certain mortgage dated
           -------------------------
December 19, 1997 in the principal amount of $15,500,000.00 granted by 17 Battery Upper Partners to Borrower on 17 Battery Upper Partner's tenancy-in-common interest in 17 Battery Place, together with the note or notes secured thereby.

          "17 Battery Place Tenancy Agreement" shall mean that certain
           ----------------------------------
tenancy-in-common agreement dated December 19, 1997 between SLG 17 Battery LLC and 17 Battery Upper Partners with respect to 17 Battery Place.

          "17 Battery Place Transaction Documents" means the 17 Battery Place
           --------------------------------------
Tenancy Agreement, the 17 Battery Place Mortgage, the Agreement of Sale, the 17 Battery Place Cash Collateral Agreement and other documents evidencing, guaranteeing or securing the obligations under the foregoing documents.

          "17 Battery Upper Partners" shall mean 17 Battery Upper Partners
           -------------------------
LLC, a New York limited liability company.

          "Settlement Agreement" shall mean that certain settlement agreement
           --------------------
dated June 28, 1996 between the Bar Building Mortgagor and The Travelers Insurance Company, as amended by that certain First Amendment to Settlement Agreement and First Amendment to Consent, Direction and Recognition Agreement, each dated June 28, 1996 between the Bar Building Mortgagor and The Travelers Insurance Company, as the same may be modified, amended or supplemented from time to time.

          "Solvent" as to any Person shall mean that (i) the sum of the
           -------
assets of such Person, at a fair valuation based upon appraisals or comparable valuation, will exceed its liabilities, including contingent liabilities, (ii) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (iii) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x)
                  ----                                       -----
a  right to  payment,  whether or  not  such right  is  reduced to  judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such Contingent Liabilities, such liabilities shall be computed in accordance with GAAP at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

          "Subordination of Management Agreement" shall mean a Subordination
           -------------------------------------
of Management Agreement substantially in the form set forth as Exhibit "F" hereto.

          "Subsidiary" of any Person shall mean and include (i) any
           ----------
corporation Controlled by such Person, directly or indirectly through one or more intermediaries, and (ii) any partnership, association, joint venture or other entity Controlled by such Person, directly or indirectly through one or more intermediaries and (iii) all of the parties listed as Subsidiaries on
Schedule 3.

          "Substantial Asset" shall mean Real Property Assets of Borrower,
           -----------------
the REIT and any other Loan Party which, in the aggregate, constitutes more than 15% of the consolidated Net Operating Income of Borrower, the REIT and the other Loan Parties, derived from all Real Property Assets.

          "Substitute Rating Agency" shall have the meaning provided in the
           ------------------------
definition of "Rating Agencies".

          "Syndication" shall have the meaning provided in Section 9.09(c).
           -----------

          "Syndication Agent" shall have the meaning provided in the opening
           ------------------
paragraph of this Agreement.

          "Taxes" shall have the meaning provided in Section 2.19.
           -----

          "Telerate Page 3750" means the display designated as "Page 3750"
           ------------------
on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

          "Termination Event" shall mean (i) a Reportable Event, or (ii) the
           -----------------
initiation of any action by Borrower, any member of Borrower's or any other Loan Party's ERISA Controlled Group or any other person to terminate a Plan or the treatment of an amendment to an ERISA Plan as a termination under ERISA, in either case, which would result in liability to Borrower, any Loan Party or any of their ERISA Controlled Group in excess of $500,000, (iii) the institution of proceedings by the PBGC under Section 4042 of ERISA to terminate an ERISA Plan or to appoint a trustee to administer any ERISA Plan,
(iv) any partial or total withdrawal from a Multiemployer Plan which in either case, which would result in liability to Borrower, any Loan Party or any of their ERISA Controlled Groups in excess of $500,000 or (v) the taking of any action would require security to the Plan under Section 401(a)(29) of the Code.

          "Title Searches" shall mean (i) reports of UCC, tax lien, judgment
           --------------
and litigation searches with respect to any Person and (ii) searches of title to each of the Real Property Assets.

          "Total Mortgaged Asset Value" means the sum, without duplication,
           ---------------------------
of the aggregate value of all Mortgaged Assets, calculated as of the date of determination as follows:

          (i) for Mortgaged Assets that have been owned or leased for less than three (3) months prior to the date of determination, an amount equal to ninety-five percent (95%) of the Purchase Price for such Mortgaged Assets; and

          (ii) for Mortgaged Assets that have  been owned for more than three
     (3) months prior to the date of determination, the Adjusted NOI for such Mortgaged Assets divided by 0.10; and

          (iii) notwithstanding the foregoing, provided that 110 E. 42/nd/ Street is an Mortgaged Asset, until June 1, 1999 (the initial Appraisal Period), the value for 110 E. 42/nd/ Street shall be equal to $28,100,000.00; provided that, in the event of a material casualty to, or condemnation of, 110 E. 42/nd/ Street, the value of 110 E. 42/nd/ Street shall be calculated in accordance with clause (i) or (ii) above, as applicable; upon completion of restoration (or upon the expiration of the initial Appraisal Period), Borrower may deliver a then current Appraisal of 110 E. 42/nd/ Street reasonably satisfactory to the Majority Co-Lenders, and the value of 110 E. 42/nd/ Street for the Appraisal Period beginning on the date of such then current Appraisal shall be the appraised value pursuant to said Appraisal.

Provided, however, with respect to SLG 17 Battery LLC's tenancy-in-common interest in 17 Battery Place, the value for 17 Battery Place shall be calculated solely on the basis of the Purchase Price of, or the Adjusted NOI from, as applicable, the tenancy-in-common interest owned by the SLG 17 Battery LLC.

          "Total Value" means the sum, without duplication, of (i) the Total
           -----------
Mortgaged Asset Value and (ii) the aggregate value of all Assets of Borrower on a consolidated basis that are not Mortgaged Assets, calculated as of the date of determination as follows:

          (i) for Real Property Assets (other than Mortgaged Assets) that have been owned for less than three (3) months prior to the date of determination, an amount equal to ninety-five percent (95%) of the Purchase Price for such Real Property Assets;

          (ii) for Real Property Assets (other than the Mortgaged Assets) that have been owned for more than three (3) months prior to the date of determination, the Adjusted NOI for such Real Property Assets divided by 0.10;

          (iii) for Permitted Investments (other than the Mortgaged Assets and other Real Property Assets), the Book Value of such Assets; and

          (iv) Borrower's unrestricted cash and Cash Equivalents as of the date of determination, calculated in accordance with GAAP.

          "Transaction Costs" shall mean all costs and expenses paid or
           -----------------
payable by Borrower or any other Loan Party relating to the Transactions including, without limitation, the costs and expenses of the Syndication
Agent and Agent in conducting its due diligence with respect to the Transactions, financing fees, commitment fees, advisory fees, reasonable legal fees, reasonable accounting fees, and title insurance charges, whether directly or as reimbursement to the Syndication Agent or Agent.

          "Transactions" shall mean each of the transactions contemplated by
           ------------
the Loan Documents.

          "Transfer And Escrow Agreement" shall mean that certain Transfer
           -----------------------------
and Escrow Agreement dated June 28, 1996 between the Bar Building Mortgagor, The Travelers Insurance Company and Chicago Title Insurance Company, as escrow agent, as the same may be modified, amended or supplemented.

          "Transferee" shall have the meaning provided in Section 9.07.
           ----------

          "Type" shall mean the type of any portion of the Loan determined
           ----
with respect to the interest option applicable thereto, i.e., the Base Rate
                                                        ----
Portion or a Eurodollar Portion.

          "UCC Searches" shall have the meaning provided in Section 3.01(g).
           ------------

          "Unfunded Benefit Liabilities" means with respect to any Plan at
           ----------------------------
any time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan as defined in Section 4001(a)(16) of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan (on the basis of assumptions prescribed by the PBGC for the purpose of Section 4044 of ERISA).

          "Unsecured Debt Rating" shall mean with respect to a Person, the
           ---------------------
rating assigned by the Rating Agencies to such Person's long term unsecured debt obligations; provided, however, that if such ratings are not equivalent, the lower rating shall apply.

          "Unsecured Line of Credit" shall mean that existing $140,000,000.00
           ------------------------
Senior Unsecured Line of Credit dated December 18, 1997, as amended by that certain Amendment to Senior Unsecured Revolving Line of Credit Agreement dated January 12, 1998, between the Partnership, the REIT, Lehman individually and as Lender, Agent and Syndication Agent, BankBoston, N.A., individually as a Co-Lender and as Successor Agent for one or more Co-Lenders, Bank Leumi USA, as a Co-Lender and Deutsche Bank AG, New York and/or Cayman Islands Branches, as a Co-Lender and Deutsche Bank AG, New York Branch as Documentation Agent.

          "West 44/th/ Street Property" shall mean 321 West 44/th/ Street,
           ---------------------------
New York, New York.

          SECTION 2.     AMOUNT AND TERMS OF FACILITY.

          Section 2.01   Advances.  (a) Borrower acknowledges that on the
                         --------
date hereof, Lender has made the Initial Advance. Subject to and upon the terms and conditions herein set forth, Lender and each Co-Lender agrees, at any time and from time to time on and after the Closing Date and prior to the Maturity Date, to make its pro rata share of Advances to Borrower, which Advances shall not exceed in aggregate principal amount at any time outstanding, the Facility Amount at such time.

          (b) Advances may be voluntarily prepaid pursuant to Section 2.11, but in no event shall any prepaid Advance be re-advanced. All outstanding Advances shall mature on the Maturity Date, without further action on the part of Agent or any Co-Lender.

          (c) Each Advance of the Loan shall be in the minimum increments of One Million Dollars (U.S. $1,000,000.00). No Advance shall be made after the Maturity Date. There shall be no more than five (5) Eurodollar Portions outstanding at any one time.

          (d) The obligation of Lender and each Co-Lender to make their pro rata share of each Advance of the Loan is several and not joint. Neither Agent, Lender nor any Co-Lender shall be liable for the failure of any other Co-Lender to fund its pro rata share of any Advance hereunder.

     Notwithstanding the provisions of this Section 2.01 to the contrary, Borrower shall maintain a minimum of $15,200,000.00 in the form of borrowing capacity under this Agreement, as measured by the unfunded portion of the maximum Facility Amount (the "Minimum Available Capacity") which Borrower is eligible to borrow hereunder, to be used to acquire the West 44/th/ Street Property and upon said acquisition, the West 44/th/ Street Property will be added and subjected to the Lien of the Loan Documents in accordance with the terms of Section 2.21 hereof. Borrower shall maintain the Minimum Available
Capacity until such time as the West 44/th/       Street Property is acquired
and subjected to the Lien of the Loan Documents or such Minimum Available Capacity is used to acquire the West 44/th/ Street Property and subjected it to the Lien of the Loan Documents.

          Section 2.02   Notice of Borrowing.  Whenever Borrower desires an
                         -------------------
Advance hereunder, it shall give Agent at Agent's office prior to 10:00 A.M., New York City time, telex, facsimile, or telephonic notice (promptly confirmed in writing) of each Advance to be made hereunder, at least three
(3) Business Days prior to such Advance being made. Each such notice (a "Notice of Borrowing") (i) shall be irrevocable, (ii) shall be executed on behalf of Borrower and the REIT by a Responsible Officer of Borrower or of the REIT, (iii) shall specify (w) the aggregate principal amount of the requested Advance and (x) the date of Borrowing (which shall be a Business
Day), (iv) shall certify that, taking into account the amount of the requested Advance, to the best of Borrower's knowledge, no Default or Event of Default has occurred and is continuing, all provisions of the Loan Documents including, but not limited to the Financial Covenants, will be complied with after giving effect to such Advance, (v) shall contain a description of the intended use of the Advance and (vi) shall be in the form annexed hereto as Exhibit "A".
                  -----------

          Section 2.03   Disbursement of Funds.  No later than 2:00 P.M., New
                         ---------------------
York City time on the date specified in each Notice of Borrowing, provided all conditions precedent to the making of such Advance have been complied with, Agent will make available to Borrower by disbursing to or at the direction of Borrower, or by depositing in Borrower's account at Agent's office, the amount of the requested Advance to the extent that Agent has received, in immediately available federal funds, each Co-Lender's pro rata share of such Advance from each Co-Lender.

          Section 2.04   The Note.  (a) Borrower's and the REIT's obligation
                         --------
to pay the principal of, and interest on, the Loan shall be evidenced by the promissory note (as amended, modified, supplemented, extended or consolidated, the "Note") duly executed and delivered by Borrower and the REIT substantially in the form of Exhibit "B" hereto in a principal amount
                                  -----------
equal to the Facility Amount with blanks appropriately completed in conformity herewith. The Note shall (i) be payable to the order of Agent, on behalf of the Co-Lenders, (ii) be dated the Closing Date, and (iii) mature on the Maturity Date. If required by a Co-Lender that is not a Co-Lender as of the date hereof, Borrower and the REIT hereby agree to execute a supplemental
Note in the principal amount of such Co-Lender's pro rata share of the Facility Amount, substantially in the form of Exhibit "B" hereto, with blanks appropriately completed, and such supplemental Note shall (i) be payable to order of Agent, on account of such Co-Lender, (ii) be dated as of the Closing Date, and (iii) mature on the Maturity Date. Such supplemental Note shall provide that it evidences a portion of the existing indebtedness hereunder and not any new or additional indebtedness of Borrower or the REIT.

          (b) Agent is hereby authorized, at its option, (i) to endorse on the schedule attached to each Note (or on a continuation of such schedule attached to each such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Advance evidenced thereby and the pro rata share thereof of each Co-Lender, and the date and amount of each principal and interest payment in respect thereof, and/or (ii) to record such Advances and such payments in its books and records. Such schedule or such books and records, as the case may be, shall be conclusive and binding on Borrower and the REIT absent manifest error, provided that the failure to make any notation shall not affect the obligations of Borrower, any Guarantor or the REIT or the rights of Lender or any Co-Lender hereunder or under the Guaranty.

          Section 2.05   Interest.  (a) Borrower and the REIT shall pay
                         --------
interest in respect of the outstanding principal amount of the Loan at a rate per annum which shall be equal to the sum of (i) the Eurodollar Rate Margin plus the Eurodollar Rate, or (ii) if the Eurodollar Rate is not available pursuant to Section 2.16 hereof, the Base Rate Margin plus the Base Rate.

          (b)  Intentionally Deleted.
               ---------------------

          (c)  Intentionally Deleted.
               ---------------------

          (d) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loan and, to the extent permitted by law, overdue interest in respect of the Loan, shall bear interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

          (e) Interest on the Loan shall accrue from and including the date of each Borrowing thereof to but excluding the date of any repayment thereof (provided that any Advance borrowed and repaid on the same day shall accrue one day's interest) and Borrower and the REIT shall pay such interest, (A) monthly in arrears on each Scheduled Payment Date, (B) on the date of any prepayment (on the amount prepaid), (C) on the Maturity Date (whether by acceleration or otherwise) and (D) after the Maturity Date, on demand.

          (f) Interest on the outstanding principal balance of the Loan shall be calculated on the basis of a three hundred sixty (360) day year based on the actual number of days elapsed.

          (g) This Agreement and the Note are subject to the express condition that at no time shall Borrower or the REIT be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender or any Co-Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the Loan Documents, Borrower or the REIT is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Agent for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

          Section 2.06   Intentionally Deleted.
                         ---------------------

          Section 2.07   Intentionally Deleted.
                         ---------------------

          Section 2.08   Intentionally Deleted.
                         ---------------------

          Section 2.09   Extension of Maturity Date.  (a)  Intentionally
                         --------------------------
Deleted.

          (b) Provided no Event of Default has occurred and is continuing under the Loan Documents, Borrower may request an extension of the initial Maturity Date for an additional six (6) month period by giving Agent written notice to extend on or prior to the date that is three (3) months prior to the initial Maturity Date. Such request shall be accompanied by a Compliance Certificate of Borrower as required pursuant to Section 5.01(b)(ii). Agent shall, upon approval or disapproval of the Co-Lenders, consent to or deny, as applicable, such request for extension. If Agent does not give written notice to Borrower of Co-Lender's acceptance or denial of such extension request on or prior to the date which is one (1) month prior to the initial Maturity Date, then Agent and the Co-Lenders shall be deemed to have denied Borrower's request for extension of the Maturity Date. If the Co-Lenders consent to the extension, the nonrefundable Extension Fee shall be payable by Borrower on account of its exercise of and Co-Lenders' granting of the extension option provided for herein within five (5) Business Days of Co-Lenders' consenting to such extension. The payment of the Extension Fee, to the extent received, shall constitute payment by Borrower to each Co-Lender in the amount of such Co-Lender's pro rata share in such fee.

          (c)  Intentionally Deleted.
               ---------------------

          Section 2.10.  Principal Payments.  Borrower and the REIT shall pay
                         ------------------
the then outstanding principal balance of the Loan together with all accrued and unpaid interest thereon and all other sums then due and payable under this Agreement and the other Loan Documents on the Maturity Date.

          Section 2.11   Voluntary Prepayments.  Borrower and the REIT shall
                         ---------------------
have the right to prepay the Loan, in whole or in part, from time to time on the following terms and conditions: (a) Borrower shall give Agent written notice (or telephonic notice promptly confirmed in writing), in the form attached hereto as Exhibit E, which notice shall be irrevocable, of its intent to prepay all or a portion of the Loan, at least three (3) Business Days prior to a prepayment, which notice shall specify the amount of such prepayment and what Loan Portions are being prepaid, (b) each prepayment shall be in an aggregate principal amount of One Million Dollars (U.S. $1,000,000.00) or any integral multiple of One Hundred Thousand U.S. Dollars (U.S. $100,000.00) in excess thereof, and (c) prepayments of Eurodollar Portions made pursuant to this Section on a date other than on the last day of the Interest Period applicable thereto shall be accompanied by payment of any Funding Costs which Lender and the Co-Lenders shall incur as a result of such early payment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Notwithstanding the provisions this Section 2.11 to the contrary, Borrower agrees that all payments made to reduce the outstanding principal balance of the Loan shall be deemed applied first to that portion of the outstanding principal balance of the Loan that is in excess of the amount secured by the Security Instrument.

          Section 2.12   Intentionally Deleted.
                         ---------------------

          Section 2.13   Application of Payments and Prepayments.  Unless
                         ---------------------------------------
specifically provided otherwise, all payments and prepayments of the Loan, whether voluntary or otherwise, shall be applied first, to unpaid Fees, any reasonable out-of-pocket costs and expenses of Agent and any Co-Lender arising as a result of such prepayment and any Funding Costs, second, to pay any accrued and unpaid interest then payable with respect to the Loan, and third, to pay the outstanding principal amount of the Loan. Notwithstanding the provisions of this Section 2.13 to the contrary, Borrower and the REIT agree that in the event Agent enters into an Intercreditor Agreement, all payments and prepayments shall be applied in accordance with the terms of said Intercreditor Agreement.

          Section 2.14   Method and Place of Payment.
                         --------------------------

               (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Agent not later than 1:00 p.m., eastern time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Agent's Office, and any funds received by Agent after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Each payment (including all prepayments on account of principal and interest on the Loan), to the extent received, shall constitute payment by Borrower and the REIT to each Co-Lender in the amount of such Co-Lender's pro rata share of such payment.

          (b) Whenever any payment to be made hereunder or under the Note or other Loan Documents shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          (c) All payments made by Borrower hereunder, under the Note and the other Loan Documents, shall be made irrespective of, and without any deduction for, any setoff or counterclaims.

          Section 2.15   Intentionally Deleted.
                         ---------------------

          Section 2.16   Interest Rate Unascertainable, Increased Costs,
                         -----------------------------------------------
Illegality.  (a) In the event that Agent has reasonably determined, or has
----------
been notified by any Co-Lender that it has reasonably determined (which determination or notice shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that:

            (i) on any date for determining the Eurodollar Rate for any Interest Period, that by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate; or

           (ii) at any time, that the relevant Eurodollar Rate shall not represent the effective pricing to Lender or the Co-Lenders for funding or maintaining the Loan, or Lender and the Co-Lenders shall incur increased costs or reduction in the amounts received or receivable hereunder, in any such case because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, guideline, order, request or directive or any interpretation thereof and including the introduction of any new law or governmental rule, regulation, guideline, order, request or directive (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D of the Federal Reserve Board to the extent included in the computation of the Eurodollar Rate), whether or not having the force of law and whether or not failure to comply therewith would be unlawful, and/or (y) other circumstances affecting Lender, any Co-Lender or the interbank Eurodollar market or the position of Lender or any Co-Lender in such market; or

          (iii) at any time, that the making or continuance by it of the Loan at the appropriate Eurodollar Rate has become unlawful in order for Lender or any Co-Lender, in good faith, to comply with any law or governmental rule, regulation, guideline, order, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), or any change therein, or any change in the interpretation or administration thereof by any govern-mental authority, central bank or comparable agency charged with the interpretation or administration thereof, or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, Agent shall, promptly after making such determination or receiving notice thereof from any Co-Lender, give notice by telephone promptly confirmed in writing to Borrower. Thereafter (x) in the case of clause (i) above, Borrower's right to request advances, and any Notice of Borrowing, given by Borrower with respect to any Borrowing which has not yet been made shall be deemed canceled and rescinded by Borrower, (y) in the case of clause (ii) above, Borrower and the REIT shall pay to Agent, upon such Agent's written demand therefor to Borrower, such additional amounts (in the form of an increased rate of interest, or a different method of calculating interest, or otherwise, as Agent shall reasonably determine) as shall be required to compensate Lender and any Co-Lender for such increased costs or reduction in amounts received or receivable hereunder (it being understood and agreed by the parties hereto that in the event that Agent shall fail to notify Borrower promptly after such determination, then Borrower and the REIT shall not be liable to pay to Agent any additional amounts relating to the period prior to Agent's notifying Borrower, and (z) in the case of clause (iii) above, Borrower shall take one of the actions specified in clause (b) below as promptly as possible and, in any event, within the time period required by law. The written demand provided for in clause (y) shall demonstrate in reasonable detail the circumstances giving rise to such demand and the calculation of the amounts demanded; provided that Borrower and the REIT shall not be obligated to pay an amount in excess of the amount directly attributable to the Loan hereunder (it being understood and agreed that Agent shall not be required to deliver any docu-mentation substantiating such amounts).

          (b) In the case that the Loan is affected by the circumstances described in clause (a)(ii) or (a)(iii) above, (i) if any Advance has not yet been made but is then the subject of a Notice of Borrowing, Borrower shall be deemed to have canceled and rescinded such notice, or (ii) if any principal amount under the Loan is then outstanding, such amount shall automatically convert into a Base Rate Portion.

          (c) In the event that following the giving of notice based on the conditions described in clause (a)(i) above that such conditions no longer exist, Agent shall promptly give written notice thereof to Borrower, whereupon Borrower's right to request Advances from Agent and Lender's and any Co-Lender's obligation to make Advances shall be automatically restored.

          (d) In the event that following its giving of a notice based on the conditions described in clause (a)(iii) above that such conditions no longer exist, Agent shall promptly give written notice thereof to Borrower, whereupon Borrower's right to request Advances from Agent and Lender's and any Co-Lender's obligation to make Advances shall be automatically restored.

          (e) The amount of any increased costs or reductions in amounts referred to in Section 2.16(a)(ii) with respect to Lender and each Co-Lender shall be based on the assumption that Lender and any Co-Lender funded the Loan in the interbank Eurodollar market, although the parties hereto agree that Lender or Co-Lender may fund all or any portion of the Loan in any manner it independently determines. For purposes of any demand for payment made by Agent under Sections 2.16(a)(ii) or 2.18, in attributing Lender's or any Co-Lender's general costs relating to eurocurrency operations or its commitments or customers, or in averaging any costs over a period of time, Agent and the affected Co-Lender may use any reasonable attribution and/or averaging method which it deems appropriate, reasonable and practical. The agreements in this Section 2.16 shall survive the termination of this Agreement and the payment of the Note and all other Obligations.

          Section 2.17   Funding Losses.  Borrower and the REIT shall
                         --------------
compensate Lender and the Co-Lenders for all reasonable losses, expenses and liabilities, to the extent actually incurred (including, without limitation, any loss, expense or liability incurred by Lender or any Co-Lender in connection with the liquidation or reemployment of deposits or funds required by it to make or carry the Loan), excluding loss of anticipated profits ("Funding Costs"), that Lender or any Co-Lender sustains: (a) if for any reason (other than a default by Agent or any Co-Lender) a Borrowing of an Advance does not occur on a date specified therefor in a Notice of Borrowing (whether or not rescinded, canceled or withdrawn or deemed rescinded, canceled or withdrawn, pursuant to Section 2.16(a) or 2.16(b) or otherwise),
(b) if any prepayment (whether voluntary or mandatory), repayment (including, without limitation, payment after acceleration) occurs on a date which is not the last day of an Interest Period, (c) if any prepayment is not made on any date specified in a notice of prepayment given by Borrower, or (d) as a consequence of any default by Borrower or the REIT in repaying the Loan when required by the terms of this Agreement. Borrower shall pay such Funding Costs on the date specified for the date of prepayment or repayment of any Eurodollar Portion of the Loan under clause (b) or (c) above, or within five
(5) Business Days of written demand therefor  by Agent with respect to clause
(d) above.  Calculation of all  amounts payable  to Agent under  this Section
2.17 shall be made on the assumption that Lender and each Co-Lender has funded its relevant Eurodollar Portion through (i) the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Portion, and (ii) the transfer of such Eurodollar deposit from an offshore office of Lender or any Co-Lender to a domestic office of Lender and the Co-Lenders in the United States of America, provided that Lender and the Co-Lenders may fund their Eurodollar Portion of the Loan in any manner that they in their sole discretion choose and the foregoing assumption shall only be made in order to calculate amounts payable under this Section 2.17. Agent shall provide Borrower with a statement detailing the basis for requesting such amounts and the calculation thereof, and such statement shall, absent manifest error, be final and conclusive and binding upon Borrower, the REIT and all Loan Parties). The agreements in this
Section 2.17 shall survive the termination of this Agreement and the payment of the Note and all other Obligations.

          Section 2.18   Increased Capital.  If Agent shall have reasonably
                         -----------------
determined (or received notice from any Co-Lender of its reasonable determination that) in good faith, that compliance with any applicable law, rule, regulation, guideline, request or directive (whether or not having the force of law), other than increases in rates of taxation or other matters not directly related to increased capital costs, which shall be imposed, issued or amended from and after the date of this Agreement by any governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital or assets of Lender or any Co-Lender as a consequence of its commitments or obligations hereunder, then from time to time, upon Agent's delivering a written demand therefor to Borrower, setting forth its reasonable calculations, Borrower and the REIT shall pay to Agent on demand such additional amount or amounts ("Increased Capital Costs") as will compensate Lender and any Co-Lender for such reduction. Such calculations may use any reasonable averaging and attribution methods selected by Agent and the affected Co-Lenders. The agreements in this Section 2.18 shall survive the termination of this Agreement and the payment of the Note and all other Obligations.

          Section 2.19   Taxes.  (a) All payments made by Borrower or the
                         -----
REIT under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority excluding, in the case of Lender or any Co-Lender, net income and franchise taxes imposed on Agent, Lender, any Co-Lender or Participant (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes").

          (b) Notwithstanding anything to the contrary herein, if at any time or from time to time Taxes are required to be deducted or withheld from the payments required to be made to Lender or any Co-Lender hereunder solely by reason of a Change in Law after the date hereof (other than as a result of any transfer or assignment of any of the obligations of Borrower hereunder), all payments required to be made by Borrower and the REIT hereunder (including any additional amounts that may be payable pursuant to this clause
(b)) shall be increased to the extent required so that the net amount received by Lender or any Co-Lender after the deduction or withholding of Taxes imposed solely by reason of a Change in Law after the date hereof will be not less than the full amount that would otherwise have been receivable had no such deduction or withholding been imposed by reason of such Change in Law. In the event that this clause (b) shall be operative, Borrower and the REIT shall promptly provide to Agent evidence of payment of such Taxes to the appropriate taxing authority and shall promptly forward to Agent any official tax receipts or other documentation with respect to the payment of the Taxes as may be issued by the taxing authority. If Borrower or the REIT fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Agent the required receipts or other required documentary evidence, Borrower and the REIT shall indemnify Agent and any Co-Lender for any incremental taxes, interest or penalties that may become payable by Lender or Co-Lender as a result of any such failure. The agreements in this Section
2.19 shall survive the termination of this Agreement and the payment of the Note and all other Obligations.

          (c) For purposes of this Section 2.19 the term "Change in Law" shall mean the following events: (i) the enactment of any legislation by the United States, including the enactment, amendment or modification of a treaty; (ii) the lapse, by its terms, of any law of the United States or any treaty to which the United States is a party; or (iii) the promulgation of any temporary or final regulation under the Code.

          (d) Each Co-Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to Borrower and Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Co-Lender is entitled to receive payments under this Agreement and the Note payable to it, without deduction or with-holding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Co-Lender required to deliver to Borrower and Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the preceding sentence further undertakes to deliver to Borrower and Agent two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires (which, in the case of the Form 4224, is the last day of each U.S. taxable year of the non-U.S. Co-Lender) or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to Borrower and Agent, and such other extensions or renewals thereof as may reasonably be requested by Borrower or Agent, certifying in the case of a Form 1001 or 4224 that such Co-Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Co-Lender from duly completing and delivering any such letter or form with respect to it and such Co-Lender advises Borrower and Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax. Notwithstanding clause (a) of this Section 2.19, if a Co-Lender fails to provide a duly completed Form 1001 or 4224 or other applicable form and, under applicable law, in order to avoid liability for Taxes, Borrower is required to withhold on payments made to such Co-Lender that has failed to provide the applicable form, Borrower shall be entitled to withhold the appropriate amount of Taxes. In such event, Borrower shall promptly provide to such Co-Lender or Agent evidence of payment of such Taxes to the appropriate taxing authority and shall promptly forward to such Co-Lender or Agent any official tax receipts or other documentation with respect to the payment of the Taxes as may be issued by the taxing authority.

          Section 2.20   Use of Proceeds and Limitations on Advances.
                         -------------------------------------------
Borrower shall use the proceeds of the Loan solely (i) to pay down the entire outstanding principal balance of the Unsecured Line of Credit to zero, (ii) to acquire the fee and ground leasehold interests in the Acquisition Properties, (iii) to acquire Permitted Investments, (iv) to acquire the fee and ground leasehold interests in Real Property Assets wholly owned by the Borrower which are fully operational Class B (or better) office buildings,
(v) for capital improvements, expansion or renovation to Real Property Assets of the type described in clause (iv) above, owned by Borrower or any Loan Party, (vi) for working capital or (vii) for the refinancing of mortgage debt encumbering properties of the type described in clause (iv) above.

          Section 2.21   Addition of 321 West 44/th/ Street .  Upon
                         ----------------------------------
Borrower's acquisition of the fee interest in the West 44/th/ Street Property, title to which shall be held solely in the name of the Partnership, the REIT or a wholly owned and controlled subsidiary or affiliate thereof, Borrower shall (a) use its best efforts to have the existing mortgages assigned to Lender and said mortgages shall be modified, consolidated and spread with the Lien of the Security Instrument and (b) add and subject the West 44/th/ Street Property to the Lien of the Loan Documents, including, without limitation, the Security Instrument, as a first lien thereon. Borrower shall deliver to Agent, among other things, the following with respect to the West 44/th/ Street Property:

     i. An opinion of Borrower's or the appropriate Loan Party's counsel reasonably satisfactory to Agent stating (u) that subjecting the West 44/th/ Street Property to the Lien of the Security Instrument and the other Loan Documents does not and will not affect or impair the ability of Lender to enforce its remedies under the Security Instrument and Loan Documents, (v) that the Security Instrument and the other Loan Documents, as modified to encumber the West 44/th/ Street Property has been duly authorized, executed and delivered by Borrower and is valid and enforceable in accordance with their terms, subject to bankruptcy and equitable principles relating to the appropriate Loan Party, (w) that Borrower or the appropriate Loan Party is qualified to do business and in good standing under the laws of the jurisdiction where the West 44/th/ Street Property is located, (x) the encumbrance of the West 44/th/ Street Property with the Lien of the Security Instrument and the Loan Documents shall not cause a breach of, or a default under any agreement, document or instrument to which Borrower or the appropriate Loan Party is a party or to which it or its properties are bound or affected and (y) the anticipated modification of the Security Instrument will not affe trust or Borrower as a qualified real estate subsidiary under
Section 856 of the Code.

     ii. A certification by Borrower (x) that the certificates, opinions and other instruments which have been or are therewith delivered to or deposited with Agent in connection with the addition of the West 44/th/ Street Property conform to the requirements of this Agreement and the Security Instrument,
(y) that all conditions precedent herein have been complied with and (z) that all conditions precedent to the modification of the Security Instrument contained in this Agreement have been fulfilled.

     iii. Intentionally Deleted.

     iv. Original executed counterparts of the agreement modifying the Security Instrument and the Loan Documents so as to encumber the West 44/th/ Street Property, including without limitation, financing statements or other documents necessary to grant or perfect Agent's first priority security interest on behalf of the Co-Lenders in the fixtures and personalty located thereon and the Rents derived therefrom.

     v. An appropriate endorsement to the title insurance policy insuring the lien of the Security Instrument, as modified, on Borrower's or the appropriate Loan Party's ownership of the fee interest in the West 44/th/ Street Property, in form and substance satisfactory to Agent insuring that the Security Instrument, as modified, is a valid and enforceable first lien on the property intended to be insured thereby, provided, said Title Policy shall contain, among other things, a mortgage tax endorsement reasonably satisfactory to the Agent and the Majority Co-Lenders.

     vi. Evidence reasonably satisfactory to Agent to the effect that the West 44/th/ Street Property and the use thereof are in substantial compliance with the applicable zoning, subdivision, and all other applicable federal, state or local laws and ordinances affecting the West 44/th/ Street Property, and that all building and operating licenses and permits necessary for the use and occupancy of the West 44/th/ ed and are in full force and effect.

     vii. An Environmental Report dated within six (6) months prior to delivery which states that the West 44/th/ Street Property does not contain any Hazardous Substances or risk of contamination from off-site Hazardous Substance, and which otherwise shall be reasonably satisfactory to the Majority Co-Lenders.

     viii. Payment of the Transaction Costs and other expenses incurred by Agent and all Co-Lenders including reasonable counsel fees and disbursements in connection with the modification of the Security Instrument and the other Loan Documents to include the West 44/th/ Street Property.

     ix. A survey of the West 44/th/ Street Property certified to Agent, as Agent for the Co-Lenders, its successors and assigns, dated or redated within 60 days of the modification of the Security Instrument and the other Loan Documents to include the West 44/th/ Street Property, prepared by a land surveyor licensed in the State of New York pursuant to the then current New York standards for title surveys and otherwise reasonably satisfactory to Agent.

     x. Payment of all recording charges, filing fees, taxes, or other expenses, including but not limited to intangibles taxes and documentary stamp taxes in connection with the recording of the modification of the Security Instrument and the other Loan Documents.

     xi. A property inspection report reasonably satisfactory to Agent dated within six (6) months of delivery prepared by an independent licensed engineer reasonably satisfactory to Agent, prepared in accordance with Agent's then current guidelines for property inspection reports, stating, among other things, that the West 44/th/ Street Property is in good condition and repair and free of damage or waste and is in compliance with the Americans with Disabilities Act and is otherwise satisfactory to Agent.

     xii. Original certificates and copies of policies of insurance required under the terms of the Security Instrument for the West 44/th/ Street Property.

     xiii. Certified copies of all Leases with respect to the West 44/th/ Street Property and tenant estoppel certificates as reasonably required by Agent.

     xiv. Certified   copies    of   all   subordination,    attornment   and
non-disturbance agreements, if any, each of which shall be in form and substance reasonably satisfactory to Agent.

     xv. Certified copies of all contracts and agreements relating to the management, leasing and operation of the West 44/th/ Street Property, if any, each of which shall be in form and substance reasonably satisfactory to Agent.

     xvi. Such evidence as Agent reasonably deems necessary to indicate compliance with all requirements of Applicable Laws and such evidence as Agent may deem reasonably necessary or appropriate to evidence the availability of all utilities, including water, sewers, gas and electricity, as may be necessary for the use of the West 44/th/ Street Property as intended.

     xvii.     Intentionally Deleted.

     xviii.    Intentionally Deleted.

     xix. A certification signed on behalf of the REIT and the Borrower by a Responsible Officer of the REIT certifying that all of the represenations and warranties contained in the Security Instrument and in the other Loan Documents, after giving effect to the addition of the West 44/th/ Street Property, are true and correct in all material respects with respect to the West 44/th/ Street Property and that to the best of its knowledge, there is then no Default or Event of Default hereunder.

     xx. Borrower has otherwise complied with all conditions precedent to an Advance under Article III of this Agreement.

     xxi. UCC Searches with respect to the West 44/th/ Street Property, Borrower, and the Loan Parties.

     xxii. Such other certificates, opinions, documents and instruments relating to the modification of the Security Instrument and the other Loan Documents as reasonably requested by Agent and the Majority Co-Lenders and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection therewith shall be reasonably satisfactory in form and substance to Agent and the Majority Co-Lenders.

          Section 2.22   Intentionally Deleted.
                         ---------------------

          Section 2.23   Intentionally Deleted.
                         ---------------------

          Section 2.24   Decision Making by Agent.  Borrower and the REIT
                         ------------------------
acknowledge and agree that all approvals, consents, requests, calculations, determinations, decisions, waivers, amendments and modifications that Agent is entitled to make under this Agreement are subject to the approval or consent of some or all of the Co-Lenders pursuant to the terms and conditions of this Agreement and the Intercreditor Agreement, whether or not such approval or consent is expressly stated herein or otherwise.

          Section 2.25   Additional Assets.  (a)  If Borrower, the REIT or
                         -----------------
any subsidiary or affiliate thereof acquires any Real Property Asset after the date hereof, and all or a portion of any Advance hereunder is used in whole or in part to acquire such Real Property Asset, it shall notify Agent and together with such notification, deliver to Agent, with respect to such Real Property Asset, such items as Agent and the Co-Lenders may reasonably request, which information shall be current as of the date delivered, and shall include, without limitation, all the documentation and information required pursuant to Section 2.21 hereof. If such Real Property Asset is owned by a Loan Party other than a Guarantor or Borrower, such Loan Party shall execute and deliver a guaranty in the form of the Guaranty. Such Asset shall immediately be mortgaged to Lender and Lender shall have a perfected first Lien on such Asset. Borrower shall, with respect to said Real Property Asset, among other things, execute and deliver to Agent all documentation, certifications, reports and polices necessary to create and perfect said Lien and required in connection with the acquisition of the West 44/th/ Street Property.

          (b) Upon Borrower's, the REIT's or any subsidiary or affiliate thereof acquisition of fee title to the Bar Building pursuant to the Bar Building Settlement Agreement, Borrower shall simultaneously with said acquisition (i) have the existing mortgages assigned to Lender, to the extent not owned by Lender, and said mortgages shall be modified, consolidated and spread with the Lien of the Security Instrument and (ii) add and subject the Bar Building to the Lien of the Loan Documents, including, without limitation, the Security Instrument, as a first lien thereon. Borrower shall also deliver to Agent, among other things, with respect to the Bar Building those terms required pursuant to Section 2.21(i), (iv), (v) and (viii) hereof.

          (c) Upon Borrower's, the REIT's or any subsidiary or affiliate thereof acquisition of fee title to the 17 Battery Place, Borrower shall simultaneously with said acquisition add and subject 17 Battery Place to the Lien of the Loan Documents, including, without limitation, the Security Instrument, as a first lien thereon. Borrower shall also deliver to Agent, among other things, with respect to 17 Battery Place those terms required puthe REIT's or any subsidiary or affiliate thereof acquisition of any other material Asset, Borrower shall simultaneously with said acquisition notify Agent and deliver to Agent, with respect to said Asset, all documentation, reports and information as reasonably requested by Agent.

          Section 2.26   Pro Rata Interests. The liabilities of each of the
                         ------------------
Co-Lenders are several and not joint, and each Co-Lenders' obligations to Borrower and the REIT under this Agreement shall be reduced by the amount of any Assignment and Assumption by such Co-Lender. No Co-Lender shall be responsible for the obligations of any other Co-Lender. Each Co-Lender shall be liable to Borrower and the REIT only for their respective proportionate shares of the Loan and of the obligations and liabilities of the Lender under the Loan Documents. If for any reason any of the Co-Lenders shall fail or refuse to abide by their obligations under this Agreement, the other Co-Lenders shall not be relieved of their obligations, if any, hereunder, including their obligations to make their pro rata share of any Advance on the date set forth for such Advance in the Notice of Borrowing; notwithstanding the foregoing, the Co-Lenders shall have the right, but not the obligation, at their sole option, to make the defaulting Co-Lender's pro rata share of such Advance pursuant to the terms of the Intercreditor Agreement.

          SECTION 3.     CONDITIONS PRECEDENT.

          Section 3.01   Conditions Precedent to Initial Advance. The
                         ---------------------------------------
obligation of Lender and each Co-Lender to make the Initial Advance of the Loan (or its pro rata share thereof) on the Closing Date is subject to the satisfaction by Borrower and the REIT on the Closing Date of the following conditions precedent:

          (a)  Loan Documents.
               --------------

          (i)  Loan Agreement. Borrower and the REIT shall have executed and
               --------------
delivered this Agreement to Agent.

          (ii) The Note. Borrower and the REIT shall have executed and
               --------
delivered to Agent the Note in the amount, maturity and as otherwise provided herein.

          (iii)     Security Instruments.  Borrower and the REIT shall have
                    --------------------
executed and delivered to Agent, the Security Instrument.

          (iv) Assignment of Leases and Rents.  Borrower shall have executed
               ------------------------------
and delivered to Agent, the Assignment of Leases and Rents.

          (v)  Environmental Indemnity.  Borrower and the REIT shall have
               -----------------------
executed and delivered to Agent, the Environmental Indemnity.

          (vi) Assignment of Management Agreement and Subordination of
               -------------------------------------------------------
Management Fees.  Borrower and the appropriate Loan Parties shall have
---------------
executed and delivered to the Agent, the Assignment of Management Agreement and Subordination of Management Fees with respect to each Real Property Asset substantially in the form as set forth on Exhibit "F".

          (vii)     Certificate of Compliance.  Borrower and the REIT shall
                    -------------------------
have executed and delivered to Agent the Compliance Certificate.

          (viii)    Pledge Agreement.  Borrower shall have executed and
                    ----------------
delivered to Agent the Pledge Agreement.

          (ix) Security Agreement.  Borrower shall have executed and
               ------------------
delivered to Agent a Security Agreement with respect to the Partnership's pledge of its membership interest in SLG Graybar 2 LLC, together with a transaction statement of SLG Graybar 2 LLC, both in form and substance satisfactory to Agent.

          (x)  Ground Leases.  If the Borrower or any other Loan Party owns
               -------------
a leasehold estate in a Real Property Asset, (A) a certified copy of the Ground Lease for such Real Property Asset, together with all amendments and modifications thereto and a recorded memorandum thereof, which Ground Lease shall be reasonably satisfactory in all material respects to Agent and all of the Co-Lenders in their sole discretion and (B) a Ground Lease estoppel, executed by the fee owner and ground lessor of such Real Property Asset, which estoppel shall be reasonably satisfactory to Agent and all of the Co-Lenders in their sole discretion.

          (xi) Flood Plain.  Agent shall have received reasonably
               -----------
satisfactory evidence indicating which of the Real Property Assets are in a flood plain.

          (xii)     Bar Building and 17 Battery Place Assignments.  With
                    ----------------------------------------------
respect to the Bar Building and 17 Battery Place, Borrower (A) shall have executed and delivered ting Notes and the original notes relating to the 17 Battery Place Mortgage, together with executed endorsements (or allonges) thereto, without recourse and (C) shall, with respect to the Bar Building, have executed and delivered an assignment of all its rights, title and interest in and to the Bar Building Settlement Agreement.

          (xii)     Intentionally Deleted.
                    ---------------------

          (b)  Opinions of Counsel.
               -------------------

          Agent shall have received legal opinions, dated the Closing Date, from counsel to Borrower and the other Loan Parties, in form and substance reasonably satisfactory to the Agent and all of the Co-Lenders and their counsel, that, among other things: (i) this Agreement and the Loan Documents have been duly authorized, executed and delivered by Borrower and the REIT and the other Loan Parties (to the extent a party thereto) and are valid and enforceable against such Persons in accordance with their terms, subject to bankruptcy and equitable principles; (ii) that Borrower and the REIT are qualified to do business and in good standing under the laws of the jurisdiction in which it is organized, in which it is transacting business (subject to materiality exceptions) and where the Mortgaged Assets are located; (iii) the encumbrance of the Mortgaged Assets with the Liens of the Loan Documents shall not cause a breach of, or a default under, any agreement, document or instrument to which Borrower or the REIT is a party or to which they or any of their properties are bound or affected; (iv) the Pledge Agreement, and the relating Uniform Commercial Code Financing Statements, will provide a valid and perfected Lien in the collateral intended to be secured thereby; and (v) the Loan does not violate any usury laws.

          (c)  Organizational Documents.  The Agent shall have received (i)
               ------------------------
with respect to each Borrower which is a corporation, and the REIT, the certificate of incorporation of Borrower and the REIT, as ay of State as of a date not more than thirty (30) days prior to the Closing Date, together with a good standing certificate from such Secretary of State and a good standing certificate from the Secretaries of State (or the equivalent thereof) of each other State in which each Real Property Asset is located and in which each of them is required to be qualified to transact business, each to be dated a date not more than thirty (30) days prior to the Closing Date, (ii) with respect to each Borrower which is a limited partnership, the agreement of limited partnership of such Person, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a general partner of such Person, together with a copy of the certificate of limited partnership of such entity, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than thirty (30) days prior to the Closing Date, together with a good standing certificate from such Secretary of State and a good standing certificate from the Secretary of State (or the equivalent thereof) of each other State in which each such Person is required to be qualified to transact business (subject to materiality exceptions), each to be dated not more than thirty (30) days prior to the Closing Date,
(iii) with respect to each Borrower which is a general partnership, the agreement of general partnership of such Borrower, as amended, modified or supplemented to the Closing Date, certified to be true, complete and correct by a general partner of Borrower and such Loan Party, together with a copy of such Borrower's doing business certificate (or the equivalent thereof), as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the appropriate Secretary of State (or County Clerk's or Recorder's Office, as the case may be) as of a date not more than thirty
(30) days prior to the Closing Date, in each satisfactory to the Agent and all of the Co-Lenders, (iv) with respect to each Borrower which is a limited liability company, a copy of the articles of organization certified by the appropriate Secretary of State as of a date not more than thirty (30) days prior to the Closing Date, together with a copy of the operating agreement with all amendments thereto certified by the managing member and a good standing certificate from such Secretary of State and a good standing certificate from the Secretary of State (or the equivalent thereof) of each other State in which each such Person is required to be qualified to transact business (subject to materiality exceptions), each to be dated not more than thirty (30) days prior to the Closing Date, and (v) evidence reasonably satisfactory to the Syndication Agent and all of the Co-Lenders that the REIT is a "qualified real estate investment trust" and that each Borrower is a "qualified REIT subsidiary", each as defined in Section 856 of the Code, including, without limitation, copies of the REIT's or Borrower's real estate investment trust registration statement and all amendments thereto, any similar material documents filed with the United States Securities and Exchange Commission or issued in connection with a public offering of equity securities by Borrower or the REIT.

          (d)  Certified Resolutions, etc.   Agent shall have received a
               --------------------------
certificate of the secretary or assistant secretary of Borrower and the REIT which is a corporation and dated the Closing Date, certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign the applicable Loan Documents, (ii) the by-laws of such Person as in effect on the Closing Date, (iii) the resolutions of such Person's board of directors approving and authorizing the execution, delivery and performance of all Loan Documents executed by such Person, and (iv) that there have been no changes in the certificate of incorporation of such Person since the date of the most recent certification thereof by the appropriate Secretary of State.

          (e)  Estoppel Certificates. Agent shall have received executed
               ---------------------
estoppel letters or certificates with respect to the Leases in effect at the Mortgaged Assets, which estoppel certificates shall be in form, substance and quantity acceptable to Agent.

          (f)  Insurance.  Agent shall have received certificates of
               ---------
insurance demonstrating insurance coverage in respect of each of the Real Property Assets in compliance with the requirements contained herein.

          (g)  Lien Search Reports. Agent shall have received satisfactory
               -------------------
(i.e., showing no Liens other than Permitted Liens) UCC searches, together with tax lien, judgment and litigation searches conducted in the appropriate jurisdictions by a search firm reasonably acceptable to the Agent and all of the Co-Lenders with respect to the Real Property Assets, Borrower, the REIT and the Bar Building Mortgagor.

          (h)  Payment of Taxes.  Agent shall have received proof of payment
               ----------------
of any required recording fees, mortgage recording taxes, documentary stamp taxes, intangibles taxes or other similar costs in connection with the making of such Advance.

          (i)  Intentionally Deleted.
               ---------------------

          (j)  Financing Statements.  Agent shall have received, within a
               --------------------
reasonable time following the Closing Date, acknowledgment copies (or other evidence of filing) of each UCC-l financing statement signed by Borrower and/or the REIT, as debtor, naming Agent, as secured party, and filed in the appropriate offices of each jurisdiction where the Mortgaged Assets and Borrower are located.

          (k)  Title Insurance Policies; Surveys.  Agent shall have received
               ---------------------------------
(i) Title Policies issued by a title insurance company satisfactory to Agent and all of the Co-Lenders insuring the lien of the Security Instruments on the Mortgaged Assets, in form and substance satisfactory to the Agent and all of the Co-Lenders insuring that the Security Instruments are a first lien on the good and marketable fee simple and/or leasehold title, as applicable, of Borrower to the Mortgaged Asset (other than the Bar Building and the Graybar Building), and that the Pledged Mortgages are a first lien on the good and marketable fee simple title and leasehold interest respectively of the Bar Building Mortgagor in the Bar Building and mortgagor under the 17 Battery Place Mortgage in 17 Battery Place, together with a "tie-in" and first loss endorsement satisfactory to the Syndication Agent and all of the Co-Lenders; each Title Policy shall contain, among other things, a mortgage tax endorsement satisfactory to the Agent and all of the Co-Lenders, and (ii) a recent survey with respect to each of the Mortgaged Assets certified to Agent, its successors and assigns, dated within 60 days prior to the Closing Date prepared by a land surveyor licensed in each of the states where the Real Property Assets are located pursuant to the then current New York standards for title surveys and otherwise reasonably satisfactory to the Agent and all of the Co-Lenders.

          (l)  Financial Statements .  Agent shall have received the (i)
               --------------------
consolidated audited financial statements of Borrower, the REIT and their Consolidated Subsidiaries for the most recently ended fiscal year of Borrower, REIT and their Consolidated Subsidiaries and the unaudited consolidated financial statemen quarter of Borrower, the REIT and their Consolidated Subsidiaries ending since the end of such entity's most recent fiscal year and (ii) for each Mortgaged Asset, annual operating statements and occupancy statements for Borrower's two (2) most recent fiscal year together with current year to date operating statements, current occupancy statements and the operating and capital budget approved by Borrower or the appropriate Loan Party for the current fiscal year. Such financial statements shall be reasonably acceptable to the Agent and all of the Co-Lenders in their sole discretion, and each such statement shall be certified by a Responsible Officer of the REIT on behalf of the REIT and the Borrower that, as of the Closing Date, except as reflected in any subsequent such statement which is delivered to the Agent and the Co-Lenders, there has been no material adverse change in the financial condition of any Mortgaged Asset or Borrower or the REIT since the date thereof.

          (m)  Environmental Matters.  Agent shall have received
               ---------------------
Environmental Reports with respect to each of the Mortgaged Assets each of which shall be in form and substance reasonably satisfactory to the Agent and all of the Co-Lenders.

          (n)  Fees and Operating Expenses.  Agent shall have received, for
               ---------------------------
its and the Co-Lenders' account as applicable, all Transaction Costs, the Fees and other fees and expenses due and payable hereunder on or before the Closing Date, including, without limitation, the reasonable costs of all engineering, environmental and real property appraisal reports required to be delivered hereunder, if any, and the reasonable fees and expenses accrued through the Closing Date, of counsel retained by the Agent and the Co-Lenders.

          (o)  Consents, Licenses, Approvals, etc.  Agent shall have received
               -----------------------------------
certified copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance Loan Documents, or in connection with any of the Transactions, and such consents, licenses and approvals shall be in full force and effect.

          (p)  Intentionally Deleted.
               ----------------------

          (q)  Engineering Reports.  Agent shall have received engineering
               -------------------
reports dated within six (6) months of delivery prior to the Closing Date and in form and substance reasonably satisfactory to the Agent and all of the Co-Lenders with respect to each of the Mortgaged Assets; such engineering reports shall be prepared in accordance with Agent's then current guidelines for property inspection reports by licensed engineers reasonably acceptable to Agent and all of the Co-Lenders (the "Engineering Reports"), and such Engineering Report should state, among other things, that each Real Property Asset is in good condition and repair, free from damage and waste (reasonable wear and tear excepted) and is in substantial compliance with the Americans with Disabilities Act.

          (r)  Zoning Compliance.  Agent shall have received evidence
               -----------------
reasonably satisfactory to Agent and all of the Co-Lenders to the effect that each of the Real Property Assets and the use thereof are in substantial compliance with the applicable zoning, subdivision, and all other applicable federal, state or local laws and ordinances affecting each of the Real Property Assets, and that all building and operating licenses and permits necessary for the use and occupancy of each of the Real Property Assets as an office building including, but not limited to, current certificates of occupancy, if available, have been obtained and are in full force and effect.

          (s)  Leases.  Agent shall have received  copies of all Leases with
               ------
respect to each Real Property Asset which shall be reasonably satisfactory to Agent and all of the Co-Lenders.

          (t)  Contracts and Agreements.  Agent shall have received certified
               ------------------------
copies of all contracts and agreements relating to the management, leasing and operation of each of the Real Property Assets, each of which shall be reasonably satisfacof the Real Property Assets.

          (v)  Representations and Warranties.  Agent shall have received a
               ------------------------------
certification by the REIT and Borrower certifying that all of the representations and warranties contained in this Agreement, the Security Instruments and the other Loan Documents are true and correct in all material respects with respect to each of the Real Property Assets, Borrower and each Loan Party, and that to the best of its knowledge, there is no Default or Event of Default hereunder.

          (w)  Certification as to Covenants. Agent shall have received a
               -----------------------------
certificate of a Responsible Officer of the REIT on behalf of the REIT and Borrower together with other evidence reasonably satisfactory to Agent and all of the Co-Lenders that, as of the Closing Date, the Financial Covenants are complied with and, to the best of its knowledge, there is no Default or Event of Default hereunder.

          (x)  Certification as to Applicable Laws.  Agent shall have
               -----------------------------------
received such evidence as Agent and all of the Co-Lenders shall deem reasonably necessary to establish (including, without limitation, a certificate of the REIT for itself and on behalf of Borrower) that each Real Property Asset is in material compliance with all Applicable Laws as of the Closing Date.

          (y)  Additional Matters. Agent shall have received such other
               ------------------
certificates, opinions, documents and instruments relating to the Transactions as may have been reasonably requested by Agent and any of the Co-Lenders, and all corporate and other proceedings and all other documents
(including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Transactions shall be reasonably satisfactory in form and substance to Agent and all of the Co-Lenders.

          Section 3.02   Conditions Precedent to All Advances of the Loan.
                         ------------------------------------------------
The obligation of Lender and each Co-Lender to make any Advance under the Loan (including the initial Advance made on or after the Closing Date) (or its pro rata share thereof) is subject to the satisfaction on the date such Advance is made of the following conditions precedent:

          (a)  Representations and Warranties. The representations and
               ------------------------------
warranties contained herein and in the other Loan Documents (other than representations and warranties which expressly speak only as of a different date) shall be true and correct in all material respects on such date both before and after giving effect to the making of such Advance.

          (b)  No Default or Event of Default. No Default or Event of Default
               ------------------------------
shall have occurred and be continuing on such date either before or after giving effect to the making of such Advance.

          (c)  No Injunction. No law or regulation shall have been adopted,
               -------------
no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or threatened in writing, which in the good faith judgment of Agent would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making of the Advances or Borrower's, the REIT's or any Guarantor's obligation to pay (or Agent or any Co-Lender's rights to receive payment) of the Loan and the other Obligations or the consummation of the Transactions.

          (d)  No Material Adverse Effect. No event, act or condition shall
               --------------------------
have occurred and be continuing after the Closing Date which has had or could be reasonably expected to have a Material Adverse Effect.

          (e)  Notice of Borrowing. Agent shall have received a fully
               -------------------
executed Notice of Borrowing in respect of the Advance to be made on such date, together with a fully executed Compliance Certificate incorporating all material modifications and changes required to be made to the most recent Compliance Certifpt for matters identified on Schedule 5 (as the same may be amended or supplemented), no actions, suits or proceedings shall be pending or threatened with respect to the Transactions or the Loan Documents, Borrower or any of the other Loan Parties, or with respect to the Real Property Assets, could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect and matters identified on
Schedule 5, individually or in the aggregate, have not resulted in a Material Adverse Effect.

          (g)  Title Insurance Searches. Agent or any Co-Lender shall have
               ------------------------
received an updated Title Search and an appropriate endorsement to the title insurance policy showing no title exceptions that are reasonably unacceptable to Lender.

          (h)  Intentionally Deleted.
               ---------------------

          (i)  Additional Matters. Agent shall have received such other
               ------------------
certificates, opinions, documents and instruments relating to the subject Advance as may have been reasonably requested by or any of the Co-Lenders and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the subject Advance shall be reasonably satisfactory in form and substance to Agent and the Majority Co-Lenders.

          Section 3.03   Acceptance of Borrowings. The acceptance by Borrower
                         ------------------------
of the proceeds of each Advance shall constitute a representation and war-ranty by Borrower to Agent and the Co-Lenders that all of the conditions required to be satisfied under this Section 3 in connection with the making of such Advance have been satisfied.

          Section 3.04   Sufficient Counterparts.  All certificates,
                         -----------------------
agreements, legal opinions and other documents and papers referred to in this
Section 3, unless otherwise specified, shall be delivered to Agent and shall be reasonably satisfactory in form and substance to Agent and the Majority Co-Lenders (unless the form thereof is prescribed herein) and Borrower shall deliver sufficient counterparts of all such materials for distribution to Agent and each Co-Lender.

          SECTION 4.     REPRESENTATIONS AND WARRANTIES.

          In order to induce Agent, Lender and the Co-Lender to enter into this Agreement and to make the Loan, Borrower and the other Loan Parties make the following representations and warranties, which shall survive the execution and delivery of this Agreement and the Note and the making of the Loan and each Advance:

          Section 4.01   Organizational Status.  (a) Each of Borrower and the
                         ---------------------
other Loan Parties (i) is a duly organized and validly existing corporation or partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) has all requisite power and authority, to own its property and assets (including the Real Property Assets), the Bar Building Loan Documents, the 17 Battery Place Transaction Documents and all other Permitted Investments and to transact the business in which it is engaged or presently proposes to engage (including this Transaction) and (iii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation or foreign partnership, as the case may be, in every jurisdiction in which it owns or leases real property (including the Real Property Assets) or in which the nature of its business requires it to be so qualified.

          (b) The Partnership is the sole member of (i) New Green 1140 Realty LLC, (ii) SLG 17 Battery LLC and (iii) SLG Graybar 2 LLC. SLG Graybar 2 LLC is the sole member of SLG Graybar LLC.

          Section 4.02   Power and Authority.  Each of Borrower and the other
                         -------------------
Loan Parties has the power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary action, to authorize the execution, delivery and performance by it of such Loan Documents to which it is a party. Each of Borrower and the other Loan Parties has duly executed and delivered each such Loan Document, and each such Loan Document constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as enforcement may be limited by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally, and by general principles of equity whether enforcement is sought in a proceeding in equity or at law.

          Section 4.03   No Violation.  Neither the execution, delivery or
                         ------------
performance by Borrower or any other Loan Party of the Loan Documents to which it is a party, nor the compliance by such Person with the terms and provisions thereof nor the consummation of the Transactions, (a) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumental-ity having jurisdiction thereof, or (b) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the Assets (including the Real Property Assets) of Borrower or any of the other Loan Parties (or of any partnership of which such Person is a partner) pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Borrower or any of the other Loan Parties (or of any partnership of which such Person is a partner) is a party or by which it or any of its Assets (including the Real Property Assets) is bound or to which it may be subject, or (c) will, with respect to Borrower or any Loan Party which is a partnership, violate any provisions of the partnership agreement of such Person (or the partnership agreement of any partnership of which such Person is a partner), or (d) will, with respect to the Borrower or any of the Loan Parties which is a corporation, violate any provision of the Certificate of Incorporation or By-Laws of such Person.

          Section 4.04   Litigation.  Except as set forth on Schedule 5,
                         ----------
there are no actions, suits or proceedings, judicial, administrative or otherwise, pending or, to the best of Borrower's or the REIT's knowledge, threatened with respect to any of the Transactions or Loan Documents, Borrower, the REIT, or any of the other Loan Parties, or with respect to the Real Property Assets, that could be reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. All matters set forth on Schedule 5 do not, individually or in the aggregate, result in a Material Adverse Effect.

          Section 4.05   Financial Statements: Financial Condition; etc.  The
                         ----------------------------------------------
financial statements delivered to Lender were prepared in accordance with GAAP consistently applied and fairly present the financial condition and the results of operations of Borrower, the REIT and their Consolidated Subsidiaries and the Mortgaged Assets covered thereby on the dates and for the periods covered thereby, except as disclosed in the notes thereto and, with respect to interim financial statements, subject to normally recurring year-end adjustments and the absence of full footnote disclosures. Neither Borrower nor the REIT nor any of their Consolidated Subsidiaries has any material liability (contingent or otherwise) not reflected in such financial statements or in the notes thereto. There has been no adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading or would affect Borrower's or the REIT's ability to perform its obligations under this Agreement.

          Section 4.06   Solvency.  On the Closing Date and after and giving
                         --------
effect to the Transactions, Borrower and the Loan Parties will be Solvent.

          Section 4.07   Material Adverse Change.  Since the date of the most
                         -----------------------
recent audited financial statements delivered to Lender, there has occurred no event, act or condition, and to the best of Borrower's or the REIT's knowledge, there is no prospective event or condition which has had, or is in good faith anticipated to have, a Material Adverse Effect.

          Section 4.08   Use of Proceeds; Margin Regulations.  All proceeds
                         -----------------------------------
of each Advance will be used by Borrower and the REIT only in accordance with the provisions of Section 2.20. No part of the proceeds of any Advance will be used by Borrower and the REIT to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Federal Reserve Board.

          Section 4.09   Governmental Approvals.  No order, consent,
                         ----------------------
approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required (or if required, has been obtained) to authorize, or is required in connection with (i) the execution, delivery and performance of any Loan Document or the consummation by Borrower or any Loan Party of any of the Transactions or (ii) the legality, validity, binding effect or enforceability against Borrower or any Loan Party of any Loan Document.

          Section 4.10   Completed Repairs.  All of the maintenance/repair
                         -----------------
and environmental conditions set forth on Schedule 16 hereto that are marked as completed or remediated on such Schedule have been completed or remediated as applicable.

          Section 4.11   Tax Returns and Payments.  Borrower, the REIT and
                         ------------------------
the other Loan Parties have filed all tax returns required to be filed by them for which the filing date has passed and not been extended and has paid all taxes and assessments payable by such Persons which have become due, other than (a) those not yet delinquent or (b) those that are reserved against in accordance with GAAP which are being diligently contested in good faith by appropriate proceedings.

          Section 4.12   ERISA.  Neither Borrower nor any of the other Loan
                         -----
Parties has any Employee Benefit Plans other than those listed on Schedule 6. No accumulated funding deficiency (as defined in Section 412 of the Code or
Section 302 of ERISA) or Reportable Event has occurred with respect to any Plan. As of the Closing Date, the Unfunded Benefit Liabilities do not in the aggregate exceed $1,000,000. Borrower, the other Loan Parties and each member of their respective ERISA Controlled Group have complied in all material respects with the requirements of ERISA and the Code and plan documents for each Employee Benefit Plan and Plans and are not in default (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan. With respect to any Multiemployee Plan, neither Borrower nor any of the other Loan Parties, nor any member of their respective ERISA Controlled Groups is subject to any current or potential withdrawal liability or annual withdrawal liability payments, which, individually or in the aggregate, could materially adversely affect any of such Persons. To the knowledge of Borrower, the other Loan Parties and their respective ERISA
Controlled Group, no Multiemployer Plan is or is likely to be in reorganization (within the meaning of Section 4241 of ERISA or Section 418 of the Code) or is insolvent (as defined in Section 4245 of ERISA). No material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Plan (other than routine contributions thereto) or any trust established under Title IV of ERISA (other than routine contributions thereto) has been, or is expected by Borrower, the other Loan Parties, or any member of their respective ERISA Controlled Group to be, incurred by Borrower, the other Loan Parties, or any member of their respective ERISA Controlled Group. Except as otherwise disclosed on Schedule 6 hereto, none of Borrower, the other Loan Parties, nor, any member of their respective ERISA Controlled Group has any liability (contingent or otherwise) with respect to any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA or any corresponding state or local law or ordinance. No lien under Section 412(n) of the Code or 302(f) of ERISA or requirement to provide security under Section 401(a)(29) of the Code or Section 307 of ERISA has been or is reasonably expected by Borrower, the other Loan Parties, or any member of their respective ERISA Controlled Group to be imposed on the assets of Borrower, the other Loan Parties, or any member of their respective ERISA Controlled Group. Neither Borrower nor any other Loan Party is a party to any collective bargaining agreement which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Neither Borrower nor any Loan Party nor any of their ERISA Controlled Group has engaged in any transaction prohibited by Section 406 of ERISA or Section 4975 of the Code for which a statutory or administrative exemption was not available, which could result in any material liability being imposed on any such Person or in a Material Adverse Effect. As of the Closing Date and throughout the term of the Loan, neither Borrower nor any other Loan Party is or will be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and none of the assets of Borrower or any other Loan Party will constitute "plan assets" of one or more such plans for purposes of Title I of ERISA. As of the Closing Date and throughout the term of the Loan, neither Borrower nor any other Loan Party is or will be a "governmental plan" within the meaning of Section 3(3) of ERISA and neither Borrower nor any other Loan Party will be subject to state statutes applicable to Borrower or such Loan Party regulating investments and fiduciary obligations, of Borrower or any Loan Party wivernmental plans.

          Section 4.13   Closing Date Transactions.  On the Closing Date and
                         -------------------------
immediately prior to the making of the initial Advance hereunder, the Transactions (other than the making of the Loan) intended to be consummated on the Closing Date will have been consummated substantially in accordance with the terms of the relevant Loan Documents and in accordance with all Applicable Laws. All consents and approvals of, and filings and registrations with, and all other actions by, any Person (other than Agent, Syndication Agent or any Co-Lender) required in order to make or consummate such Transactions have been obtained, given, filed or taken and are or will be in full force and effect.

          Section 4.14   Representations and Warranties in Loan Documents.
                         ------------------------------------------------
All representations and warranties made by Borrower, the REIT or any other Loan Party in the Loan Documents are true and correct in all material respects.

          Section 4.15   True and Complete Disclosure.  All factual
                         ----------------------------
information (taken as a whole) furnished by or on behalf of Borrower, the REIT or any other Loan Party in writing to Agent and/or the Syndication Agent on or prior to the Closing Date, for purposes of or in connection with this Agreement or any of the Transactions (the "Furnished Information") is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower or any other Loan Party in writing to Agent and/or the Syndication Agent will be, true, accurate and complete in all material respects and will not omit any material fact necessary to make such information (taken as a whole) not misleading on the date as of which such information is dated or furnished. As of the Closing Date, there are no facts, events or conditions directly and specifically affecting Borrower, the REIT or any other Loan Party known to Borrower or the REIT or any other Loan Party and not disclosed to Agent and the Syndication Agent, in the Furnished Information, in the Schedules attached hereto or in the other Loan Documents, which, individually or in the aggregate, have or could be reasonably expected to have a Material Adverse Effect.

          Section 4.16   Ownership of Real Property Assets; Existing Security
                         ----------------------------------------------------
Instruments.  Borrower or the Operating Entities have good and marketable fee
-----------
simple or leasehold title in all of the Real Property Assets (other than the Bar Building; with respect to 17 Battery Place, such title is in the form of a tenancy-in-common interest as more fully described in the 17 Battery Place Tenancy Agreement) and good title to all of their personal property subject to no Lien of any kind except for Permitted Liens. The Bar Building Mortgagor has a good and marketable fee simple or leasehold title and leasehold estate, respectively, in the Bar Building. Borrower, or a Guarantor, as applicable, has good and marketable fee simple title to all of the Mortgaged Assets. As of the date of this Agreement, there are no options or other rights to acquire any of the Mortgaged Assets that run in favor of any Person and there are no mortgages, deeds of trust, indentures, debt instruments or other agreements creating a Lien against any of the Mortgaged Assets other than Permitted Liens.

          Section 4.17   No Default.  To the best of Borrower's and the other
                         ----------
Loan Party's knowledge, no Default or Event of Default exists under or with respect to any Loan Document. To the best knowledge of Borrower and the other Loan Parties, no Bar Building Event of Default exists. To the best knowledge of Borrower and the other Loan Parties, neither Borrower, any Loan Party nor any of their respective Subsidiaries or the Bar Building Mortgagor or any party under the 17 Battery Place Mortgage is in default in any mate-rial respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its properties or assets is bound in any respect, the existence of which default could result in a Material Adverse Effect. To the best knowledge of Borrower and the other Loan Parties, neither the Bar Building Mortgagor nor the Bar Building is subject to or is an asset in any bankruptcy or similar insolvency proceeding. To the best knowledge of Borrower and the other Loan Parties, no default has occurred under any of the terms, covenants or provisions of the Graybar Leases and the Graybar Operating Lease and Borrower and the other Loan Parties know of no event which, but for the passage of time or the giving of notice, or both, would constitute an event of default under the Graybar Leases and/or the Graybar Operating Lease.

          Section 4.18   Licenses, etc.  Borrower or the applicable Loan
                         -------------
Party  has  obtained  and holds  in  full  force  and  effect,  all  material franchises, trademarks, tradenames, copyrights, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of the Real Property Assets and their respective businesses as presently conducted.

          Section 4.19   Compliance With Law.  Borrower, the REIT and each
                         -------------------
Loan Party is in compliance with all Applicable Laws and other laws, rules, regulations, orders, judgments, writs and decrees, noncompliance with which would likely result in a Material Adverse Effect.

          Section 4.20   Brokers.  Borrower, the REIT, each Loan Party, Agent
                         -------
and each Co-Lender hereby represent and warrant that no brokers or finders were used by them in connection with procuring the financing contemplated hereby and Borrower and the REIT hereby agree to indemnify and save Agent and each Co-Lender harmless from and against any and all liabilities, losses, costs and expenses (including attorneys' fees or court costs) suffered or incurred by Agent or any Co-Lender as a result of any claim or assertion by any party claiming by, through or under Borrower, the REIT or any Loan Party, that it is entitled to compensation in connection with the financing contemplated hereby and Agent and each Co-Lender hereby agrees to indemnify and save Borrower harmless from and against any and all liabilities, losses, costs and expenses (including attorneys' fees or court costs) suffered or incurred by Borrower as a result of any claim or assertion by any party claiming by, through or under Agent or any Co-Lender that it is entitled to compensation in connection with the financing contemplated hereby.

          Section 4.21   Judgments.  There are no judgments, decrees, or
                         ---------
orders of any kind against Borrower or any Loan Party unpaid of record which would materially and adversely affect the ability of Borrower or any Loan Party to comply with its obligations under the Loan or this Agreement in a timely manner. There are (i) no federal tax claims or liens assessed or filed against Borrower or any Loan Party or, to the best of Borrower's knowledge, against 17 Battery Upper Partners, (ii) to the best of Borrower's knowledge, none of the Bar Building Mortgagor, the Bar Building, 17 Battery Upper Partners or 17 Battery Place is subject to or is an asset in any bankruptcy or similar insolvency proceeding, and (iii) there are no material judgments against Borrower or any Loan Party unsatisfied of record or docketed in any court of the States in which the Real Property Assets are located or in any other court located in the United States and no petition in bankruptcy or similar insolvency proceeding has ever been filed by or against Borrower or any Loan Party, and neither Borrower nor any Loan Party has ever made any assignment for the benefit of creditors or taken advantage of any insolvency act or any act for the benefit of debtors.

          Section 4.22   Property Manager.  As of the date hereof, the
                         ----------------
manager of  the Real  Property Assets  is the  Manager.   The  Manager is  an
Affiliate of the REIT.   The leasing agent for  the Real Property Assets  and
the Bar Building is the Manager.

          Section 4.23   Assets of the REIT.  The sole assets of the REIT are
                         ------------------
its general partnership interest in the Borrower, such other assets that may be incidental to or required in connection with the ownership of such general partnership interest, and as set forth on Schedule 8. The REIT is the sole general partner of the Borrower.

          Section 4.24   REIT Status. The REIT is a "qualified real estate
                         -----------
investment trust", as defined in Section 856 of the Code.

          Section 4.25   Operations.  The REIT conducts its business only
                         ----------
through Borrower, except as described on Schedule 9A and the Borrower conducts its business only in its own name, except as described on Schedule 9B.

          Section 4.26   Stock.  The REIT lists all of its outstanding shares
                         -----
of stock on the New York Stock Exchange.

          Section 4.27   Ground Leases.  With respect to those Real Property
                         -------------
Assets in which Borrower or any other Loan Party or, in the case of the Bar Building, the Bar Building Mortgagor, holds a leasehold estate in the entire Real Property Asset under a ground lease, with respect to each such ground lease (i) Borrower or the respective Loan Party or the Bar Building Mortgagor is the owner of a valid and subsisting interest as tenant under the Ground Lease; (ii) the Ground Lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (iii) all rent, additional rent and other charges reserved therein have been paid to the extent they are payable to the date hereof; (iv) the remaining term of the Ground Lease, including all extension options that may be unilaterally exercised by the tenant thereunder as of right, is at least ten (10) years after the Maturity Date;
(v) Borrower or the respective Loan Party or the Bar Building Mortgagor enjoys the quiet and peaceful possession of the estate demised thereby, subject to any sublease; (vi) to the best knowledge of the Borrower and/or the applicable Loan Party, the Borrower or the respective Loan Party or the Bar Building Mortgagor is not in default under any of the terms thereof and there are no circumstances which have occurred and, with the passage of time or the giving of notice or both, would constitute an event of default thereunder; (vii) to the best knowledge of the Borrower and/or the applicable Loan Party, the lessor under the Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed; (viii) to the best knowledge of the Borrower and/or the applicable Loan Party, the lessor under the Ground Lease has satisfied all of its repair or construction obligations, if any, to date pursuant to the terms of the Ground Lease; (ix) Schedule 10 lists all the Ground Leases to which any of the Real Property Assets are subject and all amendments and modifications thereto; and (x) the lessor idule 10 for each Ground Lease is the current lessor under the related Ground Lease.

          Section 4.28   Guarantors.  Each Guarantor, if any, is a wholly
                         ----------
owned Subsidiary of Borrower.

          Section 4.29   Status of Property.  With respect to each Real
                         ------------------
Property Asset, except as set forth on Schedule 12:

          (a) No portion of any improvement on the Real Property Asset is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Borrower or the respective Loan Party has obtained and will maintain the insurance prescribed in Section 5.03 hereof.

          (b) Borrower or the respective Loan Party has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Real Property Asset and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof.

          (c) To the best knowledge of Borrower or the REIT, the Real Property Asset and the present and contemplated use and occupancy thereof are in full compliance with all applicable zoning ordinances (without reliance upon grandfather provisions or adjoining or other properties), building codes, land use and environmental laws, laws relating to the disabled (including, but not limited to, the ADA) and other similar laws.

          (d) The Real Property Asset is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Real Property Asset has accepted or is equipped to accept such utility service.

          (e) All public roads and streets necessary for service of and access to the Real Property Asset for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

          (f) The Real Property Asset is served by public water and sewer systems or, if the Real Property Asset is not serviced by a public water and sewer system, such alternate systems are adequate and meet, in all material respects, all requirements and regulations of, and otherwise complies in all material respects with, all Applicable Laws.

          (g) Neither Borrower nor the respective Loan Party is aware of any latent or patent structural or other significant deficiency of the Real Property Asset. The Real Property Asset is free of damage and waste that would materially and adversely affect the value of the Real Property Asset, is in good repair and there is no deferred maintenance other than ordinary wear and tear. The Real Property Asset is free from damage caused by fire or other casualty. There is no pending or, to the actual knowledge of Borrower or the REIT, threatened condemnation proceedings affecting the Real Property Asset, or any part thereof.

          (h) To the best knowledge of Borrower or the REIT, all costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the improvements on the Real Property Asset have either (i) been paid in full, (ii) are not yet due and payable or (iii) are being contested in good faith by Borrower or the applicable Loan Party. Subject to Borrower's or the respective Loan Party's right to contest as set forth in any Permitted Mortgage Debt related to such Real Property Asset, there are no mechanics' or similar liens or claims that have been filed and recorded for work, labor or materials that affects the Real Property Asset and that are or may be liens prior to, or coordinate with, the lien of this Security Instrument.

          (i) Borrower or the respective Loan Party has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants' property) used in connection with the operation of the Real Property Asset, free and clear of any and all security interests, liens or encumbrances, except for Permitted Liens and purchase money financing which is not a Lien on the fee title of such Real Property Asset and is incurred in the ordinary course of business.

          (j) All liquid and solid waste disposal, septic and sewer systems located on the Real Property Asset are in a good and safe condition and repair and in compliance with all Applicable Laws.

          (k) All amenities, access routes or other items that materially benefit the Real Property Asset are under direct control of Borrower or the respective Loan Party, constitute permanent easements that benefit all or part of the Real Property Asset or are public property, and the Real Property Asset, by virtue of such easements or otherwise, is contiguous to a physically open, dedicated all weather public street, and has the necessary permits for ingress and egress.

          (l) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments (including assessments payable in future installments), insurance premiums, leasehold payments, or other outstanding charges affecting the Real Property Asset.

          (m) The Real Property Asset is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Real Property Asset or any portion thereof.

          (n) Subject to the provisions of the Security Instrument which shall govern with respect to Mortgaged Assets, with respect to Leases which relate to Real Property Assets owned by Borrower or the respective Loan Party, (i) Borrower or the respective Loan Party is the sole owner of the entire lessor's interest in the Leases; (ii) to the best knowledge of Borrower or the REIT, the Leases are valid and enforceable; (iii) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified occupancy statement delivered to and approved by Agent; (iv) with respect to the Mortgaged Assets none of the rents reserved in the Ledvance; (vi) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (vii) to the best knowledge of Borrower or the REIT, there exist no offsets or defenses to the payment of any portion of the rents; (viii) with respect to Mortgaged Assets no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (ix) no person or entity has any possessory interest in, or right to occupy, the Real Property Asset except under and pursuant to a Lease; (x) with respect to Mortgaged Assets, there are no prior assignments, pledges, hypothecations or other encumbrances of any Leases or any portion of rents due and payable or to become due and payable thereunder which are presently outstanding; and (xi) the Real Property Asset is not subject to any Lease other than the Leases described in the rent rolls delivered pursuant to
Section 5.01(a).

          (o) No portion of the Real Property Asset has been or will be purchased with proceeds of any illegal activity.

          (p) All contracts, agreements, consents, waivers, documents and writings of every kind or character at any time to which the Borrower or any Loan Party is a party to be delivered to Agent pursuant to any of the provisions hereof are valid and enforceable against the Borrower and such Loan Party and, to the best knowledge of Borrower, are enforceable against all other parties thereto, and in all respects are what they purport to be and, to the best knowledge of Borrower, to the extent that any such writing shall impose any obligation or duty on the party thereto or constitute a waiver of any rights which any such party might otherwise have, said writing shall be valid and enforceable against said party in accordance with the terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

          Section 4.30   Survival.  The foregoing representations and
                         --------
warranties shall survive the execution and delivery of this Agreement and shall continue in full force and effect until the indebtedness evidenced by the Note has been fully paid and satisfied and Lender and the Co-Lenders have no further commitment to advance funds hereunder. The request for any Advance under this Agreement by Borrower or on its behalf shall constitute a certification that the aforesaid representations and warranties are true and correct in all material respects as of the date of such request, except to the extent any such representation or warranty shall relate solely to an earlier date.

          SECTION 5.     AFFIRMATIVE COVENANTS.

          Borrower and the REIT covenant and agree that on and after the Closing Date and until the Obligations (other than inchoate indemnity and expense reimbursement obligations) are paid in full:

          Section 5.01   Financial Reports.  (a) Borrower will furnish to
                         -----------------
Agent: (i) annual audited consolidated financial statements of the REIT and its Consolidated Subsidiaries prepared in accordance with GAAP within 90 days (or within up to 105 days if Borrower receives such an extension from the Securities and Exchange Commission) of the end of the REIT's fiscal year prepared by nationally recognized independent public accountants (which accountant's opinion shall be unqualified) including the related consolidated statements of income, cash flow and retained earnings and setting forth in comparative form the figures for the corresponding prior year period; (ii) within 45 days after the close of each quarterly accounting period in each fiscal year, the management prepared consolidated balance sheet of each of the REIT and its Consolidated Subsidiaries and each of Borrower and its Consolidated Subsidiaries, as of the end of such quarterly period and the related consolidated statements of income, cash flow and retained earnings for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, each prepared in accordance with GAAP (subject to non-material audit adjustments and the absence of full footnote disclosures); (iii) quarterly and annual operating statements (prepared on a basis consistent with that used in the preparation of the GAAP aforesaid financial statements of the REIT) for each Mortgaged Asset, including a comparison with the most recent Annual Operating Budget, within 45 days of the end of each calendar quarter, (iv) annual unaudited
consolidated  financial   statements  of   Borrower   and  its   Consolidated
Subsidiaries prepared in accordance with GAAP (subject, in the case of unaudited statements, to non-material audit adjustments and the absence of full footnote disclosures) within 90 days of the end of Borrower's fiscal year and, if audited, prepared by independent public accountants (which accountant's opinion shall be unqualified), including the related consolidated statements of income, cash flow and retained earnings and setting forth in comparative form the figures for the corresponding prior year period; and (v) copies of all of the REIT's and Borrower's quarterly and annual filings with the Securities and Exchange Commission and all shareholder reports and letters to the REIT's and Borrower's shareholders or partners, as the case may be and all other publicly released information promptly but in no event later than thirty (30) days after their filing or mailing; and (vi) an annual operating and capital budget for each of the Mortgaged Assets (the "Annual Operating Budget"), including cash flow projections for the upcoming year, presented on a monthly basis consistent with the quarterly and annual operating statements referred to in clause
(iii) above at least 30 days prior to the start of each calendar year. Borrower and the REIT will furnish such additional reports or data, but no more often than on a quarterly basis, as Agent may reasonably request including, without limitation, monthly operating statements, a certified rent roll, leasing and management reports for each Mortgaged Asset, and an accounting for security deposits. Borrower and the REIT shall maintain a system of accounting capable of furnishing all such information and data, and shall maintain its books and records respecting financial and accounting matters in a proper manner and on a basis consistent with that used in the preparation of the aforesaid financial statements of Borrower.

          (b)  Officer's Certificates; Comfort Letters.  (i) At the time of
               ---------------------------------------
the delivery of the financial statements under clause (a) above, Borrower shall provide a certificate signed by a Responsible Officer of the REIT on behalf of the Borrower and the REIT for itself and as general partner of Borrower that such (x) financial statements have been prepared in accordance with GAAP (unless such financial statements are not required to be prepared in accordance with GAAP pursuant to this Agreement) and fairly present the consolidated financial condition and the results of operations of the REIT, its Consolidated Subsidiaries, Borrower, its Consolidated Subsidiaries and the Mortgaged Assets, as applicable, on the dates and for the periods indicated, subject, in the case of interim financial statements, to normally recurring year end adjustments, (y) to the best knowledge of Borrower and the REIT that no Default or Event of Default has occurred on the date of such certificate or, if any Default or Event of Default has occurred and is continuing on such date, specifying the nature and extent thereof and the action Borrower has taken, is taking and/or proposes to take in respect thereof and (z) that since the date of the most recent prior annual and quarterly financial statements delivered pursuant to such clause no change has occurred in the financial position of Borrower or the REIT or their respective Consolidated Subsidiaries, which change could result in a Material Adverse Effect, and (ii) at the time of delivery of the Annual Operating Budget pursuant to Section 5.01(a)(v), a written statement of the assumptions used in connection with respect to the Annual Operating Budget, together with a certificate of the REIT for itself and as general partner of Borrower to the effect that such budget and assumptions are reasonable and represent Borrower's or the appropriate Loan Party's good faith estimate of such Net Operating Income and anticipated capital expenditures, it being understood and agreed that there may often be a difference between financial projections and actual results.

          (ii) Within 45 days of the end of each calendar quarter, Borrower shall provide a certificate of the REIT for itself and as a general partner of Borrower substantially in the form attached as Exhibit "H" hereto ("Compliance Certificate") certifying that no Default or Event of Default has occurred, that there has been no change in the REIT's tax status as a real estate investment trust, as defined under Section 856 of the Code, and demonstrating compliance with the Financial Covenants and with Section 6.15 hereof (including providing copies of the most recently available unaudited operating statements of the Mortgaged Assets) and the provisions of Sections 5.12, 5.13, 5.19, 5.27(b), 5.31 and 6.09, and containing calculations verifying such compliance commencing with the calendar quarter ending on December 31, 1997; provided that the certificate for the last calendar quarter with respect to Section 6.07 may be delivered within 90 days after the end of such fiscal year with the audited financial statements for the year then ended.

          (iii) Within 90 days of the end of Borrower's fiscal year through the Maturity Date, Borrowel provide an agreed upon procedures letter or audit prepared by a nationally recognized independent certified public accounting firm satisfactory to Agent verifying that the covenants contained in Sections 5.16, 5.17, 5.18, 5.19, 6.07 and 6.11 are complied with at the end of such period.

          (c)  Notice of Default or Litigation.  Promptly after Borrower or
               -------------------------------
any other Loan Party obtains actual knowledge thereof, Borrower and the REIT shall give Agent notice of (i) the occurrence of a Default or any Event of Default, (ii) the occurrence of (v) any default that is not cured, or any event of default, under any partnership agreement of Borrower, any Loan Party, any mortgage, deed of trust, indenture or other debt or security instrument, covering obligations in a principal amount in excess of $1,000,000.00 and covering any of the Assets of Borrower or (w) any event of default under any other material agreement to which Borrower, the REIT or any other Loan Party is a party, which, if not cured could be reasonably expected to result in a Material Adverse Effect, (x) the occurrence of any Bar Building Event of Default, (y) any event, act or condition which may render the Transfer and Escrow Agreement and the related Bar Building Loan Documents unenforceable in whole or part, (z) if the Bar Building Mortgagor or the Bar Building or 17 Battery Upper Partners or 17 Battery Place or any interest therein is subject to any bankruptcy or similar insolvency proceeding, (iii) if 17 Battery Upper Partners or 17 Battery Place is subject to any federal tax lien or claim, (iv) any litigation or governmental proceeding pending or threatened (in writing) against Borrower, the REIT or any other Loan Party or the Bar Building Mortgagor or 17 Battery Upper Partners which could be reasonably expected to result in a Material Adverse Effect and (iv) any other event, act or condition which could be reasonably expected to result in a Material Adverse Effect. Each notice delivered pursuant to this Section 5.01(c) shall be accompanied by a certificate of the REIT for itself and as general partner of Borrower setting forth the details of the occurrence referred to therein and describing the actions Borrower and the REIT have taken, are taking or propose to take with respect thereto.

          (d)  Asset Information.  Promptly after they have been prepared,
               -----------------
but in no event later than the time frames set forth in Section 5.01(a), Borrower shall deliver to Agent schedules that provide the following information:

               (i)  Funds   from  Operations   of  Borrower   and  the   REIT
     calculation for the preceding quarter;

               (ii) Adjusted NOI for the preceding quarter for each Real Property Asset;

               (iii)     Listing  of   the  Book  Value   of  each  Permitted
     Investment; and

               (iv) Listing of all Real Property Assets and Other Assets acquired, transferred or sold during the preceding quarter and the Purchase Price paid or price received, as the case may be, for such Asset.

          (e)  Intentionally Deleted.
               ---------------------

          (f)  Tenants.  With respect to Mortgaged Assets, Borrower shall
               -------
notify Agent within 15 days of any change in occupancy, lease commencement, extension, expiration, termination or default with respect to tenants under any lease for more than 10,000 square feet.

          (g)  Tax Returns.  Promptly after they are filed with the Internal
               -----------
Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrower, the REIT and the Loan Parties.

          (h)  Condemnation and Casualty.  Borrower shall immediately notify
               -------------------------
Agent of any fire or other casualty or any pending or threatened condemnation or eminent domain proceeding with respect to all or any portion of an Mortgaged Asset.

          (i)  Other Information.  From time to time, Borrower shall provide
               -----------------
such other information and financial documents relating to Borrower as Agent may reasonably request subject to the terms of any written confidentiality agreements to which Borrower is a party.

          Section 5.02   Books, Records and Inspections.  Borrower shall, and
                         ------------------------------
shall cause each applicable Loan Party to, at Borrower's or such Loan Party's principal place of business or at each Real Property Asset, keep proper books of record and account in which full, true and correct entries shall be made. Borrower shall and shall cause each applicable Loan Party to, permit officers and designated representatives of Agent, at Agent's expense to visit and inspect any of the Real Property Assets, and to examine and copy the books of record and account of Borrower and any Loan Party and the Real Property Assets (including, without limitation, leases, statements, bills and invoices), discuss the affairs, finances and accounts of Borrower and any Loan Party, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable notice and at such reasonable times as Agent may desire. Any Co-Lender may accompany the Agent on such visit or inspection.

          Section 5.03   Maintenance of Insurance.  (a)  Borrower and the
                         ------------------------
other Loan Parties shall (i) maintain with financially sound and reputable insurance companies insurance on itself and its Other Assets in commercially reasonable amounts, (ii) maintain Agent as named additional insured in re-spect of any such liability insurance required to be maintained hereunder, and (iii) furnish to Agent from time to time, upon written request, certifi-cates of insurance or certified copies or abstracts of all insurance policies required under this Agreement and such other information relating to such insurance as Agent or any Co-Lender may reasonably request.

          (b) With respect to the Bar Building, Borrower shall require the Bar Building Mortgagor to carry the insurance coverage required under the Bar Building Loan Documents; with respect to each Real Property Asset other than the Bar Building, Borrower shall obtain and maintain, or cause to be maintained, insurance providing at least the following coverages; provided, however, that Borrower shall insure or provide gap insurance for such risks and in such amounts as may be necessary to provide the coverage set forth below for the Bar Building:

               (i) comprehensive all risk insurance on the Real Property Assets, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to 100% of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Note; (B) containing an agreed amount endorsement with respect to the improvements owned or leased by Borrower waiving all co-insurance provisions; (C) providing for no deductible in excess of $50,000; and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the improvements or the use of the Real Property Asset shall at any time constitute legal non-conforming structures or uses. The Full Replacement Cost shall be redetermined from time to time (but not more frequently than once in any twenty-four (24) calendar months) at the request of Agent by an appraiser or contractor designated and paid by Borrower and approved by Agent, which approval shall not be unreasonably withheld, or by an engineer or appraiser in the regular employ of the insurer. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Agent to request any such ascertainment shall relieve Borrower of any of its obligations under this Section. In addition, Borrower shall obtain (y) flood hazard insurance if any portion of the improvements is currently or at any time in the future located in a federally designated "special flood hazard area", or otherwise required by Agent and (z) earthquake insurance in amounts and in form and substance satisfactory to Agent and the Majority Co-Lenders in the event the Real Property Asset is located in an area with a high degree of seismic activity, or otherwise as required by Agent, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this Section 5.03, except that the deductible on such insurance shall not be in excess of five percent (5%) of the appraised value of the Real Property Asset;

               (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Real Property Asset, such insurance (A) to be on the so-called "occurrence" form with a combined single limit of not less than $1,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by Agent in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; and (4) blanket contractual liability for all written and oral contracts;

               (iii) business income and rent loss insurance (A) covering all risks required to be covered by the insurance provided for in Subsection 5.03(b)(i); (B) containing an extended period of indemnity endorsement which provides that after the physical loss to the improvements and personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (C) in an amount equal to 100% of the projected gross income from the Real Property Asset for a period of twelve (12) months. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on the greatest of: (x) Borrower's reasonable estimate of the gross income from the Real Property Asset; and (y) the estimate of gross income set forth in the annual operating budget delivered pursuant to Section 5.01(a);

               (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Real Property Asset (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in clause (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Section 5.03(b)(i), (3) including permission to occupy the Real Property Asset, and (4) with an agreed amount endorsement waiving co-insurance provisions;

               (v) if Borrower now or hereafter has any employees, workers' compensation, subject to the statutory limits of the state in which the Real Property Asset is located, and employer's liability insurance (A) with a limit per accident and per disease per employee, and (B) in an amount for disease aggregate in respect of any work or operations on or about the Real Property Asset, or in connection with the Real Property Asset or its operation (if applicable), in each case reasonably required by Agent;

               (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Agent on terms consistent with the commercial general liability insurance policy required under Subsection 3.3(a)(ii);

               (vii) umbrella liability insurance in an amount not less than $20,000,000 per occurrence on terms consistent with the commercial general liability insurance policy required under Subsection 3.3(a)(ii);

               (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of $5,000,000; and

               (ix) such other insurance and in such amounts as Agent from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Real Property Asset located in or around the region in which the Real Property Asset is located.

          (c) All insurance provided for hereunder shall be obtained under valid and enforceable policies (the "Policies" or in the singular, the "Policy"), and shall be subject to the approval of Agent and the Majority Co-Lenders (which approval shall not be unreasonably withheld) as to insurance companies, amounts, forms, deductibles, loss payees and insurers. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state in which the Real Property Asset is located. Each insurance company must have a rating of "A" or better for claims paying ability assigned by Standard & Poor's Rating Group or, if Standard & Poor's Rating Group does not assign a rating for such insurance company, such insurance company must have a general policy rating of A or better and a financial class of VIII or better by Best (each such insurer shall be referred to below as a "Qualified Insurer"). Not less than thirty
(30) days prior to the expiration dates of the Policies theretofore furnished to Agent, certified copies of the Policies marked "premium paid" or accompanied by evidence reasonably satisfactory to Agent of payment of the premiums due thereunder shall be delivered by Borrower to Agent; provided, however, that in the case of renewal Policies, Borrower may furnish Agent with binders therefor to be followed by the original Policies when issued.

          (d) Borrower shall not obtain (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Agent and approved by the Majority Co-Lenders (which consent shall not be unreasonably withheld) and such Policy is issued by a Qualified Insurer, or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Section 5.03(b) to be furnished by, or which may be reasonably required to be furnished by, Borrower. In the event Borrower obtains separate insurance or an umbrella or a blanket Policy, Borrower shall notify Agent of the same and shall cause certified copies of each Policy to be delivered as required in Section 5.03(b). Any blanket insurance Policy shall (a) specifically allocate to the Real Property Asset the amount of coverage from time to time required hereunder or (b) be written on an occurrence basis for the coverages required hereunder with a limit per occurrence in an amount equal to the amount of coverage required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 5.03(b).

          (e) All Policies of insurance provided for in Section 5.03(b) shall contain clauses or endorsements to the effect that:

               (i) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least 30 days' written notice to Agent and any other party named therein as an insured; and

               (ii) each Policy shall provide that the issuers thereof shall give written notice to Agent if the Policy has not been renewed thirty
     (30) days prior to its expiration.

          (f) Borrower shall furnish to Agent, on or before thirty (30) days after the close of each of Borrower's fiscal years, a statement certified by Borrower or a duly authorized officer of Borrower of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Agent, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Agent.

          (g) If at any time Agent is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Agent shall have the right, without notice to Borrower to take such action as Agent deems reasonably necessary to protect its interest in the Real Property Assets, including, without limitation, the obtaining of such insurance coverage as Agent and the Co-Lenders deems appropriate, and all reasonable expenses incurred by Agent and the Co-Lenders in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower and the REIT to Agent promptly after demand and shall bear interest in accordance with Section 10.2 hereof.

          (h) Subject to the provisions of the Security Instrument which shall govern with respect to Mortgaged Assets, if the Real Property Assets shall be damaged or destroyed, in whole or in part, by fire or other casualty, or condemned or taken by eminent domain, Borrower shall give prompt notice of such damage or taking to Agent and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Real Property Asset as nearly as possible to the condition the Real Property Asset was in immediately prior to such fire or other casualty or taking (the "Restoration"). Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance or any condemnation award.

          Section 5.04   Taxes.  Borrower and the other Loan Parties shall
                         -----
pay or cause to be paid, when due (i.e., before any penalty or fine could be levied or charged), all taxes, charges and assessments and all other lawful claims required to be paid by Borrower, the other Loan Parties, except as contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves have been established with respect thereto in accordance with GAAP. Upon request from Agent, Borrower shall provide evidence to Agent of payment of such taxes, charges, assessments and other lawful claims.

          Section 5.05   Corporate Franchises; Conduct of Business.  (a)
                         -----------------------------------------
Borrower and each Loan Party shall do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and good standing in the State of its organization and in each state in which a Real Property Asset is located, and its respective franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals, except where the failure to so preserve any of the foregoing (other than existence and good standing) would not, individually or in the aggregate, result in a Material Adverse Effect.

          (b) The Borrower shall carry on and conduct its business in substantially the same manner and substantially the same field of enterprise as it is presently conducted and only by the Borrower through itself or the Guarantors, except as described on Schedule 9B.

          (c) The REIT shall carry on and conduct its business in substantially the same manner and substantially the same field of enterprise as it is presently conducted and only through Borrower, except as described in Schedule 9A.
   -----------

          Section 5.06   Compliance with Law.  Subject to the provisions of
                         -------------------
the Security Instrument which shall govern with respect to Mortgaged Assets, Borrower and the other Loan Parties shall comply with all Applicable Laws, rules, statutes, regulations, decrees and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their business and the ownership of their property (including the Real Property Assets), except for such laws, rules, statutes, regulations, decrees, orders and restrictions, (a) which Borrower or such other Loan Party are contesting in good faith and in compliance with and pursuant to appropriate proceedings diligently prosecuted (provided that such contest does not and cannot (i) expose any of Agent, the Co-Lenders Borrower, the other Loan Parties to any criminal liability or penalty, (ii) give rise to a Lien against any of the Assets or any Real Property Asset, or (iii) otherwise materially adversely affect any of the Assets or the value thereof), or (b) the failure to observe which, taken individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect. Borrower, the REIT and the applicable Loan Parties shall not use or permit the use of all or any portion of any Real Property Asset for any illegal activity.

          Section 5.07   Performance of Obligations.  Borrower, the REIT and
                         --------------------------
each Loan Party shall perform all of their obligations under the terms of each mortgage, indenture, security agreement, debt instrument, lease, undertaking and contract by which it or any of its Real Property Assets is bound or to which it is a party.

          Section 5.08   Stock. The REIT shall cause its issued and
                         -----
outstanding shares of stock to be listed for trading on the New York Stock Exchange.

          Section 5.09   Change in Rating.  Borrower shall promptly notify
                         ----------------
Agent in writing of the initial receipt of and any subsequent change, downgrade or withdrawal, or threatened change, downgrade or withdrawal of Borrower's or the REIT's Unsecured Debt Rating.

          Section 5.10   Maintenance of Properties.  Borrower and the other
                         -------------------------
Loan Parties shall ensure that the Real Property Assets are kept in their current condition and repair, normal wear and tear, pending capital improvements and casualty damage in the process of being repaired or restored excepted.

          Section 5.11   Compliance with ERISA.  (a)  Borrower and the other
                         ---------------------
Loan Parties shall maintain each Employee Benefit Plan and Plan in material compliance with all material applicable requirements of ERISA and the Code and with all material applicable final regulations promulgated thereunder. Borrower and the other Loan Parties shall provide to Agent, within ten (10) days of sending or receipt by Borrower or the other Loan Parties, copies of all filings or correspondence with the Internal Revenue Service, PBGC, Department of Labor, Plan, Multiemployer Plan or union, regarding any Plan, or regarding or disclosing any liability or potential liability or violation of law under any Employee Benefit Plan.

          (b) Borrower and the other Loan Parties shall also provide to Agent, with ten (10) days of filing or receipt by Borrower or the other Loan Parties, (i) any notice from the Department of Labor or Internal Revenue Service of assessment or investigation regarding a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA, (ii) any notice from a Multiemployer Plan of withdrawal with respect to a Multiemployer Plan,
(iii) notice from the Internal Revenue Service of imposition of excise tax with respect to an Employee Benefit Plan, (iv) any Form 5500 filed by any Borrower or Loan Party with respect to an Employee Benefit Plan which includes a qualified accountant's opinion, or (v) notice regarding a proposed termination from the PBGC.

          (c) Neither Borrower nor any other Loan Party shall engage in any transaction which could reasonably be expected to cause any obligation, or action taken or to be taken, hereunder (or the exercise by Agent or the Co-Lenders of any of its rights under this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or result in a violation of a state statute regulating governmental plans that would subject Agent or any Co-Lender to liability for a violation of ERISA or such a state statute.

          (d) Borrower and the REIT further covenant and agree to deliver to Agent such certifications or other evidence from time to time throughout the term of the Loan, as reasonably requested by Agent or the Co-Lenders in their sole discretion, that (i) neither Borrower nor any other Loan Party is an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (ii) neither Borrower nor any other Loan Party is subject to state statutes applicable to Borrower or any Loan Party regulating investments and fiduciary obligations of Borrower or any Loan Party with respect to governmental plans; and (iii) with respect to each Loan Party and Borrower, at least one of the following circumstances is true:

               (i) Equity interests in Borrower or such Loan Party are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

               (ii) Less than 25 percent of each outstanding class of equity interests in Borrower or such Loan Party are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

               (iii) Borrower or such Loan Party qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

          Section 5.12   Settlement/Judgment Notice.  Borrower agrees that
                         --------------------------
it shall, within ten (10) days after it effects a settlement of any obligation in excess of $1,000,000.00 provide written notice to Agent of such settlement together with a certification signed by the REIT for itself and as general partner of Borrower certifying based upon the most recent quarterly consolidated financial statements of Borrower, the REIT and their Consolidated Subsidiaries, such settlement will not cause Borrower or the REIT to violate the financial covenants set forth herein. Borrower further agrees that it shall, within ten (10) days after entry against it of a final judgment in excess of $1,000,000.00 or final judgments in excess of $1,000,000.00 in the aggregate (to the extent not covered by insurance) during the immediately preceding twelve (12) month period, provide written notice to Agent of such judgment.

          Section 5.13   Acceleration Notice.  Borrower agrees that it shall,
                         -------------------
within ten (10) days after receipt of written notice that any Indebtedness of Borrower or any Loan Party in a principal amount in excess of $1,000,000.00 has been accelerated, provide written notice to Agent of such acceleration.

          Section 5.14   Intentionally Deleted.
                         ---------------------

          Section 5.15   Intentionally Deleted.
                         ---------------------

          Section 5.16   Intentionally Deleted.
                         ---------------------

          Section 5.17   Intentionally Deleted.
                         ---------------------

          Section 5.18   Intentionally Deleted.
                         ---------------------

          Section 5.19   Intentionally Deleted.
                         ---------------------

          Section 5.20   Intentionally Deleted.
                         ---------------------

          Section 5.21   Manager.  The Real Property Assets shall at all
                         -------
times be managed by the Manager or the Borrower or a wholly owned Subsidiary of Borrower pursuant to a management agreement reasonably satisfactory to the Majority Co-Lenders. If (i) any manager of a Mortgaged Asset shall become insolvent or (ii) an Event of Default shall occur and be continuing, then the Majority Co-Lenders, at their option, may require Borrower to engage a bona-fide, independent third party management agent approved by the Majority Co-Lenders, in their reasonable discretion (the "New Manager") to manage such Real Property Asset. The New Manager shall be engaged by Borrower pursuant to a written management agreement that complies with the terms hereof and is otherwise reasonably satisfactory to the Majority Co-Lenders in all respects and the New Manager shall execute and deliver to Agent a Subordination of Management Agreement.

          Section 5.22   Further Assurances.  Borrower will, at Borrower's
                         ------------------
sole cost and expense, at any time and from time to time upon request of Agent take or cause to be taken any action and execute, acknowledge, deliver or record any further documents, opinions, negative pledge agreements or other instruments which Agent or any Co-Lender in its reasonable discretion deems necessary or appropriate to carry out the purposes of this Agreement and the other Loan Documents including to consummate the transfer or sale of the Loan or any portion thereof, provided that Borrower shall not be required to amend or modify this Agreement or any other Loan Documents in a material manner.

          Section 5.23   REIT Status.  The REIT shall at all times maintain
                         -----------
its status as a "qualified real estate investment trust" under Section 856 of the Code.

          Section 5.24   Additional Covenants.   (a) Borrower and the REIT
                         --------------------
shall give prompt notice to Agent of the receipt by Borrower, the REIT or any Loan Party of (i) any notice related to a violation of any Applicable Laws and (ii) the commencement of any proceedings or investigations which relate to compliance with Applicable Laws which in any instance could be reasonably expected to have a Material Adverse Effect.

          (b) Borrower and the REIT will take appropriate measures to prevent and will not engage in or knowingly permit any illegal activities at any Real Property Asset.

          (c) Borrower and the REIT shall use best efforts to get all consents and/or approvals required under the terms of the Graybar Leases and the Graybar Operating Lease to encumber SLG Graybar LLC's interest in the Graybar Building to the Lien of the Loan Documents, including, without limitation, the Security Instrument and shall, among other things, deliver to Agent any and all title insurance policy(s) and/or an opinion(s) of Borrower's or the appropriate Loan Party's counsel as may be reasonably requested by Agent and shall, upon obtaining such consents and/or approvals, execute and deliver all documentation reasonably required by Agent to spread the Lien of the Loan Documents, including, without limitation, the Security Instrument, to encumber SLG Graybar LLC's interest in the Graybar Building at which time the Pledge Agreement shall terminate.

          Section 5.25   Intentionally Deleted.
                         ---------------------

          Section 5.26   Keep Well Covenants.  The Partnership and the REIT
                         -------------------
shall (a) cause each Borrower and each Guarantor to be operated and managed in such a manner that it will fulfill its obligations under the Loan Documents and the Guaranty; (b) not file any petition for relief under the United States Bankruptcy Code or under any similar federal or state law against any such Borrower or Guarantors; and (c) provide funding to each Borrower and each Guarantor to the extent necessary to enable each Borrower and each Guarantor to fulfill its obligations under the Loan Documents and the Guaranty and to remain Solvent.

          Section 5.27   Existing Environmental Conditions, Required Repairs
                         ---------------------------------------------------
and Preparation of Environmental Reports.  (a) At the request of Agent, at
----------------------------------------
any time that Agent has a reason to believe that there may be Hazardous Substances present on any Real Property Asset or any violation of Environmental Law with respect to any Real Property Asset, Borrower shall provide to Agent, within sixty (60) days after such request, at the expense of Borrower and the REIT, an Environmental Report for all Real Property Assets that have been acquired after the date hereof, or with respect to the Real Property Assets owned as of the date hereof, any Real Property Asset for which Agent has a reasonable basis for requiring such an Environmental Report (including, without limitation, the fact that an environmental report was not delivered at or prior to the Closing Date or there is a basis to believe that there may be Hazardous Materials or a threat of a Release with respect to such Real Property Asset) as described in such request. Without limiting the generality of the foregoing, if Agent or the Majority Co-Lenders determine at any time that a material risk exists that any such Environmental Report will not be provided within the time referred to above, Agent may retain an environmental consulting firm to prepare such Environmental Report at the expense of Borrower and the REIT, and Borrower hereby grants and agrees to cause any Loan Party which owns any Real Property Asset described in such request to grant at the time of such request, to Agent, such firm and any agents of representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective Real Property Assets to undertake such an assessment.

          (b) Borrower shall, within twelve (12) months of the Closing Date cause the environmental conditions and maintenance/repairs (the "Post-Closing Repairs") set forth on Schedule 16 attached hereto for each of the Mortgaged Assets set forth therein to be remediated or completed. Borrower further agrees to deliver evidence reasonably satisfactory to the Lender and each Co-Lender that the Post-Closing Repairs have been fully completed and paid for within such twelve (12) month period in a manner not inconsistent with the terms of this Agreement.

          Section 5.28   Intentionally Deleted.
                         ---------------------

          Section 5.29   Compliance with Terms of Leaseholds.  (a)  Subject
                         -----------------------------------
to the provisions of the Security Instrument which shall govern with respect to Mortgaged Assets, Borrower, the REIT and the applicable Loan Party shall, subject to good faith disputes with tenants thereunder, make all payments and otherwise perform all obligations in respect of Leases of real property, keep such Leases in full force and effect and not allow such Leases to lapse or be terminated or any rights to renew such Leases to be forfeited or canceled, notify the Agent of any default by any party with respect to such Leases (to the extent known to Borrower) and cooperate with the Agent in all respects to cure any such default and cause each Loan Party to do so.

          (b) Borrower, the REIT and the applicable Loan Party shall make all payments and otherwise perform all obligations in respect of the Graybar Operating Lease, keep the Graybar Operating Lease in full force and effect and not allow the Graybar Operating Lease to lapse or be terminated or any rights to renew the Graybar Operating Lease to be forfeited or canceled and cooperate with the Agent in all respects to cure any default under the Graybar Operating Lease and cause the applicable Loan Party to do so.

          Section 5.30   Equity or Debt Offerings.  All net proceeds (after
                         ------------------------
payment of underwriter and placement fees and other expenses directly related to such equity or debt offering) from any equity or debt offering by the REIT shall be promptly paid to Lender and applied to the then outstanding balance of the Loan.

          Section 5.31   Notice of Certain Events.  (a) Borrower shall,
                         ------------------------
within ten (10)  days of obtaining actual knowledge  thereof, notify Agent of
(i) any execution of, or material modification to, cancellation, surrender or termination of any lease or sublease relating to the Bar Building, (ii) any change in the identity of any lessee or sublessee of the Bar Building or
(iii) any lapse in insurance coverage or any tax delinquency relating to the Bar Building or (iv) any casualty to or condemnation of all or any part of the Bar Building or (v) any material environmental condition with respect to the Bar Building or (vi) the occurrence of any Bar Building Event of Default or (vii) the occurrence of any default that continues beyond the expiration of any applicable notice or cure period under the 17 Battery Place Transaction Documents.

          (b) Borrower shall, within ten (10) days of obtaining actual knowledge thereof, notify Agent of any default under (i) the Graybar
Operating Lease and/or the Graybar Leases or (ii) any fee or leasehold mortgage encumbering the Graybar Building, the Graybar Operating Lease and/or the Graybar Leases, or any portion of any of the foregoing.

          Section 5.32   17 Battery Place Condominium.  Borrower and SLG 17
                         ----------------------------
Battery LLC shall diligently take all actions required to convert 17 Battery Place into a condominium pursuant to the terms and provisions of, and within the time frame contemplated in, the 17 Battery Place Transaction Documents.

          SECTION 6.     NEGATIVE COVENANTS.

          Borrower and the REIT covenant and agree that on and after the Closing Date until the Obligations (other than inchoate indemnity and expense reimbursement Obligations) are paid in full:

          Section 6.01   Bar Building and 17 Battery Place.  Neither Borrower
                         ---------------------------------
nor SLG 17 Battery LLC shall amend, waive or modify any of its rights or any defaults with respect to any Bar Building Loan Document or the 17 Battery Place Transaction Documents. Other than immaterial or ministered changes, neither Borrower nor SLG 17 Battery LLC shall amend or modify any of the terms or conditions of any Bar Building Loan Document or the 17 Battery Place Transaction Documents without the prior written consent of the Majority Co-Lenders.

          Section 6.02   Intentionally Deleted.
                         ---------------------

          Section 6.03   Liens.  Borrower and the other Loan Parties shall
                         -----
not, create, incur, assume or suffer to exist, directly or indirectly, any Lien on any Mortgaged Asset other than the following (collectively, the "Permitted Liens"):

          (a) The Liens set forth on (i) the title insurance policy insuring the lien of the Security Instrument, (ii) Borrower's title insurance policy insuring the lien of (A) the Bar Building Mortgages, other than Liens that exist as of the date hereof and are junior to the Bar Building Mortgages and
(B) the 17 Battery Place Mortgage, as assigned to Agent and (iii) Borrower's title insurance policy insuring Borrower's leasehold interest in the Graybar Building (collectively, the "Title Insurance Permitted Liens").

          (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

          (c) Statutory Liens of landlords and Liens of mechanics, materialmen and other Liens imposed by Law (other than any Lien imposed by ERISA) created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, and with respect to which adequate bonds have been posted if required to do so by Applicable Law;

          (d) Sidewalk violations or other municipal violations that are not material and are not a Lien on the related Real Property Asset other than the Title Insurance Permitted Liens; and

          (e)  Intentionally Deleted.
               ---------------------

          Section 6.04   Restriction on Fundamental Changes.  (a)  Without
                         ----------------------------------
the prior written consent of the Majority Co-Lenders, which consent may be withheld in the sole and absolute discretion of the Majority Co-Lenders, (i) the Partnership, the REIT and the other Loan Parties shall not enter into any merger or consolidation with, or sell, lease, transfer or otherwise dispose of any Substantial Assets within any one calendar year to, any Person other than the Partnership or a wholly owned Subsidiary of the Partnership and
(ii) the REIT shall not sell, transfer, pledge, assign or encumber its general partnership interest in the Partnership and (iii) the Partnership shall not sell, transfer, pledge, assign or encumber its membership interest in any Guarantor or any other Borrower and (iv) SLG Graybar 2 LLC shall not sell, transfer, pledge, assign or encumber its membership interest in SLG Graybar LLC.. Notwithstanding the foregoing, neither the Partnership, the REIT nor any Loan Party shall enter into any arrangement, directly or indirectly, whereby the Partnership, the REIT or any Loan Party shall sell or transfer any Real Property Asset (in a single or multiple transaction) owned by any of them in order then or thereafter to lease such property or lease other Real Property Asset that it intends to use for substantially the same purpose as the Real Property Asset being sold or transferred.

          (b)  Intentionally Deleted.

          Section 6.05   Transactions with Affiliates.  Borrower and the
                         ----------------------------
other Loan Parties shall not enter into any material transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Borrower, other than on terms and conditions substantially as favorable as would be obtainable at the time in a comparable arm's-length transaction with a Person other than an Affiliate of Borrower.

          Section 6.06   Plans.  Borrower and the other Loan Parties shall
                         -----
not, nor shall they permit any member of their respective ERISA Controlled Group to, (i) establish, become liable for, or amend any Plan or fail to make contributions when due under any Plan or take or omit to take any other action which would (A) increase the aggregate present value of the Unfunded Benefit Liabilities under all Plans or withdrawal liability under a Multiemployer Plan for which Borrower or any Loan Party or any member of their respective ERISA Controlled Groups (determined without reference to Section 414(m) or (o) of the Code, if liabilities of entities in Borrower or the Loan Parties' ERISA Controlled Group solely by reason of Section 414(m) or (o) of the Code could not result in liability to Borrower or any Loan Party) to an amount in excess of $500,000 or (B) result in liability or Contingent Obligation for any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA), or any withdrawal liability or exit fee or charge with respect to any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA, or state or local laws which require similar continuation coverage for which the employee pays approximately the full cost of coverage, or (ii) engage in any transaction prohibited by Section 406 of ERISA or Section 4975 of the Code for which a statutory or administrative exemption was not available and which would result in a material liability being imposed on such Person or could be reasonably expected to have a Material Adverse Effect.

          Section 6.07  Distributions.  The REIT and Borrower (without
                        -------------
duplication) shall not pay or declare Distributions (a) if an Event of Default has occurred and is continuing or (b) that in the aggregate exceeds 95% during the first year after the Closing and 90% thereafter, of the Funds From Operations of Borrower, both individually and combined with the REIT (without duplication), in any four consecutive calendar quarters (or if four consecutive calendar quarters have not passed since the date hereof, the quarterly periods from the date hereof); provided that notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, the REIT may pay or declare Distributions without violating this covenant in (i) the amount necessary to maintain the REIT's status as a real estate investment trust under Section 856 of the Code and applicable state tax law, or (ii) the amount necessary for the REIT to avoid the payment of any federal income or excise tax. For purposes of the calculation only, Funds From Operations shall be determined without taking into account the effect of Distributions on either Preferred or Common OP Units, and Distributions shall include all distributions on Preferred and Common OP Units.

          Section 6.08   Tenant Concentration.  No single tenant or
                         --------------------
Affiliates of such tenant pursuant to one or more Leases shall, in the aggregate, lease space in Real Property Assets of Borrower, the REIT or any Loan Party which provides for Rent (including without limitation, percentage rent) in excess of 5%, if such tenant is not an Investment Grade Tenant, or 10%, if such tenant is an Investment Grade Tenant, of the aggregate Rents derived from all Leases of such Real Property Assets.

          Section 6.09   Restriction on Indebtedness.  Neither Borrower, the
                         ---------------------------
REIT or any subsidiary or affiliate thereof nor any Guarantor shall at any time have any liability, contingent or otherwise, to any other Person under any Indebtedness other than (i) the debt evidenced by the Loan Documents,
(ii) the non-use fee and other fees or sums due under the Unsecured Line of Credit, (iii) trade payables incurred in the ordinary course of business and
(iv) the Existing Mortgage Debt.

          Section 6.10   Real Property Assets.  Neither the Borrower, the
                         --------------------
REIT nor any other Loan Party shall acquire any Real Property Asset unless an Environmental Report for such Real Property Asset dated within six (6) months of the proposed acquisition date has been prepared and if requested, delivered to Agent showing that there are no Hazardous Substances or other environmental conditions on such Real Property Asset not in compliance with Environmental Laws.

          Section 6.11   Intentionally Deleted.
                         ---------------------

          (b)  Intentionally Deleted.
               ---------------------

          Section 6.12   Organizational Documents.  Other than immaterial or
                         ------------------------
ministerial changes, neither Borrower, the REIT nor any other Loan Party shall make any amendments or modifications to their partnership agreements, corporate charters, by-laws, certificates of incorporation, articles of organization or other organizational documents without the prior approval of the Majority Co-Lenders.

          Section 6.13   Intentionally Deleted.
                         ---------------------

          Section 6.14   Intentionally Deleted.
                         ---------------------

          Section 6.15   Restrictions on Investments.  In addition to the
                         ---------------------------
provisions  of Section 2.20, neither  Borrower, the REIT   or any  Loan Party
shall make or permit to exist or remain outstanding any investment other than investments in:

     (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower, the REIT or any Loan Party;

     (b) marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan banks, Federal National Mortgage Association, Government National Mortgage association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Bank, or any other agency or instrumentality of the United States of America that mature within one (1) year from the date of purchase by the Borrower, the REIT or any Loan Party;

     (c) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000.00; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000.00 will not exceed $200,000.00;

     (d) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any State which at the times of purchase are rate by Moody's or by S&P at not less than "P 2" if then rated by Moody's, and not less than "A 2", if then rated by S&P;

     (e) mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody's or by S&P at not less than "Aa" if then rated by Moody's and not less than "AA" if then rated by S&P that mature within one (1) year from the date of purchase by the Borrower, the REIT or any Loan Party;

     (f) repurchase agreements having a term not greater than 90 days and fully secured by securities described in the foregoing subsection (a), (b) or
(e) with banks described in the foregoing subsection (c) or with financial institutions or other corporations having total assets in excess of $500,000,000.00;

     (g) shares of so-called "money market funds" registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (a) through (f) and have total assets in excess of $50,000,000.00;

     (h)  Permitted Investments.

          SECTION 7.     EVENTS OF DEFAULT

          Section 7.01   Events of Default.  The occurrence and continuance
                         -----------------
of any of the following events, acts, occurrences or conditions shall constitute an Event of Default under this Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body:

          (a)  Failure to Make Payments.  Borrower and the REIT shall (i)
               -------------------------
default in the payment when due of any principal of the Loan, or (ii) default in the payment within five (5) days after the due date of (x) any interest on the Loan or (y) any Fees, Transaction Costs or any other amounts owing hereunder; provided, however, that any interest payable with respect to any delinquent payment shall be calculated at the Default Rate from the date such payment was actually due as if there were no grace period.

          (b)  Breach of Representation or Warranty.  Any representation or
               ------------------------------------
warranty made by Borrower, the REIT or any other Loan Party herein or in any other Loan Document or in any certificate or statement delivered pursuant hereto or thereto shall prove to be false or misleading in any material respect on the date as of which made or deemed made: provided,
                                                     --------
however, that if such breach is capable of being cured, then Borrower shall
-------
have a period of thirty (30) days after delivery of notice from Agent to cure any such breach.

          (c)  Breach of Covenants.
               -------------------

               (i) Borrower, the REIT or any other Loan Party shall fail to perform or observe any agreement, covenant or obligation arising under Sections 2.25(b), 5.01, 5.03, 5.12, 5.13, 5.27(b), 6.03, 6.04, 6.07,
     6.08, 6.09, 6.10, 6.14 and 6.15.

               (ii) Borrower, the REIT or any of the Loan Parties shall fail to perform or observe any agreement, covenant or obligation arising under (a) Section 5.19 and such failure shall continue uncured for more than five (5) days after delivery or notice thereof or (b) this Agreement (except those described in subsections (a), (b) and (c)(i) above and the preceding clause (a)), and such failure shall continue uncured for thirty (30) days after delivery of notice thereof, or such longer period of time as is reasonably necessary to cure such Default, provided that Borrower has commenced and is diligently prosecuting the cure of such Default and cures it within ninety (90) days.

               (iii) Borrower, the REIT or any other Loan Party shall fail to perform or observe any agreement, covenant or obligation arising under any provision of the Loan Documents other than this Agreement, which failure shall continue after the end of any applicable grace period provided therein.

          (d)  Default Under Other Agreements.  Borrower, the REIT or any
               ------------------------------
other Loan Party shall default beyond any applicable grace period in the payment, performance or observance of any obligation or condition with respect to any other Indebtedness in excess of $1,000,000 or any other event shall occur or condition exist, if the effect of such default, event or condition is to accelerate the maturity of any Indebtedness in excess of $1,000,000 or to permit (without regard to any required notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such Indebtedness in excess of $1,000,000 or any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity and the forgoing conditions are not cured within thirty (30) days after the condition occurs.

          (e)  Bankruptcy, etc. (i) Borrower or any other Loan Party  shall
               ---------------
commence a  voluntary case  concerning itself under  the Bankruptcy  Code; or
(ii) aninvoluntary case is commenced against Borroweror any other Loan Party-and the petition is not controverted within thirty (30) days, or is not dismissed within ninety (90) days, after commencement of the case or (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Borrower, any other Loan Party or Borrower or any other Loan Party commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower, any other Loan Party or there is commenced against Borrower or any other Loan Party any such proceeding which remains undismissed for a period of ninety
(90) days; or (iv) any order of relief or other order approving any such case or proceeding is entered; or (v) Borrower or any other Loan Party is adjudicated insolvent or bankrupt; or (vi) Borrower or any other Loan Party suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of ninety (90) days; or (vii) Borrower or any other Loan Party makes a general assignment for the benefit of creditors; or (viii) Borrower, any other Loan Party shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (ix) Borrower or any other Loan Party shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debt; or (x) Borrower or any other Loan Party shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (xi) any corporate or partnership action is taken by Borrower or any other Loan Party for the purpose of effecting any of the foregoing.

          (f)  ERISA. (i) Any Termination Event shall occur, or (ii) any Plan
               -----
shall incur an accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, or fail to make a required installment payment on or before the due date under Section 412 of the Code or Section 302 of ERISA, or (iii) Borrower or any of the Loan Parties or a member of their respective ERISA Controlled Group shall have engaged in a transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA which could result in the imposition of liability in excess of $1,000,000.00 on any of Borrower or any other Loan Party or any member of their respective ERISA Controlled Group and an exemption shall not be applicable or have been obtained under Section 408 of ERISA or Section 4975 of the Code, or (iv) Borrower or any of the other Loan Parties or any member of their respective ERISA Controlled Group shall fail to pay when due an amount which it shall have become liable to pay to the PBGC, any Plan, any Multiemployer Plan or a trust established under Section 4049 of ERISA, or (v) Borrower shall have received a notice from the PBGC of its intention to terminate a Plan or to appoint a trustee to administer such Plan or Multiemployer Plan, which notice shall not have been withdrawn within fourteen (14) days after the date thereof, or (vi) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that an ERISA Plan must be terminated or have a trustee appointed to administer any ERISA Plan, or (vii) Borrower or any of the other Loan Parties or a member of their respective ERISA Controlled Group suffers a partial or complete withdrawal from a Multiemployer Plan or is in default (as defined in
Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or (viii) a proceeding shall be instituted against any of Borrower or any of the other Loan Parties or any member of their respective ERISA Controlled Group to enforce Section 515 of ERISA, or (ix) any other event or condition shall occur or exist with respect to any Employee Benefit Plan, Plan or Multiemployer Plan which could subject Borrower or any of the other Loan Parties or any member of their respective ERISA Controlled Group to any tax, penalty or other liability in excess of $1,000,000.00 or the imposition of any lien or security interest on Borrower or any of the other Loan Parties or any member of their respective ERISA Controlled Group, or (x) with respect to any Multiemployer Plan, the institution of a proceeding to enforce Section 515 of ERISA, to terminate such Plan, the receipt of a notice of reorganization or insolvency under Sections 4241 or 4245 of ERISA, in any event which could result in liability in excess of $1,000,000.00 to Borrower, any other Loan Party or any member of any of their ERISA Controlled Group, or
(xi) the assets of Borrower or any other Loan Party become or are deemed to be assets of an Employee Benefit Plan. No Event of Default under this
Section 7.01(f) shall be deemed to be, or have been, waived or corrected because of any disclosure by Borrower or any Loan Party. The occurrence of any of the events Set forth in (iv), (v), (vi), (vii) or (viii) above, shall not be an Event of Default if the potential liability to the ERISA Controlled Group as a result of such occurrence, assuming that the Plan terminated immediately thereon or the ERISA controlled Group immediately withdrew from the Multiemployer Plan, would not exceed $1,000,000.00, either individually or in the aggregate for all occurrences.

          (g)  Judgments. One or more judgments or decrees (i) in an
               ---------
aggregate amount of $1,000,000 or more are entered against Borrower, the REIT or any other Loan Parties or (ii) which, with respect to Borrower and the other Loan Parties, could result in a Material Adverse Effect, shall be entered by a court or courts of competent jurisdiction against any of such Persons (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing or has actually reimbursed such judgment creditor) and (x)stayed (by appeal or otherwise), discharged, paid, bonded or vacated within thirty (30) days or (y) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees.

          (h)  REIT.  The REIT fails to remain a publicly-traded real estate
               ----
investment trust in good standing with the New York Stock Exchange and with the Securities and Exchange Commission.

          (i)  Material Adverse Effect.  If any Material Adverse Effect shall
               -----------------------
occur.

          (j)  Bar Building. If (i) a monetary default occurs under the
               ------------
Settlement Agreement, (ii) an Event of Default occurs under the Bar Building Loan Documents, (iii) the Bar Building or any part thereof shall become an asset in a voluntary or involuntary bankruptcy or insolvency proceeding or
(iv) the responsibility for the management of the Bar Building is transferred from Borrower or a wholly-owned subsidiary or affiliate thereof.

          (k)  17 Battery Place.  If a default occurs under the 17 Battery
               ----------------
Place Tenancy Agreement or the 17 Battery Place Mortgage after the expiration of any applicable notice and cure periods contained therein.

          (l)  Graybar Building.  If a default occurs under the Graybar
               ----------------
Operating Lease and/or the Graybar Leases after the expiration of any applicable notice and cure periods contained therein.

          Section 7.02   Rights and Remedies. (a)  Upon the occurrence of any
                         -------------------
Event of Default described in Section 7.01(e), the Facility Amount shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loan and any and all accrued Fees and other Obligations shall automatically become immediately due and payable, with all additional interest thereon calculated at the Default Rate from the occurrence of the Default until the Loan is paid in full and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower and the other Loan Parties, and the obligation of Lender and all Co-Lenders to make any Advances hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, Agent, upon approval by the Majority Co-Lenders, may, by written notice to Borrower, (i) declare that the Facility Amount is terminated, whereupon the Facility Amount and the obligation of Lender and all Co-Lenders to make any Advances (or their pro rata share thereof) hereunder shall immediately terminate, and (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loan and any and all accrued Fees and other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest thereon calculated at the Default Rate from the occurrence of the Default until the Loan is paid in full and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower and the other Loan Parties.

          (b) If an Event of Default has occurred and is continuing, Agent and any Co-Lender may offset any indebtedness, obligations or liabilities owed to Borrower against any indebtedness, obligations or liabilities of Borrower or the REIT to it.

          (c) If an Event of Default has occurred and is continuing, Agent and any Co-Lender may avail itself of any remedies available to it under the Loan Documents or at law or equity.

          SECTION 8.     INTENTIONALLY DELETED.

          SECTION 9.     MISCELLANEOUS.

          Section 9.01   Payment of Agent's and Syndication Agent's Expenses,
                         ----------------------------------------------------
Indemnity, etc.  Borrower and the REIT shall:
--------------

          (a) whether or not the Transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of Agent and the Syndication Agent in connection with Agent's and the Syndication Agent's due diligence review of the Mortgaged Assets, the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, and all out-of-pocket expenses of Agent and the Syndication Agent in connection with the syndication and/or administration of the Loan and any amendment, waiver or consent relating to any of the Loan Documents and of Agent and the Syndication Agent in connection with the preservation of rights under, any amendment, waiver or consent relating to, and enforcement of, the Loan Documents and the documents and instruments referred to therein or in connection with any restructuring or rescheduling of the Obligations (including, without limitation, the reasonable fees and disbursements of counsel for Agent and the Syndication Agent);

          (b) pay, and hold Agent, the Syndication Agent, and each Co-Lender harmless from and against, any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and hold Agent, the Syndication Agent, and each Co-Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to Agent, the Syndication Agent or such Co-Lender) to pay such taxes; and

          (c) indemnify Agent, (in its capacity as Lender and as Agent), the Syndication Agent (in its capacity as Syndication Agent and as a Co-Lender) and each Co-Lender, its officers, directors, employees, representatives and agents and any persons or entities owned or Controlled by, owning or
Controlling, or under common Control or Affiliated with Agent, the Syndication Agent, or each Co-Lender (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising in any manner out of, or in any way related to or by reason of, (i) the breach of any of Borrower's, the REIT's or other Loan Party's representations and warranties or of any of Borrower's, REIT's or other Loan Party's Obligations, (ii) a default under Sections 4.12 or 5.11, including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense, and settlement of losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, and (iii) the exercise by Agent, the Syndication Agent and the Co-Lenders of their rights and remedies (including, without limitation, foreclosure) under any Loan Documents (but excluding, as to any Indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements incurred by reason of the gross negligence or willful misconduct of such Indemnitee) (collectively, "Indemnified Liabilities"). Borrower and the REIT further agree that, without Agent's, the Syndication Agent's or the Co-Lenders' prior written consent, they will not enter into any settlement of a lawsuit, claim or other proceeding arising or relating to any Indemnified Liability unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of each Indemnitee.
Borrower's and the REIT's obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations.

          Section 9.02   Notices. Except as otherwise by expressly provided
                         -------
herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile, telex, or cable communication), and shall be deemed to have been duly given or made when delivered by hand, or five (5) days after being deposited in the United States mail, certified or registered, postage prepaid, or, in the case of telex notice, when sent, answerback received, or, in the case of facsimile notice, when sent, answerback received, or, in the case of a nationally recognized overnight courier service, one (1) Business Day after delivery to such courier service, addressed, in the case of Borrower, Agent and the Syndication Agent, at the addresses specified below, or to such other addresses as may be designated by any party in a written notice to the other parties hereto, Syndication Agent, as follows:

If to Agent or Syndication Agent as follows:

               Lehman Brothers Holdings Inc.
                 d/b/a Lehman Capital, a division of
                 Lehman Brothers Holdings Inc.
               Three World Financial Center, 8th Floor
               New York, New York 10285
               Telecopier Number:  (212) 526-7423
               Attention: David Juge

                    and to

               Hatfield Philips Inc.
               285 Peachtree Center Avenue
               Marquis Two Tower
               Atlanta, Georgia 30303
               Telecopier Number: (404) 420-5610
               Attention: Mr. Greg Winchester

     with copies thereof, with respect to all notices delivered in accordance with Section 2, to:

               Lehman Brothers, Inc.
               101 Hudson Street
               Jersey City, New Jersey 07302

               Telecopier Number: (201) 524-4439
               Attention:  Mr. Chris Czako

If to Borrower or the REIT, as follows:

               SL Green Operating Partnership, L.P.
               70 West 36/th/ Street
               New York, New York 10018
               Attention: Benjamin P. Feldman, Esq.
               Facsimile No. (212) 594-0086

with a copy to:
               Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel 200 Park Avenue
               New York, New York 10166
               Attention: Robert J. Ivanhoe, Esq.
               Facsimile No. (212) 801-6400

          Section 9.03   Successors and Assigns.  This Agreement shall be
                         ----------------------
binding upon and inure to the benefit of Borrower, the REIT, Agent, the Syndication Agent, the Co-Lenders, all future holders of the Note and their respective successors and assigns.

          Section 9.04   Amendments and Waivers. (a) Neither this Agreement,
                         ----------------------
the Note, any other Loan Document to which Borrower, the REIT or any other Loan Party is a party nor any terms hereof or thereof may be amended, supplemented, modified or waived other than in a writing executed by Borrower, the REIT, any other applicable Loan Party and Agent. If all or a portion of the Loan and the Facility Amount is sold to a Co-Lender pursuant to Section 9.09, the Borrower and the REIT acknowledge and agree that any amendment, modification approval, waiver or request to be granted regarding the terms of this Agreement shall be given in accordance with the terms, provisions and conditions of this Agreement and the intercreditor agreement to be entered into between Lender, as Agent, and each Co-Lender (the
"Intercreditor Agreement"), provided that such terms, provisions and conditions shall have been disclosed to Borrower and the REIT; Lender agrees that the terms of such Intercreditor Agreement shall not be inconsistent with this Agreement, the other Loan Documents or the Assignment and Assumption and in the event of any such inconsistency the terms of this Agreement shall control. The parties hereto acknowledge and agree that after the occurrence of a Syndication, any amendment, modification, approval, waiver or request to be granted regarding the terms of this Agreement shall be given in accordance with the terms, provisions and conditions of the Intercreditor Agreement. The authority of Agent to act as Agent hereunder arises pursuant to and is governed by the Intercreditor Agreement and this Agreement.

          (b) In the case of any waiver, Borrower, the REIT, Agent and all Co-Lenders shall be restored to their former position and rights hereunder and under the outstanding Note and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          (c) Borrower acknowledges and agrees that this Agreement amends and restates the terms and conditions of the Interim Loan Agreement in its entirety and that the Collateral Account Agreement (as defined in the Interim Loan Agreement) is terminated.

          Section 9.05   No Waiver; Remedies Cumulative. No failure or delay
                         ------------------------------
on the part of Agent or any Co-Lender in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between Borrower or any other Loan Party and Agent or any Co-Lender shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Agent or any Co-Lender would otherwise have, absent a requirement or provision therefor in any Loan Documents. No notice to or demand on Borrower or any other Loan Party shall in any case entitle Borrower or any other Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Agent or any Co-Lender, to any other or further action in any circumstances without notice or demand.

          Section 9.06   Governing Law; Submission to Jurisdiction. (a) This
                         -----------------------------------------
Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York, provided however, that with respect to the creation, perfection, priority and enforcement of the lien of the Security Instruments, and the determination of deficiency judgments, the laws of the State where the Real Property Asset is located shall apply.

          (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, Borrower and the REIT hereby accept for themselves and in respect of their property, generally and uncondi-tionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Borrower and the REIT irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Borrower and the REIT at their addresses set forth in Section 9.02. Borrower and REIT hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of Agent or any Co-Lender, to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower or the REIT in any other jurisdiction.

          Section 9.07   Confidentiality Disclosure of Information. Each
                         -----------------------------------------
party hereto shall treat the transactions contemplated hereby and all financial and other information furnished to it about Borrower, the other
Loan Parties and the Real Property Assets, as confidential; provided, however, that such confidential information may be disclosed (a) as required by law or pursuant to generally accepted accounting procedures, (b) to officers, directors, employees, agents, partners, investors, attorneys, accountants, engineers, other consultants, Affiliates and Co-Lenders of the parties hereto who need to know such information, provided such Persons are instructed to treat such information confidentially, (c) by Agent or the Syndication Agent on a similar confidential basis to any Participant, Affiliate, Co-Lender, servicer, or assignee ("Transferee"), which disclosure to Transferees and prospective Transferees may include any and all information which has been delivered to Agent or the Syndication Agent by Borrower or any other Loan Party pursuant to this Agreement or the other Loan Documents or which has been delivered to Agent or the Syndication Agent in connection with Agent's or the Syndication Agent's or the Co-Lenders' credit evaluation of Borrower and the REIT prior to entering into this Agreement, or
(d) upon the written consent of the party whose otherwise confidential information would be disclosed.

          Borrower and the REIT acknowledge and agree that Agent and the Syndication Agent may provide to the Co-Lenders, and that Agent, the Syndication Agent and each of the Co-Lenders may provide to any Participant, originals or copies of this Agreement, all Loan Documents and all other documents, instruments, certificates, opinions, insurance policies, letters of credit, reports, requisitions and other materials and information of every nature or description, and may communicate all oral information, at any time submitted by or on behalf of Borrower, the REIT or any other Loan Party or received by Agent or the Syndication Agent in connection with the Loan or Borrower or any other loan Party.

          Section 9.08.  Recourse. The Loan and the Obligations shall be full
                         --------
recourse to Borrower and the REIT.

          Section 9.09.  Sale of Loan, Co-Lenders, Participations and
                         --------------------------------------------
Servicing.
---------

          (a) Lender and any Co-Lender may, at their option, sell with novation all or any part of their right, title and interest in, and to, and under the Loan, including, without limitation, all or a portion of their obligation to make Advances, and its interest in the outstanding principal balance of the Loan, to one or more additional Co-Lenders; if no Event of Default has occurred and is continuing, each Co-Lender shall be subject to the prior written approval of Borrower, which approval shall not be unreasonably withheld or delayed. Each additional Co-Lender shall enter into an assignment and assumption agreement (the "Assignment and Assumption") assigning a portion of Lender's or Co-Lender's rights and obligations under the Loan, and pursuant to which the additional Co-Lender accepts such assignment and assumes the assigned obligations. From and after the effective date specified in the Assignment and Assumption (i) each Co-Lender shall be a party hereto and to each Loan Document to the extent of the applicable percentage or percentages set forth in the Assignment and Assumption and, except as specified otherwise herein, shall succeed to the rights and obligations of Lender and the Co-Lenders hereunder and thereunder in respect of the Loan (including, without limitation, its pro rata share of Lender's and each Co-Lenders' obligations to make Advances hereunder), and
(ii) Lender, as lender and each Co-Lender, as applicable, shall, to the extent such rights and obligations have been assigned and assumed by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations hereunder and under the Loan Documents. Each prospective Co-Lender that has been approved by Borrower pursuant to this
Section 9.09(a) that becomes a Co-Lender shall have the right to assign its entire Pro Rata Interest in the Loan to an Affiliate thereof, provided that such Affiliate complies with the other requirements of this Section 9.09(a).

          (b)  Intentionally Deleted.

          (c) Borrower agrees that it shall, in connection with any sale of all or any portion of the Loan, whether in whole or to an additional Co-Lender or Participant (a "Syndication"), within ten (10) business days after requested by Agent or the Syndication Agent, furnish Agent or the Syndication Agent with the certificates required under Section 9.22(a) and (b) and such other information as reasonably requested by any additional Co-Lender or Participant in performing its due diligence in connection with its purchase of an interest in the Loan and the Facility Amount.

          (d) If for any reason the Agent, as a Co-Lender, but not as an Agent, or any of the other Co-Lenders shall fail or refuse to (i) make timely payment to any other party of any amount required to be paid by it hereunder or under the Loan Documents, or (ii) abide by its other obligations under this Agreement or the other Loan Documents within two (2) Business Days after receipt of notice that the Agent has determined that such Co-Lender has so failed or refused (or in the case of the Agent in its capacity as Co-Lender, after receipt of notice that the Majority Co-Lenders have determined that the Agent in its capacity as Co-Lender has so failed or refused) (each a "Defaulting Co-Lender"), then, in addition to the rights and remedies that may be available to the Agent and the other Co-Lenders at law and in equity, such Defaulting Co-Lender's right to participate in the administration of the Loan and the Loan Documents, including without limitation, any rights to consent to or direct any action or inaction of the Agent or to be taken into account in the calculation of Majority Co-Lenders, shall be suspended during the pendency of such failure or refusal.

          (e) Lender (or an Affiliate of Lender) shall act as administrative agent for itself and the Co-Lenders (together with any successor administrative agent, the "Agent") pursuant to this Section 9.09(e). Borrower acknowledges that Lender, as Agent shall have the sole and exclusive authority to execute and perform this Agreement and each Loan Document on behalf of itself, as Lender and as agent for itself and the Co-Lenders subject to the terms of the Intercreditor Agreement. Except as otherwise provided herein, Borrower shall have no obligation to recognize or deal directly with any Co-Lender, and no Co-Lender shall have any right to deal directly with Borrower with respect to the rights, benefits and obligations of Borrower under this Agreement, the Loan Documents or any one or more documents or instruments in respect thereof. Borrower may rely conclusively on the actions of Lender as Agent to bind Lender and the Co-Lenders, notwith-standing that the particular action in question may, pursuant to this Agreement or any Intercreditor Agreement among Agent and the Co-Lenders, be subject to the consent or direction of the Co-Lenders. Lender may resign as Agent of the Co-Lenders, in its sole discretion, without the consent of Borrower. Upon any such resignation, a successor Agent shall be determined pursuant to the terms of the Intercreditor Agreement.

          Notwithstanding any provision to the contrary in this Agreement, neither the Agent nor the Syndication Agent shall have any duties or responsibilities except those expressly set forth herein and in the Intercreditor Agreement and no covenants, functions, responsibilities, duties, obligations or liabilities of Agent or the Syndication Agent shall be implied by or inferred from this Agreement, the Intercreditor Agreement, or any other Loan Document, or otherwise exist against Agent or the Syndication Agent.

          (f) Except to the extent its obligations hereunder and its interest in the Loan have been assigned pursuant to one or more Assignments and Assumption, Lehman, as Syndication Agent and Agent, shall have the same rights and powers under this Agreement as any other Co-Lender and may exercise the same as though it were not the Syndication Agent or Agent, respectively. The term "Co-Lender" or "Co-Lenders" shall, unless otherwise expressly indicated, include Lehman in its individual capacity. Lehman and the other Co-Lenders and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, any Loan Party or any Affiliate of Borrower or any Loan Party and any Person or entity who may do business with or own securities of Borrower or any Loan Party or any Affiliate of Borrower or any Loan Party or any Affiliate thereof, all as if they were not serving in such capacities hereunder and without any duty to account therefor to each other.

          (g)  Intentionally Deleted.

          (h) Lender, as Agent, shall maintain at its domestic lending office or at such other location as Lender, as Agent, shall designate in writing to each Co-Lender and Borrower a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Co-Lenders, the amount of each Co-Lender's proportionate share of the Facility Amount and the Loan and the name and address of each Co-Lender's agent for service of process (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Lender, as Agent, and the Co-Lenders may treat each person or entity whose name is recorded in the Register as a Co-Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection and copying by Borrower or any Co-Lender during normal business hours upon reasonable prior notice to the Agent. A Co-Lender may change its address and its agent for service of process upon written notice to Lender, as Agent, which notice shall only be effective upon actual receipt by Lender, as Agent, which receipt will be acknowledged by Lender, as Agent, upon request.

          (i) Notwithstanding anything herein to the contrary, any financial institution or other entity may be sold a participation interest in the Loan by Lender or any Co-Lender without Borrower's consent (such financial institution or entity, a "Participant") (x) if such sale is without novation and (y) if the other conditions set forth in this paragraph are met. No Participant shall be considered a Co-Lender hereunder or under the Note or the Loan Documents. No Participant shall have any rights under this Agreement, the Note or any of the Loan Documents and the Participant's rights in respect of such participation shall be solely against Lender or Co-Lender, as the case may be, as set forth in the participation agreement executed by and between Lender or Co-Lender, as the case may be, and such Participant. The terms of any participation agreement between Lender or Co-Lender, as the case may be, and its Participant shall not grant the Participant any consent rights except for consent to (i) changes in the interest rate and term of the Loan, (ii) increase in the principal amount of the Loan (except for protective advances), (iii) release of any party liable for repayment of the Loan, (iv) forbearance, (v) consents to Liens other than Permitted Liens on the Real Property Assets or the Rents related thereto, (vi) the acceleration of the Loan or the taking of any enforcement action with respect to the Loan. No participation shall relieve Lender or Co-Lender, as the case may be, from its obligations hereunder or under the Note or the Loan Documents and Lender or Co-Lender, as the case may be, shall remain solely responsible for the performance of its obligations hereunder.

          (j) Notwithstanding any other provision set forth in this Agreement, the Lender or any Co-Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, amounts owing to it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System), provided that no such security interest or the exercise by the secured party of any of its rights thereunder shall release Lender or Co-Lender from its funding obligations hereunder.

          Section 9.10   Borrower's and the REIT's Assignment.  Neither
                         ------------------------------------
Borrower nor the REIT may assign its rights or obligations hereunder without the prior written consent of Agent and all of the Co-Lenders.

          Section 9.11   Counterparts.  This Agreement may be executed in any
                         ------------
number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an orig-inal, but all of which shall together constitute one and the same instrument.

          Section 9.12   Effectiveness.  This Agreement shall become
                         -------------
effective on the date on which all of the parties hereto shall have signed a counterpart hereof and shall have delivered the same to the Syndication Agent.

          Section 9.13   Headings Descriptive. The heading of the several
                         --------------------
Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          Section 9.14   Marshaling; Recapture. Agent shall be under no
                         ---------------------
obligation to marshal any assets in favor of Borrower, any other Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent Agent receives any payment by or on behalf of Borrower or any other Loan Party, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to Borrower or such other Loan Party or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, re-duced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included (other than for interest calculations) within the liabilities of Borrower or such other Loan Party to Agent and the Co-Lenders as of the date such initial payment, reduction or satisfaction occurred.

          Section 9.15   Severability. In case any provision in or obligation
                         ------------
under this Agreement or the Note or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          Section 9.16   Survival.  Except as expressly provided to the
                         --------
contrary herein, all indemnities set forth herein including, without limitation, in Sections 2.16, 2.17, 2.18, 2.19 and 9.01 shall survive the execution and delivery of this Agreement, the Note and the Loan Documents and the making and repayment of the Loan hereunder.

          Section 9.17   Domicile of Loan Portions.  Lender and the Co
                         -------------------------
Lenders may transfer and carry any Loan Portion at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate, subject to
Section 2.19.

          Section 9.18   Intentionally Deleted.
                         ---------------------

          Section 9.19   Calculations; Computations. Except as otherwise
                         --------------------------
expressly provided herein, the financial statements to be furnished to Agent or the Syndication Agent pursuant hereto shall be made and prepared in ac-cordance with GAAP consistently applied throughout the periods involved and consistent with GAAP as used in the preparation of the financial statements referred to in Section 4.05.

          SECTION 9.20   WAIVER OF TRIAL BY JURY.  TO THE EXTENT PERMITTED
                         -----------------------
BY APPLICABLE LAW, BORROWER, AGENT AND ALL CO-LENDERS EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

          Section 9.21   No Joint Venture.  Notwithstanding anything to the
                         ----------------
contrary herein contained, neither Agent, the Syndication Agent nor any Co-Lender by entering into this Agreement or by taking any action pursuant hereto, will not be deemed a partner or joint venturer with Borrower or the REIT or any Loan Party and Borrower and the REIT agree to hold Agent, the Syndication Agent and each Co-Lender harmless from any damages and expenses resulting from such a construction of the relationship of the parties hereto or any assertion thereof.

          Section 9.22   Estoppel Certificates. (a)  Borrower, the REIT and
                         ---------------------
Agent, each hereby agree at any time and from time to time upon not less than ten (10) days prior written notice by Borrower, the REIT or Agent, to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying whether this Agreement is unmodified (or if there have been modifications stating the modifications hereto), and stating whether or not, to the best knowledge of such certifying party, any Default or Event of Default has occurred and is then continuing, and, if so, specifying each such Default or Event of Default; provided, however, that it
                                                  --------  -------
shall be a condition precedent to Lender's obligation, as Agent, to deliver the statement pursuant to this Section, that Agent shall receive, together with Borrower's request for such statement, a certificate of a general partner or senior executive officer of Borrower and the REIT, stating that to the best knowledge of such certifying party, no Default or Event of Default exists as of the date of such certificate (or specifying such Default or Event of Default).

          (b)  Within five  (5) Business  Days of  Agent's request,  Borrower shall execute and deliver a certificate of the general partner of Borrower and the REIT or senior executive officer of Borrower and the REIT confirming the then aggregate outstanding principal balance of the Loan, the outstanding principal balance of each Eurodollar Portion and the Base Rate Portion, the Contract Rate for each Loan Portion, the dates to which all interest has been paid, and the Interest Period for each Eurodollar Portion. Such statement shall be binding and conclusive on Borrower and the REIT absent manifest error.

          (c) Agent on behalf of the Co-Lenders agrees at any time and from time to time upon not less than ten (10) days prior written notice by Borrower, to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, stating (i) the then current outstanding principal balance under this Agreement, (ii) the Contract Rate and the interest rate of each outstanding Loan Portion, (iii) whether it has delivered any notices of default under this Agreement and (iv) whether this Agreement is unmodified, and if there have been modifications, stating the modifications hereto).

          Section 9.23   No Other Agreements.  The Loan Documents constitute
                         -------------------
the entire understanding of the parties with respect to the transactions contemplated hereby, and all prior understandings with respect thereto, whether written or oral, shall be of no force and effect.

          Section 9.24   Controlling Document.  In the event of a conflict
                         --------------------
between the provisions of this Agreement and the other Loan Documents, the provisions of this Agreement shall control and govern the conflicting provisions of the other Loan Documents.

          Section 9.25   No Benefit to Third Parties.  This Agreement is for
                         ---------------------------
the sole and exclusive benefit of Borrower, the REIT, and Agent, the Syndication Agent and the Co-Lenders and all conditions of the obligation of Lender and the Co-Lenders to make Advances hereunder are imposed solely and exclusively for the benefit of Lender and the Co-Lenders and their assigns and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender and the Co-Lenders will refuse to make Advances in the absence of strict compliance with any and all thereof and no other person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Agent and the Co-Lenders at any time if they in their sole discretion deem it advisable to do so. Without limiting the generality of the foregoing, neither Agent nor the Co-Lenders shall have any duty or obligation to anyone to ascertain that funds advanced hereunder are used as required by the terms hereof or to pay the cost of constructing the improvements on any of the Real Property Assets or to acquire materials and supplies to be used in connection therewith or to pay costs of owning, operating and maintaining same.

          Section 9.26   Joint and Several.  Borrower and the REIT are each
                         -----------------
jointly and severally liable for the payment in full of the Loan and all other sums owing under this Agreement, the Note, and any other Loan Documents and the performance of all of the Obligations.

                        (NO FURTHER TEXT ON THIS PAGE)

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                         SL GREEN OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

                         By: SL GREEN REALTY CORP., a Maryland corporation, its general partner


                              By:  /s/ David J. Nettina
                                   -----------------------
                                   David J. Nettina
                                   Chief Financial Officer


                              By:  /s/ Benjamin P. Feldman
                                   _______________________
                                   Benjamin P. Feldman
                                   Executive Vice President


                         SLG GRAYBAR LLC, a New York limited liability company

                         By: SLG GRAYBAR 2 LLC, a New York limited liability company, its managing member

                              By: SL GREEN OPERATING  PARTNERSHIP, L.P.,  a
                              Delaware  limited  partnership,   its  managing
                              member

                              By: SL GREEN   REALTY    CORP.,   a   Maryland
                                  corporation, its general partner


                                        By:  /s/ David J. Nettina
                                             -----------------------
                                             David J. Nettina
                                             Chief Financial Officer


                                        By:  /s/ Benjamin P. Feldman
                                             -----------------------
                                             Benjamin P. Feldman
                                             Executive Vice President


                         SLG GRAYBAR 2 LLC, a New York limited liability company

                         By: SL GREEN OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, its managing member

                              By:  SL   GREEN   REALTY  CORP.,   a   Maryland
                                   corporation, its general partner



                                   By:  /s/ David J. Nettina
                                        -----------------------
                                        David J. Nettina
                                        Chief Financial Officer


                                   By:  /s/ Benjamin P. Feldman
                                        -----------------------
                                        Benjamin P. Feldman
                                        Executive Vice President


                         NEW GREEN 1140 REALTY LLC, a New York limited liability company

                         By:  SL GREEN OPERATING  PARTNERSHIP, L.P.,
                         a Delaware limited partnership, its managing member

                              By:  SL   GREEN   REALTY  CORP.,   a   Maryland
                                   corporation, its general partner


                                   By:  /s/ David J. Nettina
                                        -----------------------
                                        David J. Nettina
                                        Chief Financial Officer


                                   By:  /s/ Benjamin P. Feldman
                                        -----------------------
                                        Benjamin P. Feldman
                                        Executive Vice President


                         SLG 17 BATTERY LLC, a New York limited liability company

                         By:  SL  GREEN  OPERATING    PARTNERSHIP,  L.P.,   a
                              Delaware  limited  partnership,   its  managing
                              member

                              By:  SL   GREEN   REALTY  CORP.,   a   Maryland
                                   corporation, its general partner


                                   By:  /s/ David J. Nettina
                                        -----------------------
                                        David J. Nettina
                                        Chief Financial Officer


                                   By:  /s/ Benjamin P. Feldman
                                        -----------------------
                                        Benjamin P. Feldman
                                        Executive Vice President


                         SL GREEN REALTY CORP., a Maryland corporation


                         By:  /s/ David J. Nettina
                              -----------------------
                              David J. Nettina
                              Chief Financial Officer


                         By:  /s/ Benjamin P. Feldman
                              -----------------------
                              Benjamin P. Feldman
                              Executive Vice President




                                  EXHIBIT A

                             NOTICE OF BORROWING

                     SL GREEN OPERATING PARTNERSHIP, L.P.
                            SL GREEN REALTY CORP.
                            70 West 36/th/ Street
                           New York, New York 10018

                                              ______________________, 19_____

_____________________________
_____________________________
_____________________________

Ladies and Gentlemen:

     We refer to that certain Loan Agreement dated as of ____________ __, 1998 between us and you (the "Loan Agreement"). This certificate is delivered to you pursuant to Section 2.02 of the Loan Agreement as one of the inducements for an Advance in the amount of $______________, which will bring the total unpaid principal balance of the Note to $______________. All capitalized terms used herein shall have the same meanings herein as they have in the Loan Agreement.

     In order to induce you to make this advance, we hereby represent and certify as follows:

          1. No Default or Event of Default has occurred and is continuing under the Loan Agreement, the Note, or any other Loan Documents or would result from the proposed Advance or would result from the application of the proceeds therefrom.

          2. Each of the representations and warranties set forth in the Loan Agreement, the Note, and all other Loan Documents are true and correct in all material respects as of the date hereof (other than such representations and warranties that by their terms refer to a date other than the date of such Advance).

          3. All conditions in the Loan Agreement, the Note, and all other Loan Documents to an Advance will be satisfied after giving effect to the Advance hereby requested, including, without limitation, compliance with the Financial Covenants.

     The undersigned hereby notifies you that the date of the Borrowing shall
be   _____________________   of   the   Advance   shall   be   utilized   for
_______________).

                         (SL GREEN OPERATING PARTNERSHIP L.P.)
                         (SL GREEN REALTY CORP.)



                         By:
                              --------------------------------------------
                              Name:
                              Title:


                                  EXHIBIT B

CONSOLIDATED AMENDED AND RESTATED PROMISSORY NOTE



$275,000,000.00                                            New York, New York


                                                       As of March ____, 1998


          FOR VALUE RECEIVED SL GREEN OPERATING PARTNERSHIP, L.P. (the "Partnership"), SLG GRAYBAR LLC (the "Graybar LLC"), SLG GRAYBAR 2 LLC (the "Member LLC"), NEW GREEN 1140 REALTY LLC (the "Green LLC"), SLG 17 BATTERY LLC (the "17 LLC") and SL GREEN REALTY CORP. (the "REIT"; the Partnership, the Graybar LLC, the Member LLC, the Green LLC, the 17 LLC and the REIT are hereinafter referred to, individually and collectively, as the context requires as, the "Borrower") each having an address at 70 West 36/th/ Street, New York, New York 10018 hereby unconditionally promise to pay to the order of LEHMAN BROTHERS HOLDINGS INC. D/B/A LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, having an address at Three World Financial Center, 200 Vesey Street, New York, New York 10285 ("Lehman") individually as a Co-Lender and as Agent for one or more Co-Lenders and as Syndication Agent (Lehman, as a Co-Lender, hereinafter referred to as "Holder") the principal sum of TWO HUNDRED SEVENTY-FIVE MILLION AND 00/100 DOLLARS ($275,000,000.00) with interest from the date hereof at the rates set forth in that certain Loan Agreement dated the date hereof between Borrower, SL Green Realty Corp. (the "REIT") and Lehman (the "Loan Agreement"), principal (as so much thereof as may be advanced and unpaid) and interest to be payable in accordance with the terms and conditions provided herein and the Loan Agreement, and otherwise subject to all other terms and conditions contained in the Loan Agreement, until such principal amount is paid in full.

     This Note evidences the new and additional indebtedness of $125,486,084.80 and also the existing indebtedness of $149,513,915.20 remaining unpaid on, and previously evidenced by, the bonds, notes or obligations, including any supplemental or replacement notes, if any, secured by the those certain mortgages described on Schedule 1 hereto (the "Existing
                                                                    --------
Indebtedness") contemporaneously assigned to Lender; it being the intention
------------
of this Note that it shall constitute both a renewal, extension and modification, amendment and restatement of the terms of payment of such Existing Indebtedness and also an expression of the terms of payment of such new and additional indebtedness.

          The whole of the principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due under the Loan Agreement, the Security Instruments covering the Mortgaged Assets (as defined in the Loan Agreement), the other Loan Documents (as defined in the Loan Agreement) and this Note (all such sums hereinafter collectively referred to as the "Debt") shall, at the election of the Holder and without notice, become immediately due and payable upon an occurrence of an Event of Default in accordance with the terms of the Loan Agreement. All of the terms, covenants and conditions contained in the Loan Documents are hereby made a part of this Note to the same extent and with the same force as if they were fully set forurrence of an Event of Default or upon the failure of Borrower to pay the Debt in full on demand on the Maturity Date, Holder shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at the Default Rate pursuant to the terms of the Loan Agreement. The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full. This charge shall be added to the Debt, and shall be deemed secured by the Security Instrument. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Holder by reason of the occurrence of any Event of Default.

          This Note is the Note referred to in the Loan Agreement and is entitled to the benefits thereof and shall be subject to the provisions thereof. As provided in the Loan Agreement, this Note is subject to voluntary prepayments, in whole or in part, from time to time upon the occurrence of the events specified therein. This Note is secured by the Security Instrument and the other Loan Documents (both as defined in the Loan Agreement).

          Whenever used, the singular number shall include the plural, the plural the singular, and the words "Holder", "Borrower" and the REIT shall include their respective successors, assigns, heirs, executors and administrators, including additional Co-Lenders pursuant to the terms of the Loan Agreement.

          This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Holder to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess the Maximum Legal Rate, the interest rates set forth in the Loan Agreement or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Holder for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

          This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Holder, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

          Subject to  the recourse limitations  and obligations set  forth in
Section 9.08 of the Loan Agreement, the Debt and the Obligations shall be full recourse to Borrower and the REIT.

          Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Holder and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any others who may become liable for the payment of all or any part of the Debt, under the Loan Documents.

          This Note shall be governed and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.



                        (NO FURTHER TEXT ON THIS PAGE)

               IN WITNESS WHEREOF, Borrower has duly executed and delivered this Note the day and year first above written.

                         SL GREEN  OPERATING   PARTNERSHIP, L.P.,  a Delaware
                         limited partnership

                         By: SL GREEN REALTY CORP., a Maryland corporation, its general partner




                              By:  _______________________
                                   David J. Nettina
                                   Chief Financial Officer


                              By:  _______________________
                                   Benjamin P. Feldman
                                   Executive Vice President


                         SLG GRAYBAR LLC, a New York limited liability company

                         By: SLG GRAYBAR 2 LLC, a New York limited liability company, its managing member

                              By:  SL GREEN OPERATING   PARTNERSHIP, L.P.,  a
                                   Delaware limited partnership, its managing
                                   member

                              By:  SL   GREEN   REALTY  CORP.,   a   Maryland
                                   corporation, its general partner


                                        By:  _______________________
                                             David J. Nettina
                                             Chief Financial Officer


                                        By:  _______________________
                                             Benjamin P. Feldman
                                             Executive Vice President



                         SLG GRAYBAR 2 LLC, a New York limited liability company



                         By:  SL  GREEN  OPERATING     PARTNERSHIP,  L.P.,  a
                              Delaware  limited  partnership,   its  managing
                              member

                              By:  SL   GREEN   REALTY  CORP.,   a   Maryland
                                   corporation, its general partner


                                   By:  _______________________
                                        David J. Nettina
                                        Chief Financial Officer


                                   By:  _______________________
                                        Benjamin P. Feldman
                                        Executive Vice President


                         NEW GREEN 1140 REALTY LLC, a New York limited liability company

                         By:  SL  GREEN  OPERATING     PARTNERSHIP,  L.P.,  a
                              Delaware  limited  partnership,   its  managing
                              member


                              By:  SL   GREEN   REALTY  CORP.,   a   Maryland
                                   corporation, its general partner


                                   By:  _______________________
                                        David J. Nettina
                                        Chief Financial Officer


                                   By:  _______________________
                                        Benjamin P. Feldman
                                        Executive Vice President



                         SLG 17 BATTERY LLC, a New York limited liability company

                         By:  SL  GREEN  OPERATING     PARTNERSHIP,  L.P.,  a
                              Delaware  limited  partnership,   its  managing
                              member

                              By:  SL   GREEN   REALTY  CORP.,   a   Maryland
                                   corporation, its general partner


                                   By:  _______________________
                                        David J. Nettina
                                        Chief Financial Officer


                                   By:  _______________________
                                        Benjamin P. Feldman
                                        Executive Vice President


                         SL GREEN REALTY CORP., a Maryland corporation


                         By:  _______________________
                              David J. Nettina
                              Chief Financial Officer


                         By:  _______________________
                              Benjamin P. Feldman
                              Executive Vice President

                                ACKNOWLEDGMENT

                               (to be attached)




                                  SCHEDULE 1
                                  ----------


                               (To be Attached)



                                  EXHIBIT C

                            Intentionally Deleted


                            ---------------------




                                  EXHIBIT D

                            Intentionally Deleted
                            ---------------------

                                  EXHIBIT E

                        NOTICE OF VOLUNTARY PREPAYMENT


                       ______________________, 19_____

                        _____________________________
                        _____________________________
                        _____________________________

                            Ladies and Gentlemen:

   We refer to that certain Loan Agreement dated as of _____________, 1998 between us and you (the "Loan Agreement"). This certificate is delivered to you pursuant to Section 2.11 of the Loan Agreement.  All capitalized terms used herein shall have the same meanings herein as they have in the Loan
                                  Agreement.

  In order to induce you to accept this prepayment, we hereby represent and certify as follows:

1. No Default or Event of Default has occurred and is continuing under the Loan Agreement, the Note, or any other Loan Document or would result from the prepayment described herein.

2. Each of the representations and warranties set forth in the Loan Agreement, the Note, and all other Loan Documents are true and correct in all material respects as of the date hereof (other than such representations and warranties that by their terms refer to a date other than the date of such prepayment).



     The undersigned hereby notifies you that it has elected to prepay $______________.


                         (SL GREEN OPERATING PARTNERSHIP L.P.)
                         (SL GREEN REALTY CORP.)



                         By:
                              --------------------------------------------
                              Name:
                              Title:


                                  EXHIBIT F

                    ASSIGNMENT OF MANAGEMENT AGREEMENT AND
                       SUBORDINATION OF MANAGEMENT FEES


          THIS ASSIGNMENT OF MANAGEMENT AGREEMENT AND SUBORDINATION OF MANAGEMENT FEES ("Assignment") is made as of the _____ day of March, 1998, by SL GREEN OPERATING PARTNERSHIP, L.P. (the "Partnership"), SLG GRAYBAR LLC (the "Graybar LLC"), NEW GREEN 1140 REALTY LLC (the "Green LLC"), and SLG 17 BATTERY LLC (the "17 LLC") (the Partnership, the Graybar LLC, the Green LLC and the 17 LLC are hereinafter referred to, individually and collectively, as the context requires, as "Borrower") and LEHMAN BROTHERS HOLDINGS INC. D/B/A LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, having an address at Three World Financial Center, 200 Vesey Street, New York, New York 10285, individually as a Co-Lender ("Lehman") and as Agent for one or more Co-Lenders ("Agent") and as Syndication Agent (Agent, Syndication Agent and the Co-Lenders are hereinafter referred to as the "Lender"), and is acknowledged and consented to by SL GREEN MANAGEMENT LLC, a New York limited liability company ("Green LLC") and SL GREEN
MANAGEMENT CORP., a New York corporation ("Green Corp.") and SL GREEN LEASING, INC., a New York Corporation ("Leasing") each having its principal place of business at 70 West 36/th/ Street, New York, New York 10013 (Green LLC, Green Corp., and Leasing, collectively, the "Manager").

                                  RECITALS:

          A.   Borrower   and  the  REIT   (hereinafter  defined)   by  their
promissory note of even date herewith given to the Lender (such note, together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to herein as the "Note") are indebted to the Lender in the principal sum of $275,000,000.00 in lawful money of the United States of America, or so much as may be advanced and unpaid pursuant to the terms of the Loan Agreement (hereinafter defined), with interest from the date thereof at the rates set forth in the Note. The indebtedness evidenced by the Note, together with such interest accrued thereon, shall collectively be referred to as the "Loan". Principal and interest under the Note shall be payable in accordance with the terms and conditions provided in the Note.

          B. The Loan is subject to the terms and conditions of that certain Loan Agreement of even date herewith between Borrower, SL Green Realty Corp. (the "REIT") and the Lender (the "Loan Agreement") and the terms and conditions of that certain Agreement of Spreader, Consolidation and Modification of Mortgage of even date herewith (the "Security Instrument") which grants Lender a first lien on the property encumbered thereby (individually and collectively, as the context may require, the "Property"). All and any of the documents other than the Note, the Security Instrument, the Loan Agreement and this Assignment now or hereafter executed by Borrower, the REIT and/or others and by or in favor of the Lender, which wholly or partially secure or guarantee payment of the Note are referred to as the "Other Loan Documents."

          C. Pursuant to a certain management agreement dated ____________ between __________________________ and _______________ and that certain management agreement dated ______________, between Borrower, ____________________ and __________ (collectively the "Management Agreement") (a true and correct copy of each Management Agreement is attached hereto as Exhibit A), Borrower employed Manager exclusively to rent, lease, operate and
---------
manage certain of the Property, and Manager is entitled to certain management fees, other fees and commissions thereunder (the "Management Fees").

          D. The Lender requires, as a condition to the making of the Loan that Borrower assign the Management Agreement and that Manager subordinate its interest in the Management Fees in lien and payment to the Loan Agreement as set forth below.

          E. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

                                  AGREEMENT:


          For good and valuable consideration the parties hereto agree as follows:


     1.   Assignment of Management Agreement.  As additional collateral
          ----------------------------------
security for the Loan, Borrower hereby conditionally transfers, sets over and assigns to the Lender all of Borrower's right, title and interest in and to the Management Agreement, said transfer and assignment to automatically become a present, unconditional assignment, at the Lender's option, in the event of a default by Borrower under the Note, the Loan Agreement, the Security Instrument or any of the Other Loan Documents, including but not limited to escrow agreements, and the failure of Borrower to cure such default within any applicable grace period.

     2.   Subordination of Management Fees.  The Management Fees and all
          ---------------------------------
rights and privileges of Manager to the Management Fees are hereby and shall at all times continue to be subject and unconditionally subordinate in all respects in lien and payment to the lien and payment of the Note, the Security Instrument, the Loan Agreement, and the Other Loan Documents and to any renewals, extensions, modifications, assignments, replacements, or consolidations thereof and the rights, privileges, and powers of the Lender thereunder, subject to the terms and conditions of this Assignment.

     3.   Termination.  At such time as the Loan is paid in full and the
          -----------
Security Instrument is released or assigned of record, this Assignment and all of the Lender's right, title and interest hereunder shall terminate.

     4.   Estoppel.  Manager represents and warrants that (a) the Management
          ---------
Agreement is in full force and effect and has not been modified, amended or assigned with respect to the Property, (b) neither Manager nor Borrower is in default under any of the terms, covenants or provisions of the Management Agreement with respect to the Property and Manager knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Management Agreement with respect to the Property, (c) neither Manager nor Borrower has commenced any action or given or received any notice for the purpose of terminating the Management Agreement with respect to the Property and (d) the Management Fees and all other sums that are due and payable to the Manager under the Management Agreement have been paid in full with respect to the Property.

     5.   Borrower's Covenants.  Borrower hereby covenants with the Lender
          --------------------
that during the term of this Assignment: (a) Borrower shall not transfer the responsibility for the management of the Property from Manager to any other person or entity without prior written notification to the Lender and the prior written consent of the Lender, which consent shall not be unreasonably withheld; (b) Borrower shall not terminate or amend any of the terms or provisions of the Management Agreement other than in accordance with the provisions of the Loan Agreement; and (c) Borrower shall, in the manner provided for in this Assignment, give notice to the Lender of any notice or information that Borrower receives which indicates that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of the Property.

     6.   Assignment by Borrower and Manager.  Borrower and Manager hereby
          ----------------------------------
agree that in the event of a default by Borrower or the REIT (beyond any required notice and applicable grace period) under the Note, the Loan Agreement, the Security Instrument or any of the Other Loan Documents ("Event of Default") during the term of this Assignment, at the option of the Lender exercised by written notice to Borrower and Manager: (a) all rents, security deposits, issues, proceeds and profits of the Property collected by Manager, after payment of all costs and expenses of operating the Property (including, without limitation, operating expenses, real estate taxes, insurance premiums and repairs and maintenance), shall be applied in accordance with the Lender's written directions to Manager; (b) Manager shall not collect or be entitled to any Management Fees; and (c) the Lender may exercise its rights under this Assignment and may immediately terminate the Management Agreement and require Manager to transfer its responsibility for the management of the Property to a management company selected by the Lender in accordance with the provisions of the Loan Agreement.

     7.   The Lender's Right to Replace Manager.  In addition to the
          -------------------------------------
foregoing, in the event that Manager becomes insolvent, the Lender may exercise its rights under this Assignment and direct Borrower to terminate the Management Agreement and to replace Manager with a management company pursuant to and in accordance with the provisions of the Loan Agreement.

     8.   Consent and Agreement by Manager.  Manager hereby acknowledges and
          --------------------------------
consents to this Assignment and agrees that Manager will act in conformity with the provisions of this Assignment and the Lender's rights hereunder or otherwise related to the Management Agreement. In the event that the responsibility for the management of the Property is transferred from Manager in accordance with the provisions hereof, Manager shall, and hereby agrees to, fully cooperate in transferring its responsibility to a new management company and effectuate such transfer no later than thirty (30) days from the date the Management Agreement is terminated. Further, Manager hereby agrees (a) not to contest or impede the exercise by the Lender of any right it has under or in connection with this Assignment; and (b) that it shall, in the manner provided for in this Assignment, give at least thirty
(30) days prior written notice to the Lender of its intention to terminate the Management Agreement or otherwise discontinue its management of the Property.

     9.   No Subcontracting.  Notwithstanding anything in the Management
          -----------------
Agreement or in this Assignment to the contrary, Manager shall not sub-contract any or all of its management responsibilities under the Management Agreement to a third party (other than a Subsidiary (as defined in the Loan Agreement) of Manager) or an affiliate without the prior written consent of the Lender, such consent not to be unreasonably withheld.

     10.  The Lender's Agreement.  So long as no Event of Default has
          ----------------------
occurred and is continuing, the Lender agrees to permit any sums due to Borrower or Manager under the Management Agreement to be paid directly to Borrower or Manager, as the case may be.

     11.  Governing Law.      This Assignment shall be deemed to be a
          -------------
contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York.

     12.  Notices.  Except as otherwise expressly provided herein, all
          -------
notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile, telex, or cable communication), and shall be deemed to have been duly given or made when delivered by hand, or five (5) days after being deposited in the United States mail, certified or registered, postage prepaid, or, in the case of telex notice, when sent, answerback received, or, in the case of facsimile notice, when sent, answerback received, or, in the case of a nationally recognized overnight courier service, one (1) Business Day after delivery to such courier service, addressed, in the case of Borrower and Agent, at the addresses specified below, or to such other addresses as may be designated by any party in a written notice to the other parties hereto, provided that notices and communications shall not be effective until received by Agent.

If to Borrower:     SL Green Operating Partnership, L.P.
                    70 West 36/th/ Street
                    New York, New York 10018
                    Attention: Benjamin P. Feldman, Esq.
                    Facsimile No. (212) 594-0086

with a copy to:     Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel
                    200 Park Avenue
                    New York, New York 10166
                    Attention: Robert J. Ivanhoe, Esq.
                    Facsimile No. (212) 801-6400

If to Lender:       Lehman Brothers Holdings Inc.
                      d/b/a Lehman Capital, a division of
                      Lehman Brothers Holdings Inc.
                    Three World Financial Center, 8/th/ Floor
                    New York, New York 10285
                    Attention: Mr. David Juge
                    Facsimile No. (212) 526-7423

With a copy to:     Hatfield Philips Inc.
                    285 Peachtree Center Avenue
                    Marquis Two Tower
                    Atlanta, Georgia 30303
                    Attention: Mr. Greg Winchester
                    Facsimile No. (404) 420-5610

If to Manager:      SL Green Management LLC
                    70 West 36/th/ Street
                    New York, New York 10018
                    Attention: Benjamin P. Feldman, Esq.
                    Facsimile No. (212) 594-0086

                    and

                    SL Green Management Corp.
                    70 West 36/th/ Street
                    New York, New York 10018
                    Attention: Benjamin P. Feldman, Esq.
                    Facsimile No. (212) 594-0086

                    and

                    SL Green Leasing, Inc.
                    70 West 36/th/ Street
                    New York, New York 10018
                    Attention: Benjamin P. Feldman, Esq.
                    Facsimile No. (212) 594-0086

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 12, the term "Business
Day" shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

          Any party by notice to the others may designate additional or different addresses for subsequent notices or communications.

     13.  No Oral Change.  This Assignment, and any provisions hereof, may
          --------------
not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or the Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

     14.  Liability.  If Borrower consists of more than one person, the
          ---------
obligations and liabilities of each such person hereunder shall be joint and several. This Assignment shall be binding upon and inure to the benefit of Borrower, the Manager, the Lender and their respective successors and assigns forever.

     15.  Inapplicable Provisions.  If any term, covenant or condition of
          -----------------------
this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.

     16.  Headings, etc.  The headings and captions of various paragraphs of
          -------------
this Assignment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

     17.  Duplicate Originals; Counterparts.  This Assignment may be executed
          ---------------------------------
in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Assignment may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Assignment, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

     18.  Number and Gender.  Whenever the context may require, any pronouns
          -----------------
used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

     19.  Miscellaneous.    Wherever pursuant to this Assignment (i) the
          -------------
Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to the Lender, or (iii) any other decision or determination is to be made by the Lender, the decision of the Lender to approve or disapprove, all determinations by the Lender as to whether any arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by the Lender, shall be subject to the provisions of the Loan Agreement and the Intercreditor Agreement and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

               Wherever pursuant to this Assignment it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of the Lender, whether retained firms, the reimbursement for the expenses of in-house staff or otherwise.


          IN WITNESS WHEREOF the undersigned has executed and delivered this Assignment as of the date and year first written above.

                         SL GREEN  OPERATING   PARTNERSHIP, L.P.,  a Delaware
                         limited partnership

                         By: SL GREEN REALTY CORP., a Maryland corporation, its general partner


                              By:  _______________________
                                   David J. Nettina
                                   Chief Financial Officer


                              By:  _______________________
                                   Benjamin P. Feldman
                                   Executive Vice President


                         SLG GRAYBAR LLC, a New York limited liability company

                         By: SLG GRAYBAR 2 LLC, a New York limited liability company, its managing member

                              By: SL GREEN OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, its managing member

                              By:  SL   GREEN   REALTY  CORP.,   a   Maryland
                                   corporation, its general partner


                                        By:  _______________________
                                             David J. Nettina
                                             Chief Financial Officer


                                        By:  _______________________
                                             Benjamin P. Feldman
                                             Executive Vice President


                         NEW GREEN 1140 REALTY LLC, a New York limited liability company

                         By:  SL  GREEN  OPERATING    PARTNERSHIP,  L.P.,   a
                              Delaware  limited  partnership,   its  managing
                              member

                              By:  SL   GREEN   REALTY  CORP.,   a   Maryland
                                   corporation, its general partner


                                   By:  _______________________
                                        David J. Nettina
                                        Chief Financial Officer


                                   By:  _______________________
                                        Benjamin P. Feldman
                                        Executive Vice President


                         SLG 17 BATTERY LLC, a New York limited liability company

                         By:  SL  GREEN  OPERATING    PARTNERSHIP,  L.P.,   a
                              Delaware  limited  partnership,   its  managing
                              member

                              By:  SL   GREEN   REALTY  CORP.,   a   Maryland
                                   corporation, its general partner



                                   By:  _______________________
                                        David J. Nettina
                                        Chief Financial Officer


                                   By:  _______________________
                                        Benjamin P. Feldman
                                        Executive Vice President

                         SL  GREEN   MANAGEMENT  LLC,  a   New  York  limited
                         liability company

                         By: SL GREEN OPERATING LIMITED PARTNERS HIP, L.P., a Delaware limited partnership, its sole member

                              By:  SL   GREEN   REALTY  CORP.,   a   Maryland
                                   corporation, its general partner


                                   By:  _______________________
                                        David J. Nettina
                                        Chief Financial Officer


                                   By:  _______________________
                                        Benjamin P. Feldman
                                        Executive Vice President


                         SL GREEN MANAGEMENT CORP., a New York corporation


                         By:  ________________________
                              Name:
                              Title:


                         LEHMAN BROTHERS HOLDINGS INC. D/B/A LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, individually as a Co-Lender and as Syndication Agent


                         By:  __________________________
                              Name:
                              Title:


                                  EXHIBIT A
                                  ---------



                        (EXHIBIT BEGINS ON NEXT PAGE)

                                  EXHIBIT G
                                  ---------

                               (To be Attached)


                                  EXHIBIT H
                                  ---------


                            COMPLIANCE CERTIFICATE
                            ----------------------

          This COMPLIANCE CERTIFICATE is delivered pursuant to that certain Loan Agreement, dated as of March __, 1998 (the "Loan Agreement") among SL GREEN REALTY CORP., (the "REIT") and SL GREEN OPERATING PARTNERSHIP, L.P. (the "Borrower"), SLG Graybar LLC, SLG Graybar 2 LLC, New Green Realty 1140 LLC, SLG 17 Battery LLC (collectively, the "LLCs"), and LEHMAN BROTHERS HOLDINGS INC., d/b/a LEHMAN CAPITAL, a division of LEHMAN BROTHERS HOLDINGS INC., individually as Co-Lender and as Agent for one or more Co-Lenders (the "Agent") and as syndication agent (the "Syndication Agent"). Capitalized terms not defined herein shall have the same meanings ascribed thereto in the Loan Agreement.

          1.   The REIT is the sole general partner of the Borrower.

          2.   The Borrower is the sole member of each of the LLCs.

          3. The individual executing this Certificate is the duly qualified (_______________) of the REIT and is executing this Certificate on behalf of the REIT and the Borrower, provided, however, that such individual shall incur no personal liability by reason of the execution of this Certificate.

          4. The undersigned has reviewed the terms of the Loan Agreement and has made a review of the transactions, financial condition and other affairs of the REIT, the Borrower, each other Loan Party and each of their Subsidiaries as of _____________ __, 199___ and the undersigned has no knowledge of the existence, as of the date hereof, of any condition or event which (i) renders untrue or incorrect, in any material respect, any of the representations and warranties contained in Section 4 of the Loan Agreement (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), or (ii) constitutes a Default or Event of Default.

          5. Schedule I attached hereto accurately and completely sets forth the financial data, computations and other matters required to establish compliance with the criteria set forth in each of the defined terms, including without limitation, Total Value, Total Mortgaged Asset Value and Permitted Investments, and the following Sections of the Loan Agreement:

               a.   Section 6.07 - Distributions; and

               b.   Section 6.08 - Tenant Concentration.

          6. The representations and warranties contained in Section 4 of the Loan Agreement and in each of the other Loan Documents are true and correct in every material respect as though made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

          7.   No Default or Event of Default has occurred and is continuing.

          The Agent, the Co-Lenders and the Syndication Agent and their respective successors and assigns may rely on the truth and accuracy of the foregoing in connection with the extensions of credit to the Borrower and the REIT pursuant to the Loan Agreement.

                    IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate on behalf of the REIT and Borrower this ____ day of _________________, 199_.


                              SL GREEN REALTY CORP.




                              By:  ___________________________________
                                   Name:
                                   Title:



                              SL GREEN OPERATING PARTNERSHIP, L.P.

                              By:  SL GREEN REALTY CORP.


                                   By:  ______________________________
                                        Name:
                                        Title:


                                 SCHEDULE I

The Certificate to which this Schedule 1 is attached is dated ____________________ and pertains to the period from ____________ to
______________. Capitalized terms used herein shall have the meanings set forth in the Loan Agreement. Section references herein relate to the sections to the Loan Agreement

          20.  Adjusted NOI calculation for Mortgaged Assets (other than the Bar Building Property until such time as it is owned by Borrower in fee) (as defined in the definition of Adjusted NOI)
                                                                _____________

     a.   Actual trailing 3 month Net Operating Income
          from _______ to _______ (for the 17 Battery Place
          property, including only the portion allocable to
          Borrower)                                             _____________
     b.   Less: Minimum Capital Expenditures Reserve
          (for the 17 Battery Place property, including only
          the portion allocable to Borrower)                   <____________>
          ((_________ sf x $____________)(divided by) 4)
     c.   Less: Minimum Management Fees
          (for the 17 Battery Place property, including only
          the portion allocable to Borrower)
          (____% of total revenues)                            <____________>
     d.   Plus: Actual capital expenditure reserves
          included in Line  1(a) above                          _____________
     e.   Plus: Actual management fees included in Line 1(a)    _____________
     f.   Subtotal of  a, b, c, d and e:                        _____________
     g.   Amount on Line 1(f) multiplied by 4                   _____________

21 Adjusted NOI Calculation for the Bar Building Property until such time as it owned by Borrower in fee (as defined in the definition of Adjusted
     NOI).

     a.   Actual trailing 3 month Net Operating Income from
          ___________ to _________________                      _____________
     b.   Less: Minimum Capital Expenditures Reserve           <____________>
          ((_________ sf x $____________)(divided by) 4)
     c.   Less: Minimum Management Fees
          (____% of total revenues)                            <____________>
     d.   Plus: Actual capital expenditure reserves
          included in Line 2(a) above                           _____________
     e.   Plus: Actual management fees included in Line
          2(a) above                                            _____________
     f    Subtotal of  a, b, c, d and e:                        _____________
     g.   Amount on Line 2(f) multiplied by 4                   _____________
     h.   Actual trailing 3 month cash received and applied to
          interest on the Bar Building Mortgage from ________
          to _________                                          _____________
     i.   Less Minimum Capital Expenditure Reserves from Line
          2(b)                                                 <____________>
     j.   Less Minimum Management Fees from Line 2(c)          <____________>
     k.   Subtotal of h, i and j                                _____________
     l.   Amount on Line 2(k) multiplied by 4                   _____________
     m.   Lesser of Amount on line 2(g) and Line 2(l)           _____________
     n.   Amount on Line 1(g) plus amount on Line
          2(m) ("Mortgaged Asset Adjusted NOI")                 _____________

22.  Total Mortgaged Asset Value Calculation
     (as defined in the definition of Total Mortgaged Asset Value)

     a.   Mortgaged Assets owned less than 3 months

          1.   Number of Properties                             _____________
          2.   Aggregate purchase price (excluding
               17 Battery Place tenancy-in-common interest
               and 110 E. 42/nd/ Street property) (attach
               supporting schedule)                             _____________
          3.   If owned for less than 3 months, purchase price
               for 17 Battery Place tenancy-in-common
               allocable to Borrower (attach supporting schedule)____________
          4.   During the Appraisal Period, appraised value
               of 110 E. 42/nd/ Street property based on
               FIRREA appraisal.
          5.   Sum of amount in Line 3(a)(4), if applicable,
               plus 95% of sum of amounts in Line 3(a)(2)
               and, if applicable, Line 3(a)(3)                   ___________

     b.   Mortgaged Assets owned more than 3 months

          1.   Number of Properties                             _____________
          2.   Mortgaged Asset Adjusted NOI
               (From Line 2(n), adjusted to exclude
               Mortgaged Assets owned less than
               3 months and to exclude 110 E. 42/nd/ Street
               Property if calculation is based on Appraised
               Value; attach supporting schedule
               showing exclusions)                             ______________
          3.   Amount in Line 3(b)(2) divided by 0.10          ______________

     c.   Total Mortgaged Asset Value (sum
          of amounts in Line 3(a)(5) and Line 3(b)(3))         ______________

          4.   Adjusted NOI Calculation (for all Real Property Assets)

     a.   Actual trailing 3 month Net Operating Income
          from _____ to _____ for Real Property Assets
          other than Mortgaged Assets                           _____________
     b.   Less: Minimum Capital Expenditures Reserve
                 <____________>((_________ sf x $____________)(divided by) 4)
     c.   Less: Minimum Management Fees
               (__% of  total revenues)                        <____________>
     d.   Plus: Actual capital expenditure reserves in
          4(a)                                                  _____________
     e.   Plus: Actual management fees in 4(a)
                     _____________Subtotal of a, b, c, d and e: _____________
     f.   Amount on Line 4(f) multiplied by 4                   _____________
     g.   Amount on Line 4(g) plus amount on Line
          2(n)                                                  _____________

5.   Total Value Calculation

     a.   Real Property Assets owned less than 3 months.

          1.   Number of Properties (other than
               Mortgaged Assets)                               ______________

          2.   Aggregate purchase price (attach
               supporting schedule) (other than
               Mortgaged Assets)                               ______________
          3.   Sum of amount on Line 3(a)(5) plus
               95% of amounts on Line 5(a)(2)                  ______________

     b.   Real Property Assets owned more than 3 months

          1.   Number of Properties (other than
               Mortgaged Assets)                               ______________
          2.   Adjusted NOI (from Line 4(h)) (adjusted to
               exclude Real Property Assets owned less than
               3 months; attach supporting schedule showing
               exclusions)                                     ______________
          3.   Amount on Line 5(b)(2) divided by 0.10          ______________

     c.   Permitted Investments and Cash

          1.   Aggregate Book Value of Mortgage Receivables
               (other than Bar Building)                       ______________
          2.   Aggregate Book Value of Joint Venture/
               Partnership Investments                         ______________
          3.   Unrestricted Cash                               ______________
          4.   Subtotal of 1, 2 and 3                          ______________

     d.   Total Value (sum of Lines 5(a)(3), 5(b)(3)
          and 5(c)(4))                                         ______________

          6.   Maximum Payout Ratio (Section 6.07)

     a.   Borrower

          1.   FFO (for each trailing 12 month period or
               such shorter period as may be applicable)
               from _____ to _____                             ______________
          2.   Multiplied by 0.95 during first loan year and
               0.90 in second loan year and thereafter         ______________
          3.   Actual distributions during period from
               ____ to ____ (must be less than amount
               on Line 6(a)(2))                                ______________

     b.   REIT

          1.   FFO (for each trailing 12 month period or
               such shorter period as may be applicable)
               from ______ to ______                           ______________
          2.   Multiplied by 0.95 during first loan year and
               0.90 in second loan year and thereafter         ______________
          3.   Actual distributions during period from
               ______ to ______ (must be less than amount
               on Line 6(b)(2))                                ______________

     7. Permitted Investment Limitation (as defined in the definition of Permitted Investments)

     a.   Book Value of Investments in Mortgages
          (excluding Bar Building)                             ______________
     b.   Book Value of Investments in Mortgages from
          Line 7(a) divided by Total Value from line 5(d)
          (must be less than 0.15 unless composed solely of the
          17 `Battery Place mortgage)                          ______________
     c.   Book Value of Partnerships/Joint Ventures
          (a) which are  not majority owned by
          Borrower, (b) in which Borrower is not sole
          managing GP, or (c) of which Borrower, a wholly-owned
          subsidiary or affiliate thereof is not the managing or
          leasing agent                                        ______________
     d.   10% of Total Value from Line 5(d) (must be greater
          than amount on Line 7(c))                            ______________
     e.   Book Value of Partnership/Joint Ventures (a) which
          are majority owned by Borrower, (b) in which Borrower
          is sole managing GP, and (c) of which Borrower, a
          wholly owned subsidiary or affiliate thereof  is the managing agent and leasing agent (must be less than 15% of Total Value from Line 5(d) unless composed solely of Borrower's tenancy-in-common interest in the 17 Battery Place
          property).                                           ______________
     f.   Total Permitted Investments; sum of  a, c and e      ______________
     g.   Total Permitted Investments from Line 7(f)
          divided by Total Value from Line 5(d)
          (must be less than 0.15, unless Permitted Investments
          are composed solely of 17 Battery Place mortgage
          and Borrower's tenancy-in-common interest in
          the 17 Battery Place property)                       ______________

8.   Other Covenants

     a.   Properties not located in Borough of Manhattan,
          New York (as defined in the definition of Permitted
          Investments)                                         ______________

          1.   Number of office properties and other "Permitted
               Investments" not located in Borough of
               Manhattan, New York                             ______________

          2.   Total Value of such Assets (attach
               supporting calculations)                        ______________

     3.   Amount in Line 8(a)(2) divided by Total
               Value from Line 8(d) (must be
               less than 0.15)                                 ______________

     b.   Tenant Concentration Limit (Section 6.08)

          1.   Aggregate Net Rentable Square Feet              ______________

          2.   Largest Tenant Concentration                    ______________

               a.   Non-investment Grade
                    Name: ______________________
                    (must be less than 5% of total net
                    rentable square feet)                     ______________
               b.   Investment Grade
                    Name: ______________________
                    (must be less than 10% of total net
                    rentable square feet)                      ______________

     c.   Long-Term Unsecured Debt Rating (Section 5.09)       ______________

                                  EXHIBIT I



                                                           New York, New York
                                                     As of ____________, ____


                             GUARANTY OF PAYMENT

          FOR VALUE RECEIVED, and to induce LEHMAN BROTHERS HOLDINGS INC. D/B/A LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation having its principal place of business at Three World Financial Center, 200 Vesey Street, New York, New York 10285, individually as a Co-Lender and as Agent for one or more Co-Lenders ("Agent") and as Syndication Agent (each collectively the other Co-Lenders, are hereinafter referred to collectively as "Lender") to lend to SL GREEN OPERATING PARTNERSHIP, L.P. (the "Partnership"), SLG GRAYBAR LLC (the "Graybar LLC"), SLG GRAYBAR 2 LLC (the "Member LLC"), NEW GREEN 1140 REALTY LLC (the "New Green LLC"), SLG 17 BATTERY LLC (the "17 LLC") and SL GREEN REALTY CORP. (the "REIT"; the Partnership, the Graybar LLC, the Member LLC, the 17 LLC and the REIT are hereinafter referred to, individually and collectively, as the context requires, as "Borrower") each having its principal place of business at 70 West 36/th/ Street, New York, New York, the principal sum of TWO HUNDRED SEVENTY-FIVE MILLION AND 00/100 DOLLARS ($275,000,000.00) (the "Loan") pursuant to that certain Loan Agreement dated as of the date hereof between Borrower and Lender (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") and evidenced by the Note (as defined in the Loan Agreement) and secured by the Security Instrument (as defined in the Loan Agreement) and by the other Loan Documents (as defined in the Loan Agreement), the undersigned (the "Guarantor") hereby absolutely and unconditionally guarantees to Lender the prompt and unconditional payment of (i) said principal sum and the interest thereon, as the same shall become due and payable under the Note, (ii) the Obligations (as defined in the Loan Agreement), as the same may become due and payable under the Loan Documents, and (iii) any and all other sums of money which, at any time, may become due and payable under the provisions of the Note, the Security Instrument, the Loan Agreement or the other Loan Documents (collectively, the "Debt").

          All capitalized words and phrases not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

          It is expressly understood and agreed that this is a continuing guaranty and that the obligations of Guarantor hereunder are and shall be absolute under any and all circumstances, without regard to the validity or enforceability of the Note, the Security Instrument, the Loan Agreement, or the other Loan Documents, a true copy of each of said documents Guarantor hereby acknowledges having received and reviewed.

          Any indebtedness of Borrower to any Guarantor now or hereafter existing (including, but not limited to, any rights of subrogation that any Guarantor may have against Borrower or any other Guarantor as a result of any payment by Guarantor under this Guaranty), together with any interest thereon, shall be, and such indebtedness is, hereby deferred and postponed until, and subordinated to, the prior payment in full of the Debt. Until payment in full of the Debt (including interest accruing on the Note after the commencement of a proceeding by or against Borrower under the Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. Sections 101 et seq., and the
                                                       -- ---
regulations adopted and promulgated pursuant thereto (collectively, the "Bankruptcy Code") which interest the parties agree shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code generally), Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Guarantor and hereby assigns such indebtedness to Lender, including the right to file proof of claim and to vote thereon in connection with any such proceeding under the Bankruptcy Code, including the right to vote on any plan of reorganization. Further, if Guarantor shall comprise more than one person, firm or corporation, Guarantor agrees that until such payment in full of the Debt, (i) no one of them shall accept payment from the others by way of contribution on account of any payment made hereunder by such party to Lender, (ii) no one of them will take any action to exercise or enforce any rights to such contribution, and (iii) if any Guarantor should receive any payment, satisfaction or security for any indebtedness of Borrower to any Guarantor or for any contribution by the others of Guarantor for payment made hereunder by the recipient to Lender, the same shall be delivered to Lender in the form received, endorsed or cation on account of, or as security for, the Debt and until so delivered, shall be held in trust for Lender as security for the Debt.

          Any term or provision of this Guaranty, the Security Instrument, the Loan Agreement or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Debt for which Guarantor shall be liable shall not exceed the lesser of (a) the sum of the assets of Guarantor, at a fair valuation based upon appraisals or comparable valuations minus the sum of the liabilities of Guarantor, and (b) the maximum amount for which Guarantor can be liable without rendering this Guaranty, the Security Instrument, the Loan Agreement or any other Loan Document, as it relates to Guarantor, voidable under Section 548 of the Bankruptcy Code or any comparable provision of any state law or any applicable law relating to fraudulent conveyance or fraudulent transfer.

          Guarantor agrees that, upon written notice from Agent or Lender, Guarantor will reimburse Lender, to the extent that such reimbursement is not made by Borrower, for all expenses (including counsel fees) incurred by Lender in connection with the collection of the Debt or any portion thereof or with the enforcement of this Guaranty.

          All moneys available to Lender for application in payment or reduction of the Debt may be applied by Lender in such manner and in such amounts and at such time or times and in such order and priority as Lender may elect.

          Guarantor hereby waives notice of the acceptance hereof, presentment, demand for payment, protest, notice of protest, or any and all notice of non-payment, non-performance or non-observance, or other proof, or notice or demand.

          Guarantor further agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired (i) by reason of the assertion by Lender of any rights or remedies which it may have under or with respect to either the Note, the Security Instrument, the Loan Agreement or the other Loan Documents, against any person obligated thereunder or against the owner of any Real Property Asset covered by the Loan Agreement, or (ii) by reason of the release or exchange of any Real Property Asset covered by the Loan Agreement or (iii) by reason of Lender's failure to exercise, or delay in exercising, any such right or remedy or any right or remedy Lender may have hereunder or in respect to this Guaranty, or (iv) by reason of the commencement of a case under the Bankruptcy Code by or against any person obligated under the Note, the Loan Agreement or the other Loan Documents, or (v) by reason of any payment made on the Debt or any other indebtedness arising under the Note, the Loan Agreement or the other Loan Documents, whether made by Borrower, any Guarantor or any other person, which is required to be refunded pursuant to any bankruptcy or insolvency law; it being understood that no payment so refunded shall be considered as a payment of any portion of the Debt, nor shall it have the effect of reducing the liability of any Guarantor hereunder. It is further understood, that if Borrower shall have taken advantage of, or be subject to the protection of, any provision in the Bankruptcy Code, the effect of which is to prevent or delay Lender from taking any remedial action against Borrower, including the exercise of any option Lender has to declare the Debt due and payable on the happening of any default or event by which under the terms of the Note, the Security Instrument, the Loan Agreement or the other Loan Documents, the Debt shall become due and payable, Lender may, as against Guaranebt due and payable and enforce any or all of its rights and remedies against Guarantor provided for herein.

          Guarantor further covenants that this Guaranty shall remain and continue in full force and effect as to any modification, extension or renewal of the Note, the Security Instrument, the Loan Agreement, or any of the other Loan Documents, that Lender shall not be under a duty to protect, secure or insure any Real Property Asset covered under the Loan Agreement, and that other indulgences or forbearance may be granted under any or all of such documents, all of which may be made, done or suffered without notice to, or further consent of, Guarantor.

          As a further inducement to Lender to make the Loan and in consideration thereof, Guarantor further covenants and agrees (i) that in any action or proceeding brought by Lender against any Guarantor on this Guaranty, Guarantor shall and does hereby waive trial by jury, (ii) that the Supreme Court of the State of New York for the County of New York, or, in a case involving diversity of citizenship, the United States District Court for the Southern District of New York, shall have jurisdiction of any such action or proceeding, and (iii) that service of any summons and complaint or other process in any such action or proceeding may be made by registered or certified mail directed to Guarantor at Guarantor's address set forth below, Guarantor hereby waiving personal service thereof.

          This is a guaranty of payment and not of collection and upon any default of Borrower under the Note, the Security Instrument, or the Loan Agreement or of Borrower or any other Loan Party (as defined in the Loan Agreement) under any other Loan Documents, Lender may, at its option, proceed directly and at once, without notice, against Guarantor to collect and recover the full amount of the liability hereunder or any portion thereof, without proceeding against Borrower, or any other person, or foreclosing upon, selling, or otherwise disposing of or collecting or applying against any of the Real Property Assets or other collateral for the Loan.

          Each reference herein to Lender shall be deemed to include its successors and assigns, including without limitation, any Co-Lenders (as defined in the Loan Agreement), to whose favor the provisions of this Guaranty shall also inure. Each reference herein to Guarantor shall be deemed to include the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty.

          If any party hereto shall be a partnership, the agreements and obligations on the part of Guarantor herein contained shall remain in force and application notwithstanding any changes in the individuals composing the partnership and the term "Guarantor" shall include any altered or successive partnerships but the predecessor partnerships and their partners shall not thereby be released from any obligations or liability hereunder.

          Guarantor has the full power, authority and legal right to execute this Guaranty and to perform all its obligations under this Guaranty.

          All understandings, representations and agreements heretofore had with respect to this Guaranty are merged into this Guaranty which alone fully and completely expresses the agreement of Guarantor and Lender.

          This Guaranty may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which together shall constitute a single agreement of Guaranty. The failure of any party hereto to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

          This Guaranty may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Lender, Borrower, or any Loan Party but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

          This Guaranty shall be governed, construed and interpreted as to IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the date first above set forth.



                        (SIGNATURE BLOCK TO BE ADDED)

                                  SCHEDULE 1

                               Mortgaged Assets
                               ----------------

     Property                                                             Owners
1414 Avenue of the Americas
New York, New York                                                        SL Green Operating Partnership, L.P.
The Bar Building (Mortgagee)
36 West 44/th/ Street and 35 West 43/rd/ Street
New York, New York                                                        SL Green Operating Partnership, L.P.
70 West 36/th/ Street
New York, New York                                                        SL Green Operating Partnership, L.P.
1140 Avenue of the Americas
New York, New York                                                        New Green 1140 Realty LLC
17 Battery Place
New York, New York (tenancy-in-common interest)                           SLG 17 Battery LLC
17 Battery Place
New York, New York (Mortgagee)                                            SL Green Operating Partnership, L.P.
1372 Broadway
New York, New York                                                        SL Green Operating Partnership, L.P.
The Graybar Building (Pledged Interest)
420 Lexington Avenue
New York, New York                                                        SLG Graybar LLC
1466 Broadway
New York, New York                                                        SL Green Operating Partnership, L.P.
110 East 42/nd/ Street
New York, New York                                                        SL Green Operating Partnership, L.P.


                                  SCHEDULE 2

                             Real Property Assets
                             --------------------


Property                                                          Owners
1414 Avenue of the Americas                                       SL Green Operating Partnership, L.P.
New York, New York
The Bar Building
36 West 44/th/ Street and 35 West 43/rd/ Street                   SL Green Operating Partnership, L.P.
New York, New York (Mortgagee)
70 West 36/th/ Street                                             SL Green Operating Partnership, L.P.
New York, New York
1140 Avenue of the Americas                                       New Green 1140 Realty LLC
New York, New York
17 Battery Place                                                  SLG 17 Battery LLC
New York, New York (tenancy-in-common interest)
50 West 23/rd/ Street                                             New Green 50W23 Realty LLC
New York, New York
110 East 42/nd/ Street                                            SL Green Operating Partnership, L.P.
New York, New York
673 First Avenue                                                  SL Green Operating Partnership, L.P.
New York, New York
470 Park Avenue South                                             SL Green Operating Partnership, L.P.
New York, New York
29 West 35/th/ Street                                             SL Green Operating Partnership, L.P.
New York, New York
17 Battery Place
New York, New York (Mortgagee)                                    SL Green Operating Partnership, L.P.
1372 Broadway
New York, New York                                                SL Green Operating Partnership, L.P.
The Graybar Building (Pledged Interest)
420 Lexington Avenue
New York, New York                                                SLG Graybar LLC
1466 Broadway
New York, New York                                                SL Green Operating Partnership, L.P.

                                  SCHEDULE 3

                        Loan Parties and Subsidiaries
                        -----------------------------


New  Green 1140 Realty  LLC:  Sole  Member:  SL  Green Operating Partnership,
L.P.

New Green 50W23  Realty LLC:  Sole  Member:  SL Green  Operating Partnership,
L.P.

Green 673 Realty LLC:  Sole Member:  SL Green Operating Partnership, L.P.

SLG 17 Battery LLC:  Sole Member:  SL Green Operating Partnership, L.P.

Emerald City Construction Corp.: a) 100% of non-voting stock (95% equity) owned by SL Green Operating Partnership, L.P., b) 100% of voting stock (5% equity) owned by SL Green Service LLC

SL Green Management LLC: Sole Member: SL Green Operating Partnership, L.P.

SL Green Management Corp.:     a) 100% of non-voting stock (95% equity) owned
by SL Green Operating Partnership, L.P., b) 100% of voting stock (5% equity) owned by SL Green Service LLC

SL Green Leasing, Inc.: a) 100% of non-voting stock (95% equity) owned by SL Green Operating Partnership, L.P., b) 100% of voting stock (5% equity) owned by SL Green Service LLC

SLG Graybar LLC: Sole Member: SLG Graybar 2 LLC: Sole Member: SL Green Operating Partnership, L.P.


                                 SCHEDULE  4

                        Required Estoppel Certificates
                        ------------------------------

Graybar Building
----------------

1. Precision Dynamics Corporation (now New York Graybar Lease L.P.), as lessor, pursuant to that certain Operating Sublease dated June 1, 1964.


                                  SCHEDULE 5

                                  Litigation
                                  ----------


                                     None



                                  SCHEDULE 6

                            Employee Benefit Plans
                            ----------------------


     SL Green Realty Corp.'s 401(k) Plan

     SL Green Realty Corp.'s Health Plan (Oxford Freedom Plan)

     The Health, Pension and Annuity Plans of Local 32B-J and of Local 94.


                                  SCHEDULE 7

                            Intentionally Deleted
                            ---------------------



                                  SCHEDULE 8

                                 REIT Assets
                                 -----------


                                     None


                                 SCHEDULE 9A

                           REIT Business Operations
                           ------------------------


                                     None


                                 SCHEDULE 9B

                         Borrower Business Operations
                         ----------------------------


                     The entities described on Schedule 3


                                 SCHEDULE 10

                                Ground Leases
                                -------------


A.   1140 Avenue of the Americas
     New York, New York

That certain ground lease (the "Ground Lease") dated October 1, 1951, by and between Phoenix Mutual Life Insurance Company, and 67 West 44/th/ Street Inc., which by those certain assignments described below has been assigned to New Green 1140 Realty LLC as tenant:

1. Assignment of Lease made by 67 WEST 44TH ST. INC. to FAWCETT ASSOCIATES, a N.Y. Limited Partnership, dated 9/3/58 and recorded 9/5/58 in Liber 5049 Cp. 304.

2.   Assignment  of  Lease  made  by  FAWCETT  ASSOCIATES,   a  N.Y.  Limited
     Partnership, to THE KRATTER CORPORATION, a Delaware Corporation, dated as of 1/9/60, and recorded 3/23/64 in Liber 5271 Cp. 339.

I.  Assignment  of  Lease   made  by  THE   KRATTER  CORPORATION,  a Delaware
Corporation, to 67 WEST 44TH ST. INC., dated 3/1/65, and recorded 3/2/65 in Liber 5316 Cp. 287.

II. Assignment of Lease made by 67 WEST 44TH ST. INC. to 44TH SIXTH CORPORATION, dated 8/27/65, and recorded 8/30/65 in Liber 5340 Cp. 345.

III. Modification Agreement made by SUTTON ASSOCIATES, INC. and 44TH SIXTH CORPORATION, dated 4/30/66, and recorded 5/19/66 in Record Liber 58 Page 223.

IV. Assignment of Lease made by 44TH SIXTH CORPORATION to 1140 SIXTH AVENUE COMPANY, dated as of 10/1/66, and recorded 12/8/66 in Record Liber 130 Page 397.

V. Assignment of Lease made by 1140 SIXTH AVENUE COMPANY, a N.Y. Limited Partnership, to CALNY CONSTRUCTION CORP., dated 7/21/71, and recorded 7/22/71 in Reel 211 Page 1499.

VI. Assignment of Lease made by CALNY CONSTRUCTION CORP. to 1140 SIXTH AVENUE COMPANY, a N.Y. Limited Partnership, dated 7/21/71, and recorded 7/22/71 in Reel 211 Page 1572.

VII. Assignment of Lease made by 1140 SIXTH AVENUE COMPANY, a N.Y. Limited Partnership, to CALNY CONSTRUCTION CORP., dated 10/19/71, and recorded 10/21/71 in Reel 220 Page 50.

VIII. Assignment of Lease made by CALNY CONSTRUCTION CORP. to 1140 SIXTH AVENUE COMPANY, a N.Y. Limited Partnership, dated 10/19/71, and recorded 10/21/71 in Reel 220 Page 112.

IX. Assignment of Lease made by 1140 SIXTH AVENUE COMPANY, a N.Y. Limited Partnership, to KAYEMACLER REALTY INC., dated as of 1/1/74, and recorded 3/8/74 in Reel 307 Page 1108.

X. Assignment  of   Lease  made  by  KAYEMACLER  REALTY   INC.  to  AVAMERICAS
ASSOCIATES, a N.Y. Limited Partnership, dated as of 1/1/74, and recorded 3/8/74 in Reel 307 Page 1169;

XI. Assignment of Lease made by AVAMERICAS ASSOCIATES, a N.Y. Limited Partnership, to KAYEMACLER REALTY INC., dated 5/7/74, and recorded 5/7/74 in Reel 312 Page 1567.

XII. Assignment of Lease made by KAYEMACLER REALTY INC. to AVAMERICAS ASSOCIATES, a N.Y. Limited Partnership, dated 5/7/74, and recorded 5/15/74 in Reel 313 Page 898.

XIII. Assignment of Lease made by AVAMERICAS ASSOCIATES, a N.Y. Limited Partnership, to KAYEMACLER REALTY INC., dated 7/2/74, and recorded 7/3/74 in Reel 318 Page 804.

XIV. Assignment of Lease made by KAYEMACLER REALTY INC. to AVAMERICAS ASSOCIATES, dated as of 7/2/74, and recorded 7/10/74 in Reel 318 Page 1713.

XV. Assignment and Assumption of Lease made by AVAMERICAS ASSOCIATES, a N.Y. Limited Partnership, to 1140 ASSOCIATES, a N.Y. Limited Partnership, dated 9/15/82, and recorded 9/16/82 in Reel 638 Page 1777.

XVI. Assignment and Assumption of Ground Lease made by and between 1140 ASSOCIATES, a N.Y. Limited Partnership, and INTER-OCEAN REALTY ASSOCIATES, a N.Y. Limited Partnership, dated 5/2/84, and recorded 5/11/84 in Reel 792 Page 203.

XVII. Assignment and Assumption of Ground Lease made by and between INTER-OCEAN REALTY ASSOCIATES and 1140 SIXTH ASSOCIATES L.P. dated as of 12/29/92 and recorded 1/7/93 in Reel 1934 Page 1141.

XVIII. Assignment and Assumption of Ground Lease made by and between 1140 SIXTH AVENUE ASSOCIATES, L.P. and NEW GREEN 1140 REALTY LLC, dated 8/20/97 and recorded in the office of the City Register, New York County, New York.

B.   Bar Building Ground Leases:
     --------------------------

     36 West 44/th/ Street
     ---------------------

     That certain Indenture of Lease dated March 3, 1982, by and between THE ASSOCIATION OF THE BAR OF THE CITY OF NEW YORK, as Lessor, and BAR BUILDING ASSOCIATES JOINT VENTURE, as Lessee, recorded on March 11, 1982 in the Office of the City Register, New York County, New York in Reel 672, Page 520.

     35 West 43/rd/ Street
     ---------------------

     That certain Indenture of Lease dated as of January 21, 1981 by and between 35 WEST 43/RD/ STREET ASSOCIATES, as Lessor, and LAWPLAZA, INC., as Lessee, dated as of January 21, 1981 and recorded in the Office of the City Register, New York County on January 29, 1981 in Reel 552, Page 1531, as amended by that certain First Amendment of Lease dated as of June 25, 1982 and recorded in the Office of the City Register, New York County on July 14, 1982 in Reel 630, Page 1608.

     1. That certain Indenture of Sub-Lease dated as of July 16, 1997 by and between LAWPLAZA, INC., as Sub-Landlord and R.A. 35 WEST 43/RD/ ENTERPRISES, INC., as Sub-Tenant, recorded in the Office of the City Register, New York County.

C.   673 First Avenue Ground Lease
     -----------------------------

     Agreement and Lease dated April 28, 1988, between 673 First Avenue Associates (landlord) and 673 First Realty Company (tenant), the tenant's interest in which was assigned to SL Green Operating Partnership L.P. by an assignment and assumption of ground lease dated August 20, 1997, and recorded in the City Register, New York County, New York:

D.   Graybar Building Ground Leases:
     ------------------------------

     1. That certain Ground Lease dated July 30, 1925 recorded September 12, 1925 between New York State Realty and Terminal Company, as lessor, (the lessor's interest thereunder is currently held by Landgray Associates L.P.), and Eastern Offices, Inc., as lessee, recorded in Liber 3496, cp 183, as modified, extended and supplemented and assigned by numerous instruments.

     2.   That  certain  Ground  Lease  dated  December  30,  1957,  recorded
          December 31, 1957 between Webb & Knapp Inc. and Graysler Corporation, as lessors, (the lessor's interest thereunder is currently held by Metropolitan Life Insurance Company L.P.), and Mary J. Finnegan, as lessee, recorded in Liber 5024, cp 430, as modified, extended and supplemented and assigned by numerous instruments.

     3. That certain Operating Lease dated December 30, 1957 recorded December 31, 1957 between Mary Finnegan, as lessor, (the lessor's interest thereunder is currently held by New York Graybar Building Associates), and Rose Iacovone, as lessee, recorded in Liber 5024, cp 523, as modified, extended and supplemented and assigned by numerous instruments.

     4. That certain Operating Sublease dated June 1, 1964, between Precision Dynamics Corporation, as lessor, (the lessor's interest thereunder is currently held by New York Graybar Lease L.P.), and Graybar Building Company, as lessee, recorded in Liber 5293, cp 35, as modified, extended and supplemented and assigned by numerous instruments, the last of which assigns the lessee's interest thereunder to SLG Graybar LLC by instrument dated the date hereof.

                                 SCHEDULE 11

                               Mortgage Assets
                               ---------------

Bar Building Mortgages
----------------------

1. Mortgage, dated as of March 2, 1983, in the principal sum of $3,768,000.00 given by Bar Building Associates Joint Venture ("Borrower") to Chase Manhattan Bank, N.A. ("Chase") and recorded on
     March 11, 1983, in the New York County Register's Office in Reel 672, Page 567, upon which a tax of $84,780.00 was duly paid and the note secured thereby ("Mortgage 1").

     a. Mortgage 1 was modified and spread pursuant to a Mortgage Modification and Spreader Agreement, dated as of April 13, 1983, entered into between Borrower, Lawplaza, Inc. ("Lawplaza") and Chase, recorded in the Register's Office on May 2, 1983 in Reel 683, Page 795. The Mortgage Modification and Spreader Agreement spreads the lien of Mortgage 1 to cover the leasehold estate in Block 1259 Lot 117 as evidenced by instrument recorded in the Register's Office in Reel 552, page 1531.

2. Mortgage, dated March 2, 1983, in the principal sum of $1,800,000.00 given by Borrower to Chase and recorded in the New York County Register's Office on March 11, 1983, in Reel 672, Page 600, upon which a tax of $40,500.00 was duly paid and the note secured thereby ("Mortgage 2").

     a. Mortgage 2 was modified and spread pursuant to a Mortgage Modification and Spreader Agreement, dated as of April 13, 1983, entered into between Borrower, Lawplaza and Chase, recorded in the Register's Office on May 2, 1983 in Reel 683, Page 808. The Mortgage Modification and Spreader Agreement spreads the lien of Mortgage 2 to cover the Leasehold Estate in Block 1259 Lot 117 as evidenced by instrument recorded in the New York County Register's Office in Reel 552, Page 1531.

3. Mortgage, dated as of March 2, 1983, in the principal sum of $3,700,000.00 given by Borrower to Chase and recorded in the New York County Register's Office on March 11, 1983 in Reel 672, Page 632, upon which a tax of $83,250.00 was duly paid and the note secured thereby ("Mortgage 3").

     a. Mortgage 3 was modified and spread pursuant to a Mortgage Modification and Spreader Agreement, dated as of April 13, 1983, entered into between Borrower, Lawplaza and Chase and recorded in the Register's Office on May 2, 1983 in Reel 683, Page 821. The Mortgage Modification and Spreader Agreement spreads the lien of Mortgage 3 to cover the leasehold estate in Block 1259 Lot 117, as evidenced by instrument recorded in the Register's Office in Reel 552, Page 1531.

     b. Mortgages 1, 2 and 3 as modified and spread, were assigned pursuant to an Assignment of Mortgage, dated June 21, 1984, given by Chase to The Bowery Savings Bank ("Bowery") and recorded in the New York County Register's Office on June 28, 1984, in Reel 808, Page 1146.

     c. Mortgages 1, 2 and 3 as modified, spread and assigned, were consolidated and spread pursuant to a Consolidation and Spreader Agreement, dated June 22, 1984, entered into between Madara Associates ("Madara") and Patrent Associates ("Patrent"), together doing business as Borrower, and Bowery, and recorded in the New York County Register's Office on June 28, 1984 in Reel 808, Page 1197, on which a mortgage tax of $0 was duly paid (the
          "Consolidation   Agreement").       The   Consolidation   Agreement
          consolidates Mortgages 1 through 3 to form a single lien of $8,500,000.00 and spreads Mortgages 1 through 3 to cover the fee estate of Block 1259 Lot 15, as evidenced by an instrument recorded in the Register's Office in Reel 672, Page 520.

     d. Mortgages 1, 2 and 3, as so consolidated were further assigned pursuant to an Assignment of Mortgage, dated July 24, 1986, given by Bowery to The Travelers Insurance Company and recorded in the New York County Register's Office on August 7, 1986, in Reel 1100, Page 1385.

4. Mortgage, dated June 22, 1984, in the principal sum of $10,000,000.00 given by Madara and Patrent, together doing business as Borrower, and Lawplaza, to The Association of the Bar of the City of New York ("Association"), and recorded in the New York County Register's Office on June 28, 1984, in Reel 808, Page 1186 upon which a tax of $225,000.00 was duly paid and the note secured thereby ("Mortgage 4").

     a. Mortgage 4 was collaterally assigned pursuant to an Assignment of Mortgage, dated November 19, 1984, given by the Association to Morgan Guaranty Trust Company of New York ("Morgan"), and recorded in the New York County Register's Office on March 12, 1985 in Reel 885, Page 1163.

     Mortgage 4 was assigned pursuant to an Assignment of Mortgage, dated August 1, 1986, given by Morgan and the Association to The Travelers Insurance Company, and recorded in the New York County Register's Office on August 7, 1986 in Reel 1100, Page 1381.

5. Mortgage, dated July 30, 1986, in the principal sum of $7,750,000.00 given by Borrower to The Travelers Insurance Company and recorded in the New York County Register's Office on August 7, 1986, in Reel 1100, Page 1390 upon which a tax of $174,375.00 was duly paid and the note secured thereby ("Mortgage 5").

     a. Mortgages 1 through 5 were consolidated and spread pursuant to that certain Spreader, Consolidation and Modification Agreement (the "Spreader, Consolidation and Modification Agreement"), dated July 30, 1986, between Madara and Patrent, together doing business as Borrower, and The Travelers Insurance Company, and recorded in the New York County Register's Office on August 7, 1986 in Reel 1100, Page 1401. By which Spreader, Consolidation and Modification Agreement,
     b. Mortgages 1 through 5 were consolidated to form a single lien in the sum of $26,250,000.00.

     c. Release of part of mortgaged premises made by The Travelers Insurance Company, dated April 8, 1992, and recorded in the New York County Register's Office on April 14, 1992 in Reel 1862, Page 1475. This releases the fee of Block 1259 Lot 117 from the lien of Mortgage 4.

     d. Said Spreader, Consolidation and Modification Agreement was amended pursuant to a certain First Amendment to Agreement of Spreader, Consolidation and Modification of Mortgage, between Madara and Patrent, together doing business as Borrower and The Travelers Insurance Company (the "First Amendment to Spreader, Consolidation and Modification Agreement"), dated April 8, 1992, and recorded in the New York County Register's Office on April 14, 1992 in Reel 1862, Page 1479.

     e. A Modification and Spreader Agreement was made by and between The Travelers Insurance Company and Borrower and Lawplaza, dated as of April 8, 1992, and recorded in the New York County Register's Office on April 14, 1992 in Reel 1862, Page 1530.

     f. The foregoing was further modified and spread pursuant to a certain Modification and Spreader Agreement among The Travelers Insurance Company, Borrower and Lawplaza, dated as of April 8, 1992, and recorded in the New York County Register's Office on April 14, 1992 in Reel 1862, Page 1552.

     g. The foregoing was further reduced, modified and severed pursuant to a certain Agreement of Reduction, Modification and Severance among The Travelers Insurance Company, Borrower and Lawplaza, dated as of June 28, 1996, and recorded in the New York County Register's Office on July 10, 1996 in Reel 2342, Page 1157; and by which the lien of Mortgages 1 through 5, as amended, modified, severed and reduced, was split into two liens of: (i) $15,000,000.00, as evidenced by Mortgages 1 through 5, as modified; and (ii) $3,000,000.00 as evidenced by that certain mortgage, dated June 28, 1996, and more particularly described below as "Second Mortgage".

6. Which lien of $15,000,000.00 and the notes secured thereby was assigned by The Travelers Insurance Company to Praedium Bar LLC, by Assignment of Mortgage, dated September 30, 1996, and recorded October 11, 1996, in the New York County Register's Office, in Reel 2380, Page 1854.

7. Which Mortgage and the notes secured thereby, as modified, was assigned by Praedium by Assignment of Mortgage dated August 20, 1997, to SL Green Operating Partnership L.P., to be recorded in the New York County Register's office.

Second Mortgage
---------------

     Mortgage, dated June 28, 1996, in the principal sum of $3,000,000.00 given by Borrower and Lawplaza to The Travelers Insurance Company, and recorded in the New York County Register's Office on July 10, 1996 in Reel 2342, Page 1125; and upon which $0 mortgage tax was duly paid and the note secured thereby ("Second Mortgage").

1. The Second Mortgage was assigned pursuant to an Assignment of Mortgage, dated September 30, 1996, made by The Travelers Insurance Company to Praedium Bar, LLC, and recorded in the New York County Register's Office on October 11, 1996 in Reel 2380, Page 1854.

     Which Second Mortgage and notes secured thereby, was further assigned by Praedium by Assignment of Mortgage, dated August 20, 1997, to SL Green Operating Partnership, L.P., to be recorded in the New York County Register's Office.

17 Battery Place Mortgages
--------------------------

1. Mortgage made by 17 Battery Place North Associates II to Connecticut Mutual Life Insurance Company in the amount of $6,500,000, dated as of June 9, 1986 and recorded on June 10, 1986 in the New York County Register's Office in Reel 1074, Page 514, upon which mortgage tax in the amount of $146,250 was paid and the note secured thereby ("17 Mortgage 1");

     d. 17 Mortgage 1 was assigned pursuant to an Assignment of Mortgage, dated March 21, 1996, given by Massachusetts Mutual Life Insurance Company, successor by merger to Connecticut Mutual Life Insurance Company to CS First Boston Mortgage Capital Corp. and recorded in the New York County Register's Office on March 27, 1996, in Reel 2307, Page 1103.

2. Mortgage made by Downtown Acquisition Partners, L.P. to CS First Boston Mortgage Capital Corp. in the amount of $18,500,000, dated as of March 22, 1996 and recorded on March 27, 1996 in the New York County Register's Office in Reel 2307, Page 1110, upon which mortgage tax in the amount of $508,750 was paid and the note secured thereby ("17 Mortgage 2");

     a. 17 Mortgage 1 and 17 Mortgage 2 were consolidated into a single lien of $25,000,000 by that certain Mortgage Consolidation, Modification, Extension, Assignment of Rents and Security Agreement between Downtown Acquisition Partners, L.P. and CS First Boston Mortgage Capital Corp. dated March 22, 1996 and recorded March 27, 1996 in Reel 2307, Page 1118.

     b. 17 Mortgage 1 and 17 Mortgage 2, as consolidated, were assigned by that certain Assignment of Mortgage by Credit Suisse First Boston Mortgage Capital LLC, successor to CS First Boston Mortgage Capital Corp., to The Chase Manhattan Bank ("Chase"), as trustee under that certain Pool I Pooling and Servicing Agreement dated as of April 25, 1997 and recorded on June 6, 1997 in Reel 2463 Page 793.

     c. 17 Mortgage 1 and 17 Mortgage 2, as consolidated and assigned, were assigned by Chase to SL Green Operating Partnership, L.P. by that certain Assignment of Mortgage dated December 19, 1997.

     d. Partial Release of Mortgage by SL Green Operating Partnership, L.P. to SLG 17 Battery LLC dated as of December 19, 1997

     e. Modification and Splitter Agreement dated as of December 19, 1997 by and between SL Green Operating Partnership, L.P. and 17 Battery Upper Partners LLC, which splits the lien of 17 Mortgage 1 and 17 Mortgage 2, as consolidated and assigned, into (i) a $15,500,000 mortgage (the "1/st/ Split Mortgage") and (ii) a $9,500,000 mortgage (the "2/nd/ Split Mortgage"), which 2/nd/ Split Mortgage was assigned to G 17 Battery Partners LLC by that certain
          Assignment of Mortgage dated as of December 19, 1997 and is subordinate to the 1/st/ Split Mortgage pursuant to that certain Intercreditor and Subordination Agreement dated as of December 19, 1997 between SL Green Operating Partnership, L.P. and G 17 Battery Partners LLC.


                                 SCHEDULE 12

                 Exceptions to Representations and Warranties
                 --------------------------------------------


                                     None


                                 SCHEDULE 13

                            Permitted Investments
                            ---------------------


17 Battery Place Mortgage

17 Battery Place Tenancy-in-Common Interest

The Real Property Assets listed in Schedule 2.


                                 SCHEDULE 14

                                  Guarantors
                                  ----------

                                     None


                                 SCHEDULE 15

                            Management Agreements
                            ---------------------

1.   1414 Avenue of the Americas, 1140 Avenue of the Americas, 70 West 36/th/
     ------------------------------------------------------------------------
Street, 470 Park Avenue South, 29 West 35/th/ Street, 50 West 23/rd/
--------------------------------------------------------------------
Street, 673 First Avenue, 1466 Broadway, 420 Lexington Avenue and 110
---------------------------------------------------------------------
East 42/nd/ Street
------------------

     Management Agreement dated August 20, 1997, as amended, entered into among SL GREEN OPERATING PARTNERSHIP, L.P., NEW GREEN 50W23 REALTY LLC, GREEN 673 REALTY LLC, SLG GRAYBAR LLC and NEW GREEN 1140 REALTY LLC (collectively, "Owner") and SL GREEN MANAGEMENT LLC ("Agent").

2.   36 West 44/th/ Street/35 West 43/rd/ Street (the Bar Building)
     -------------------------------------------

     Management Agreement dated June 20, 1996 entered into by and between THE TRAVELERS INSURANCE COMPANY and SL GREEN MANAGEMENT CORP.

3.   17 Battery Place
     ----------------

     Management and Leasing Agreement dated December 19, 1997 between 17 Battery Upper Partners LLC and SLG 17 Battery Place LLC as tenants-in-common and SL Green Management Corp. and SL Green Leasing, Inc.


                                 SCHEDULE 16

                             Post-Closing Repairs
                             --------------------

                             (see attached pages)

                 (TO BE COMPLETED AFTER DILIGENCE COMPLETED)


                                 SCHEDULE 17

                            Existing Mortgage Debt
                            ----------------------

     All those mortgages, existing as of the date hereof, which encumber all or a portion of 673 First Avenue, 50 West 23/rd/ Street, 470 Park Avenue South or 29 West 35/th/ Street, all located in New York, New York.

                                 SCHEDULE 18

                                Graybar Leases
                                --------------

     Graybar Building Ground Leases:
     ------------------------------

     1. That certain Ground Lease dated July 30, 1925 recorded September 12, 1925 between New York State Realty and Terminal Company, as lessor, and Eastern Offices, Inc., as lessee, recorded in Liber 3496, cp 183, as modified, extended and supplemented and assigned by numerous instruments.

     2.   That  certain  Ground  Lease  dated  December  30,  1957,  recorded
          December 31, 1957 between Webb & Knapp Inc. and Graysler Corporation, as lessors, and Mary J. Finnegan, as lessee, recorded in Liber 5024, cp 430, as modified, extended and supplemented and assigned by numerous instruments.

     3. That certain Operating Lease dated December 30, 1957 recorded December 31, 1957 between Mary Finnegan, as lessor, and Rose Iacovone, as lessee, recorded in Liber 5024, cp 523, as modified, extended and supplemented and assigned by numerous instruments.

     4. That certain Operating Sublease dated June 1, 1964, between Precision Dynamics Corporation, as lessor, and Graybar Building Company, as lessee, recorded in Liber 5293, cp 35, as modified, extended and supplemented and assigned by numerous instruments, the last of which assigns the lessee's interest thereunder to SLG Graybar LLC by instrument dated the date hereof.